Exhibit 10.1

Execution Version

CREDIT AND GUARANTY AGREEMENT

Dated as of February 11, 2025

among

APLD HPC HOLDINGS LLC,
as the Borrower,

each Subsidiary Guarantor party hereto,

SUMITOMO MITSUI BANKING CORPORATION,
as Administrative Agent and Collateral Agent,

and

the Lenders party hereto

SUMITOMO MITSUI BANKING CORPORATION,
as Sole Arranger, Sole Bookrunner, Sole Structuring Bank and Green Loan Coordinator

Credit and Guaranty Agreement

Credit and Guaranty Agreement

Article V
REPRESENTATIONS AND WARRANTIES

5.1	Existence, Qualification and Power	61
5.2	Authorization; No Contravention	61
5.3	Governmental Authorization; Other Consents	62
5.4	Binding Effect	62
5.5	No Material Adverse Effect	62
5.6	Financial Statements and Financial Information; No Material Adverse Effect	62
5.7	Litigation	63
5.8	No Default	63
5.9	Ownership of Property; Liens; Investments	64
5.10	Permits	64
5.11	Environmental Compliance	64
5.12	Insurance	65
5.13	Taxes	65
5.14	ERISA Compliance	65
5.15	No Subsidiaries	66
5.16	Margin Regulations; Investment Company Act	66
5.17	Disclosure; Financial Model	66
5.18	Compliance with Laws	66
5.19	Intellectual Property; Licenses, Etc	67
5.20	Solvency	67
5.21	Collateral	67
5.22	Ownership of Equity Interests	68
5.23	Line of Business	68
5.24	Project Documents; Material Project Contracts; Force Majeure Events	68
5.25	Transactions with Affiliates	69
5.26	Investments	69
5.27	Indebtedness	69
5.28	Labor Relations	69
5.29	Brokerage	69
5.30	Pari Passu	69
5.31	Sanctions	69
5.32	Anti-Corruption Laws and Anti-Money Laundering Laws	70
5.33	[Reserved].	70
5.34	Federal Taxpayer Identification Number	70
5.35	Flood Zone	70
5.36	Beneficial Ownership	70
5.37	ESA	70
5.38	Operations	70

Article VI
AFFIRMATIVE COVENANTS

6.1	Financial Statements	71
6.2	Certificates; Reports; Other Information	72

ii	Credit and Guaranty Agreement

6.3	[Reserved]	73
6.4	[Reserved]	73
6.5	Notices	73
6.6	Taxes	74
6.7	Preservation of Existence, Etc	75
6.8	Maintenance of Properties	75
6.9	Maintenance of Insurance; Flood Insurance	75
6.10	Compliance with Laws	76
6.11	Books and Records	76
6.12	[Reserved]	76
6.13	Permits	76
6.14	Inspection Rights	76
6.15	Use of Proceeds	77
6.16	Compliance with Environmental Laws	77
6.17	Further Assurances	77
6.18	[Reserved]	78
6.19	Material Project Contracts; Force Majeure Events	78
6.20	Pari Passu	78
6.21	[Reserved].	78
6.22	Separateness	78
6.23	Sanctions; Anti-Corruption Laws and Anti-Money Laundering Laws	78
6.24	[Reserved].	78
6.25	Local Operating Account Control Agreement	79
6.26	Taxes on Security	79
6.27	[Reserved]	79
6.28	Payment of Obligations	79
6.29	Project Accounts	79
6.30	Utilities	79
6.31	Refinancing	79
6.32	Insurance Consultant Report	80
6.33	Construction Contracts and Consents	80

Article VII
NEGATIVE COVENANTS

7.1	Liens	80
7.2	Indebtedness	81
7.3	Investments	82
7.4	Fundamental Changes	83
7.5	Dispositions	83
7.6	Restricted Payments	84
7.7	Modifications of Material Project Contracts, Etc	84
7.8	Excluded Accounts	85
7.9	Hedge Agreements	85
7.10	Bank Accounts	85
7.11	Equity Issuances	85
7.12	Fiscal Year; Tax Status	85

iii	Credit and Guaranty Agreement

7.13	Change in Nature of Business	86
7.14	Subsidiaries; Joint Ventures	86
7.15	Transactions with Affiliates	86
7.16	Negative Pledge	86
7.17	Use of Proceeds	86
7.18	Capital Expenditures	87
7.19	Sanctions	87
7.20	Anti-Corruption Laws; Anti-Money Laundering Laws	87
7.21	Zoning	87
7.22	Information Regarding Collateral	87

Article VIII
EVENTS OF DEFAULT AND REMEDIES

8.1	Events of Default	88
8.2	Remedies upon Event of Default	92
8.3	Application of Funds	93

Article IX
ADMINISTRATIVE AGENT

9.1	Appointment and Authority	93
9.2	Rights as a Lender	93
9.3	Exculpatory Provisions	94
9.4	Reliance by Administrative Agent	97
9.5	Delegation of Duties	97
9.6	Resignation and Removal of Administrative Agent	97
9.7	Non-Reliance	99
9.8	No Other Duties, Etc	99
9.9	Administrative Agent May File Proofs of Claim; Credit Bidding	99
9.10	Erroneous Payments	100
9.11	Certain ERISA Matters	103

Article X
MISCELLANEOUS

10.1	Amendments, Etc	105
10.2	Notices; Effectiveness; Electronic Communications	107
10.3	No Waiver; Cumulative Remedies; Enforcement	108
10.4	Expenses; Indemnity; Damage Waiver	109
10.5	Payments Set Aside	111
10.6	Successors and Assigns	112
10.7	Treatment of Certain Information; Confidentiality	116
10.8	Right of Setoff	117
10.9	Interest Rate Limitation	118
10.10	Counterparts; Integration; Effectiveness	118
10.11	Survival of Representations and Warranties	118

iv	Credit and Guaranty Agreement

10.12	Severability	118
10.13	Replacement of Lenders	119
10.14	Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial	119
10.15	Entire Agreement	120
10.16	No Third-Party Beneficiaries	120
10.17	No Advisory or Fiduciary Responsibility	120
10.18	USA PATRIOT Act; Beneficial Ownership Regulation	121
10.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	121
10.20	Non-Recourse	122
10.21	Acknowledgment Regarding any Supported QFCs	122
10.22	Release of Liens	123
10.23	Green Loan Provisions	123

Article XI
CONTINUING gUARANTY

11.1	Guaranty	123
11.2	Rights of Lenders	123
11.3	Certain Waivers	124
11.4	Obligations Independent	124
11.5	Subrogation	124
11.6	Termination; Reinstatement	124
11.7	Subordination	125
11.8	Stay of Acceleration	125
11.9	Condition of Borrower	125

SCHEDULES

2.1	Commitments and Applicable Percentages
5.2	Disclosed Contravention
5.3	Required Consent
5.9(a)	Existing Liens
5.9(b)	Owned Real Property
5.9(c)(i)	Leased Real Property (Lessee)
5.9(c)(ii)	Leased Real Property (Lessor)
5.10	Applicable Permits
5.21	Financing Statements
5.24	Project Documents
5.25	Transactions with Affiliates
5.34	Federal Taxpayer Identification Number
6.9	Insurance Policies
10.2	Administrative Agent’s Office, Certain Addresses for Notices
10.23	Green Loan Provisions

v	Credit and Guaranty Agreement

EXHIBITS

A	Form of Committed Loan Notice
B	Form of Term Note
C	[Reserved]
D-1	Form of Assignment and Assumption
D-2	Form of Administrative Questionnaire
E	Form of Mortgage
F-1	Form of Opinion – New York and Delaware Counsel to Borrower Parties
F-2	Form of Opinion – North Dakota Counsel to Borrower Parties
F-3	Form of Opinion – Nevada Counsel to Borrower Parties
G	Form of Borrower’s Closing Certificate
H	Form of Solvency Certificate
I	Form of Subordination and Pledge Agreement

vi	Credit and Guaranty Agreement

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT (“Agreement”) is entered into as of February 11, 2025 among APLD HPC HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), each Subsidiary Guarantor from time to time party hereto, each Lender from time to time party hereto, and SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent and as Collateral Agent.

PRELIMINARY STATEMENTS:

The Borrower, through the Subsidiary Guarantors (all wholly owned Subsidiaries of the Borrower), intends to design, develop, engineer, construct, equip, test, complete and maintain data center buildings located in Ellendale, North Dakota.

In order to finance certain amounts relating to the Project (as defined below), the Borrower has requested that the Lenders provide a term loan facility, and the Lenders have indicated their willingness to lend, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I
DEFINITIONS AND ACCOUNTING TERMS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Material Project Contract” means (a) any Lease; and (b) any other agreement (or series of related agreements) entered into by, or assigned to, the Borrower or any other Loan Party subsequent to the Closing Date (i) pursuant to which one or more Loan Parties have payment obligations in excess of $5,000,000 in the aggregate; (ii) which has a term of more than one (1) year and pursuant to which one or more Loan Parties have payment obligations within any twelve-month period that exceed $2,500,000; or (iii) the termination of which would reasonably be expected to have a Material Adverse Effect, but excluding in any case (i) any insurance policies; (ii) any Permits; and (iii) any agreements, documents and instruments (A) providing for, governing or evidencing any Permitted Indebtedness and any related Permitted Lien for such Permitted Indebtedness or (B) entered into to consummate any Permitted Investments.

“Administrative Agent” means Sumitomo Mitsui Banking Corporation, in its capacity as administrative agent under any of the Loan Documents, together with its successors and permitted assigns in such capacity.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.2, or such other address or account in the United States as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.

Credit and Guaranty Agreement

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Party” has the meaning assigned to such term in Section 8.1(f)(i).

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that, for the purposes of the definition of Change of Control (including within the defined term “MAM Entities”), an “Affiliate” of any MAM Entity shall include Macquarie Group Limited and any of its direct and indirect subsidiaries, and the funds, accounts, investment vehicles or other similar type vehicles managed, sponsored or advised thereby, including investors therein; provided, further, that, for the purposes of this Agreement other than for the purposes of Section 7.15, Loan Parties shall not be considered an “Affiliate” of any MAM Entity or any portfolio company of any MAM Entity.

“Agent Parties” has the meaning assigned to such term in Section 10.2(c).

“Agents” means the Administrative Agent and the Collateral Agent.

“Aggregate Commitments” means the Commitments of all of the Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any other law or regulation related to the prevention of bribery or corruption in the jurisdictions in which any Borrower Party is incorporated or otherwise subject to jurisdiction.

“Anti-Money Laundering Laws” means any Law pertaining to the prohibition or prevention of money laundering, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), as amended (including pursuant to the USA PATRIOT Act) and any similar law or regulation related to the prevention of money laundering or terrorism financing.

“Applicable Margin” means, (a) from the Closing Date until the six (6)-month anniversary of the Closing Date, 3.50% per annum for SOFR Loans and 2.50% per annum for Base Rate Loans; (b) at all times thereafter until the one (1) year anniversary of the Closing Date, 4.50% per annum for SOFR Loans and 3.50% per annum for Base Rate Loans; and (c) at all times after the one (1) year anniversary of the Closing Date, 5.50% per annum for SOFR Loans and 4.50% per annum for Base Rate Loans.

“Applicable Percentage” means with respect to any Lender, the percentage of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.13. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

2	Credit and Guaranty Agreement

“Applicable Permit” means, as of any date of determination, any material Permit that is required under applicable Law to have been obtained and maintained or provided by or on behalf of any Loan Party at such time to own or lease its assets and to conduct and carry on its business in light of the then current stage of development, construction or operation of any Building or to perform its obligations under the Transaction Documents to which it is a party.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender, in each case, which is not a Competitor or a Vulture Fund.

“Arranger” means (a) Sumitomo Mitsui Banking Corporation, in its capacity as sole arranger, sole bookrunner and sole structuring bank; and (b) Sumitomo Mitsui Banking Corporation in its capacity as Green Loan Coordinator.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.6(a)), and accepted by the Administrative Agent, in substantially the form of Exhibit D-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease; and (c) all Synthetic Debt of such Person.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the full utilization of the Commitments; (b) the date of termination of the commitments of the Lenders to make Loans pursuant to Section 8.2; and (c) the Maturity Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” (or similar or analogous definition) pursuant to Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

3	Credit and Guaranty Agreement

“Base Rate” means, as of any date of determination, the Base Rate Index Rate plus the Applicable Margin.

“Base Rate Index Rate” means for any day a fluctuating rate per annum equal to the annual rate of interest published in The Wall Street Journal from time to time (or, if not published on any date of determination, last published prior to such date of determination) as the “Prime Rate” for the U.S. on the related determination date. If The Wall Street Journal ceases to publish the “Prime Rate,” the Administrative Agent shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Administrative Agent shall select a comparable interest rate index. Notwithstanding the foregoing, in no event shall the Base Rate Index Rate be less than zero percent.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, Daily Simple SOFR; provided that if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time; and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents (other than the Hedge Agreements).

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body; or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent (after consultation with the Borrower), which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

4	Credit and Guaranty Agreement

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

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(c) a public statement or publication of information by or on behalf of the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date; and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document (other than the Hedge Agreements) in accordance with Section 2.14; and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document (other than the Hedge Agreements) in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA; (b) a “plan” as defined in and subject to Section 4975 of the Code; or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” means materials and/or information provided by (or on behalf of) the Borrower or any Affiliate of the Borrower hereunder.

“Borrower Party” means each of the Loan Parties, the Parent Guarantor and the Pledgor.

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“Borrower Threshold Amount” means one million Dollars ($1,000,000).

“Borrowing” has the meaning assigned to such term in Section 2.2(a).

“Building” means any data center building constructed or to be constructed on the Mortgaged Property.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York; provided, however, that, when used in connection with a SOFR Loan, the term “Business Day” shall also exclude any day which is not a U.S. Government Securities Business Day.

“Capital Expenditures” means expenditures made by (or on behalf of) the Borrower to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) computed in accordance with GAAP (other than (a) such expenditures paid out of Loss Proceeds (as defined in the CASDA) in accordance with the Loan Documents; (b) purchase of property acquired with proceeds from Dispositions permitted by the Loan Documents; (c) payments under Capitalized Leases permitted under the Loan Documents; (d) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent of any credit granted by the seller of such equipment for the equipment being traded in at such time; and (e) Project Costs).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as financing leases.

“CASDA” means the Collateral Agency, Security and Depositary Agreement, dated as of the date hereof, among the Loan Parties, the Administrative Agent, the Collateral Agent and the Depositary.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by any Loan Party free and clear of all Liens (other than Liens created under the Security Documents and other Liens permitted hereunder):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than three hundred sixty (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof;

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(c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and

(d) Investments, classified in accordance with GAAP as current assets of any Loan Party, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Century” shall mean Century Builders, a North Dakota limited liability company.

“Century Contract” has the meaning given in clause (b) of the definition of “Construction Contract”.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following:

(a) the Sponsor and/or the MAM Entities shall fail to (i) own, directly or indirectly, beneficially and of record, Equity Interests in the Borrower representing 100% on a fully diluted basis of the aggregate equity value represented by the issued and outstanding Equity Interests of the Borrower; or (ii) have the power to, directly or indirectly, appoint, remove or replace a majority of the board of directors (or similar governing body) of the Borrower or to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of the Borrower; or

8	Credit and Guaranty Agreement

(b) the Borrower, or after any Disposition pursuant to Section 7.5(f) or formation of an Intended TRS under Section 7.14, the Sponsor and/or the MAM Entities, shall fail to (i) own, directly or indirectly, beneficially and of record, Equity Interests in any Subsidiary Guarantor representing 100% on a fully diluted basis of the aggregate equity value represented by the issued and outstanding Equity Interests of such Subsidiary Guarantor; or (ii) have the power to, directly or indirectly, appoint, remove or replace a majority of the board of directors (or similar governing body) of any Subsidiary Guarantor or to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of any Subsidiary Guarantor.

“Closing Date” means the first date all the conditions precedent in Section 4.1 are satisfied or waived in accordance with Section 10.1.

“Closing Date Certificate” means a certificate signed by a Responsible Officer of the Borrower in substantially the form of Exhibit G.

“Closing Date Financial Model” has the meaning assigned to such term in Section 4.1(d).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” and “Mortgaged Property” or other similar term referred to in the Security Documents and all of the other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means Sumitomo Mitsui Banking Corporation, in its capacity as collateral agent for the Secured Parties under any of the Loan Documents, together with its successors in such capacity.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.1(a) in an aggregate principal amount at any one time outstanding not to exceed the amount (if any) set forth opposite such Lender’s name on Schedule 2.1 under the caption “Commitment” or opposite such caption in the Assignment and Assumption (if any) pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Commitments on the date hereof is $375,000,000.

“Committed Loan Notice” means a notice of (a) the Borrowing; (b) a conversion of Loans from one Type to the other; or (c) a continuation of a Type of Loan, pursuant to Section 2.2(b), in each case, which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Committed Loan Notice Back-Up Certificate” has the meaning assigned to such term in Section 4.1(m).

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“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Competitor” means any direct competitor of the Sponsor or any of its Subsidiaries (other than the Borrower) that is primarily engaged in the business of owning, developing or operating commercial data centers in the ordinary course; provided that Affiliates of such competitors that are regularly engaged in the business of lending, including Affiliates of such competitors who regularly make, acquire or purchase debt securities, shall not be “Competitors.”

“Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” or any similar or analogous definition (or the addition of a concept of “interest period”) timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of the provisions of Section 3.2, Section 3.3 and Section 3.4 and other technical, and other administrative matters) that after consultation with the Borrower the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent (after consultation with the Borrower) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Construction Contract” means the McGough Contract and Century Contract, individually and collectively, including (a) the American Institute of Architects Document A133 – 2019, Standard Form of Agreement (where the basis of payment is the cost of the work plus a fee with a guaranteed maximum price (the “GMP”)) (the “McGough Contract”), dated January 26, 2024, by and between the Parent Guarantor and McGough for the ELN-02 data center project, as amended by that certain amendment to the McGough Contract between the Parent Guarantor and McGough, dated March 25, 2024, and that certain second amendment to the McGough Contract between the Parent Guarantor and McGough, dated July 31, 2024, and as supplemented by that certain American Institute of Architects Document A201 – 2017, General Conditions of the Contract for Construction, that certain Exhibit A GMP amendment, dated February 16, 2024, that certain Exhibit A GMP amendment #2, dated March 25, 2024, that certain Exhibit A GMP Amendment #3, dated April 11, 2024, that certain Exhibit A GMP amendment #4, dated May 6, 2024, that certain Exhibit A GMP amendment #5, dated August 1, 2024, and that certain Exhibit A GMP amendment #6, dated August 22, 2024, and that certain Exhibit A Guaranteed Price Amendment GMP Amendment #7, dated November 5 2024; and (b) the American Institute of Architects Document A133 – 2019, Standard Form of Agreement (where the basis of payment is the cost of the work plus a fee with a guaranteed maximum price) (the “Century Contract”), dated November 10, 2023, by and between the Parent Guarantor and Century for the ELN-02 project, as supplemented by that certain American Institute of Architects Documents A201 – 2017, General Conditions of the Contract for Construction.

10	Credit and Guaranty Agreement

“Construction Contractor” shall mean Century and McGough, individually and collectively.

“Construction Contractor Consents” means (a) the Direct Agreement by and among the Borrower (as assignee of the Parent Guarantor), McGough and the Collateral Agent in respect of the McGough Contract; and (b) the Direct Agreement by and among the Borrower (as assignee of the Parent Guarantor), Century and the Collateral Agent in respect of the Century Contract, in each case in form and substance reasonably satisfactory to the Required Lenders.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” has the meaning assigned to such term in the CASDA.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Covered Party” has the meaning assigned to such term in Section 10.21(a).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

11	Credit and Guaranty Agreement

“Debt Fund Affiliate” means any Affiliate of the Sponsor (other than a natural person) that is a bona fide debt fund or investment vehicle that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course, in each case, with respect to which the Persons making investment decisions for such applicable Affiliate are not primarily engaged in the making, acquiring or holding of equity investments by the Borrower, the Sponsor, the Parent Guarantor or any Affiliate thereof.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate (per annum) equal to (a) the Base Rate plus (b) the Applicable Margin applicable to Base Rate Loans plus (c) 2% per annum; provided that with respect to a SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including the Applicable Margin) otherwise applicable to such Loan plus 2% per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding such Loans (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent, in writing that it does not intend to comply with its obligations to make a Loan hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to make a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective obligations to make Loans hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had publicly appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (y) if such Lender or its direct or indirect parent company is solvent, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed, in each case, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each Lender promptly following such determination.

12	Credit and Guaranty Agreement

“Depositary” means Sumitomo Mitsui Banking Corporation, in its capacity as depositary agent, bank and securities intermediary under the CASDA, together with its successors and permitted assigns in such capacity.

“Designated Jurisdiction” means any country or territory that is the target of comprehensive Sanctions (as of the date hereof, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Institution” shall mean, on any date, (a) any Person designated by Borrower as a “Disqualified Institution” by written notice delivered to Administrative Agent on or prior to the date hereof, (b) any Person located, organized or residing in Russia; (c) any Competitor or Vulture Fund; (d) any Restricted Party (as defined in the Lease); and/or (e) Affiliates of those Persons set forth in the foregoing clauses (a) through (d) to the extent such Affiliates are clearly identifiable on the basis of such Affiliates’ names or designated in writing by the Borrower to the Administrative Agent from time to time; provided that (x) no such designation shall apply retroactively to disqualify any Person that has acquired on assignment or participation interest in any Loans prior to such designation and (y) “Disqualified Institutions” shall exclude any Person that Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to Administrative Agent from time to time; provided further that the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to any Disqualified Institution. Without limiting the generality of the foregoing, the Administrative Agent shall not be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information, to any Disqualified Institution.

“Dollar”, “$” and “US$” mean lawful money of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition; or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

13	Credit and Guaranty Agreement

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electric Services Agreement” means (a) the High Density Contracted Demand Response Electric Service Agreement, dated as of September 25, 2023, by and between APLD ELN-02 and Montana-Dakota Utilities Co., as amended by that certain Amendment No. 1 to High Density Contracted Demand Response Electric Service Agreement, dated as of July 2024, and that certain Amendment No. 2 to High Density Contracted Demand Response Electric Service Agreement, dated as of August 21, 2024, by and between APLD ELN-02 and Montana-Dakota Utilities Co.; (b) the Substation Buildout Letter Agreement, dated as of January 19, 2024, by and between APLD ELN-02 and Montana-Dakota Utilities Co.; (c) the Amended and Restated Substation Buildout Letter Agreement, dated as of November 4, 2024, by and between APLD ELN-02 LLC and Montana-Dakota Utilities Co.; and (d) the Conditions Precedent Deadline Extension Letter Agreement, dated as of March 21, 2024, by and between APLD ELN-02 and Montana-Dakota Utilities Co.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.6(b)(ii) and (iii) (subject to such consents, if any, as may be required under Section 10.6(b)(ii)).

“Emergency” means an unforeseeable event or circumstance that poses (in the Borrower’s good faith judgment) actual or imminent and material risk of (a) physical injury to any Person or (b) material financial loss in respect of, or physical damage to, any Building, any Mortgaged Property or any property of any third Person.

“Environment” means ambient air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Claim” means, with respect to any Person, any written notice, claim, administrative, regulatory, or judicial action, suit, judgment or demand alleging or asserting any Environmental Liability of such Person in connection with the Project.

“Environmental Laws” means any and all applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules or decrees relating to pollution or the protection of the Environment or human health (with respect to human health, solely to the extent related to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threatened Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment, disposal, Release or threatened Release of or exposure to, any Hazardous Materials or (c) any written contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

14	Credit and Guaranty Agreement

“Environmental Permit” means any Permit of the Borrower or any Subsidiary Guarantor required under applicable Environmental Law.

“Environmental Site Assessment” means that certain Phase I Environmental Site Assessment dated June 14, 2024, prepared for the Sponsor by American Engineering Testing, relating to property located West of 87th Avenue SE North of 97.5 Street SE, Ellendale, North Dakota 58436.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430 and 432 of the Code or Sections 303 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA with respect to any Pension Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; or (i) a failure by any Loan Party or any ERISA Affiliate to satisfy the minimum funding requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by any Loan Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan that would result in the imposition of an encumbrance.

15	Credit and Guaranty Agreement

“Erroneous Payment” has the meaning specified in Section 9.10(a).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.10(d)(i).

“Erroneous Payment Impacted Class” has the meaning specified in Section 9.10(d)(i).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.10(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 9.10(e).

“Escrow Letter” means the escrow instruction letter, dated on or about the Closing Date, by and between the Title Company and the Administrative Agent (or its designee).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.1.

“Event of Eminent Domain” means any action (or series of related actions) by any Governmental Authority (a) by which such Governmental Authority appropriates, confiscates, condemns, expropriates, nationalizes, seizes or otherwise takes all or any material portion (or, with respect to Section 8.1(m) only, all or substantially all) of any Building or the Project or (b) by which such Governmental Authority assumes custody or control of all or any material portion (or, with respect to Section 8.1(m) only, all or substantially all) of any Building or the Project or business operations of the Borrower or any Equity Interests in the Borrower held by the Pledgor, in each case, that is reasonably anticipated to last for more than thirty (30) consecutive days.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender under any Loan Document pursuant to a law in effect on the date on which (i) such Lender acquires such interest in a Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.1(a)(ii) or 3.1(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1(e), and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Facility” means the term loan facility established for the Borrower in accordance with Section 2.1(a).

16	Credit and Guaranty Agreement

“Facility Exposure” means, at any time, (a) during the Availability Period, the sum of (i) the aggregate amount of the Commitments at such time; and (ii) the aggregate principal amount of the Loans of all Lenders outstanding at such time; and (b) thereafter, the aggregate principal amount of the Loans of all Lenders outstanding at such time.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the Fee Letter, dated as of the date of this Agreement, between the Borrower and Sumitomo Mitsui Banking Corporation, as the Administrative Agent.

“Fees” means the fees payable pursuant to the Fee Letter or Section 2.8.

“FEMA” means the Federal Emergency Management Agency.

“Financial Model” means the Closing Date Financial Model.

“Financing Costs” means interest, Fees, all other costs, charges and expenses associated with this Agreement, any Hedge Agreement or any other Loan Document including any applicable Fees payable to any Secured Party, hedging costs (if any), legal and consultant fees and expenses, financial advisory fees, management and agency fees, Taxes and other out-of-pocket expenses payable by or on behalf of the Borrower or any Loan Party under or in connection with the Loan Documents; provided that, for the avoidance of doubt, Financing Costs shall not include payments of principal amount of any Loans (scheduled or otherwise) under the Loan Documents or any termination payments paid under any Hedge Agreements.

“Fiscal Year” means, in respect of the Borrower, the period commencing each year on January 1 and ending on December 31.

“Flood Hazard Determination” means a “Life-of-Loan” FEMA Standard Flood Hazard Determination obtained by the Administrative Agent (acting at the direction of the Required Lenders).

17	Credit and Guaranty Agreement

“Flood Hazard Property” means any Mortgaged Property (or any portion thereof) that on the relevant date of determination includes a Structure and, as shown on a Flood Hazard Determination, such Structure is located in a Special Flood Hazard Area.

“Flood Insurance” means (a) federally-backed flood insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program or (b) to the extent permitted by the Flood Laws, a private flood insurance policy from a financially sound and reputable insurance company that is not an Affiliate of the Borrower.

“Flood Insurance Documents” means (a) evidence as to whether any Mortgaged Property (or any portion thereof) is a Flood Hazard Property pursuant to a Flood Hazard Determination, and (b) if any Mortgaged Property (or any portion thereof) is a Flood Hazard Property, (i) evidence as to whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (ii) the Borrower’s written acknowledgment of receipt of written notification from the Administrative Agent (acting at the direction of the Required Lenders) as to the fact that such Mortgaged Property (or any portion thereof) is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) copies of the application by the Loan Party that is the owner of such Mortgaged Property for a Flood Insurance policy plus proof of premium payment, a declaration page confirming that Flood Insurance has been issued, or such other evidence of Flood Insurance, in an amount equal to at least the amount required by the Flood Laws and naming the Collateral Agent as sole loss payee and mortgagee on behalf of the Secured Parties, and otherwise including terms satisfactory to the Required Lenders.

“Flood Laws” means the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, and as the same may be further amended, modified or supplemented, and including the regulations issued thereunder.

“Flood Redesignation” means the designation of any Mortgaged Property as a Flood Hazard Property where such property was not a Flood Hazard Property previous to such designation.

“Floor” means a rate of interest equal to zero percent (0.00%).

“Force Majeure Event” means an event of force majeure as defined in or contemplated by any relevant Material Project Contract or as otherwise determined by applicable Law.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

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“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Good Industry Practices” means those practices, methods, equipment, specifications and standards of safety and performance, that in the exercise of reasonable judgment in light of the facts known at the time an applicable decision was made, would reasonably have been expected to accomplish the desired result consistent with good business practices commonly followed by the data center industry in the United States. “Good Industry Practices” as defined herein does not necessarily mean one particular practice, method, equipment specification or standard in all cases, but is instead intended to encompass a broad range of commonly followed practices, methods, equipment, specifications and standards.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Green Loan Coordinator” means Sumitomo Mitsui Banking Corporation.

“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include guarantees consisting of endorsement for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

19	Credit and Guaranty Agreement

“Guarantor Threshold Amount” means twenty-five million Dollars ($25,000,000).

“Guaranty” means the guaranty by the Subsidiary Guarantors pursuant to Article XI in favor of the Collateral Agent, for the benefit of the Secured Parties.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes, per- and poly-fluoroalkyl substances, volatile and semi-volatile organic compounds, and all other hazardous and toxic substances, wastes, chemicals, pollutants, contaminants or compounds regulated pursuant to any Environmental Law.

“Hedge Agreement” means any interest rate protection agreement (including any swap, cap, floor, collar, option, or swaption agreement or similar arrangement) entered into (including by way of amendment, assignment, transfer, novation or conversion).

“Indebtedness” means, as to any Person at a particular time, without duplication:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business that are (i) not past due for more than ninety (90) days after the date on which such trade account was created or (ii) being contested in good faith by appropriate dispute resolution or other proceedings diligently conducted and for which reasonable reserves have been provided in accordance with GAAP);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person;

(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person; and

(h) all Guarantees of such Person in respect of any of the foregoing.

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For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or an owner in such joint venture to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, unless such Indebtedness is expressly made non-recourse to such Person.

The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value described in clause (a) of the definition thereof as of such date.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.4(b).

“Information” has the meaning specified in Section 10.7.

“Insurance Consultant” means INTECH Risk Management GmbH or another nationally recognized insurance consultant selected by the Administrative Agent and, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.

“Insurance Consultant Report” means that certain Lenders Insurance Advisor Report prepared by the Insurance Consultant.

“Intended TRS” has the meaning specified in Section 7.14.

“Interest Payment Date” means, (a) each Monthly Date and (b) the Maturity Date.

“Interest Period” means with respect to the Borrowing, the period commencing on the date of the Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter (subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of the Borrowing initially shall be the date on which the Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of the Borrowing.

“Interest Reserve Account” has the meaning assigned to such term in the CASDA.

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“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit of, or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.19.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, with respect to a Person and/or its properties, all applicable international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of any Governmental Authority.

“Lease” means any lease or colocation or similar agreement entered into by any Loan Party for the lease of, the provision of services or availability of power capacity at, any Building.

“Lender” means each Person party to this Agreement as a “Lender” and listed on Schedule 2.1 with a Commitment and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to have a Commitment or any Loans hereunder pursuant to an Assignment and Assumption.

“Lender Parties” means the Lenders and the Agents.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate; provided that, in accordance with Section 3.6, no change in such office shall allow a Lender to request compensation under Section 3.4 or require the Borrower to pay any Indemnified Taxes or additional amounts to such Lender or any Governmental Authority for the account of such Lender pursuant to Section 3.1 as a result of a change of Lending Office. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

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“Loan” means a term loan made by any Lender hereunder.

“Loan Documents” means, collectively, (a) this Agreement; (b) each Note (if any); (c) the Security Documents; (d) the Fee Letter; (e) the Parent Guarantee; (f) the Escrow Letter; (g) without duplication, any letter of credit, Guarantee or other credit support provided in favor of any Agent pursuant to any agreement referred to in this definition; and (h) any other document agreed as such by the Required Lenders and the Borrower.

“Loan Parties” means, collectively, the Borrower and each Subsidiary Guarantor, and “Loan Party” means any one of the foregoing.

“Local Operating Account” has the meaning assigned to such term in the CASDA.

“Loss Event” has the meaning assigned to such term in the CASDA.

“MAM Entities” shall mean MIP VI HPC Holdings, LLC, a Delaware limited liability company, or any Affiliate thereof.

“Material Adverse Effect” means a material adverse change in, or a material adverse effect upon, (a) the operations, business, properties, liabilities (actual or contingent) or financial condition of (i) the Parent Guarantor and its Subsidiaries (taken as a whole) or (ii) the Loan Parties (taken as a whole) or the Project; (b) the ability of (i) any Loan Party to perform (A) its payment or other material obligations under any Loan Document to which it is a party or (B) its payment or other material obligations under any Material Project Contract to which it is a party; (ii) the Parent Guarantor to perform its payment or other material obligations under the Parent Guarantee; (c) the legality, validity, binding effect or enforceability against any Borrower Party of any Loan Document to which it is a party; or (d) the rights and remedies available to, or conferred upon, any Lender Party under any Loan Document.

“Material Project Contracts” means (a) any Lease; (b) the Construction Contracts; (c) the Electric Services Agreements; (d) each Additional Material Project Contract; (e) any other document that the Required Lenders and the Borrower agree shall be a Material Project Contract; and (f) any other guarantee or any bond delivered by any Person in respect of the obligations of any party to the foregoing.

“Material Project Counterparty” means any party (other than the Loan Parties or their Affiliates) to a Material Project Contract (other than any issuer of a bond).

“Maturity Date” means the date that is eighteen (18) months after the date of this Agreement; provided that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning assigned to such term in Section 10.9.

“McGough” means McGough Construction Co., LLC, a Minnesota limited liability company.

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“Monthly Date” means the first (1st) day of each month of each year; provided that, if such date is not a Business Day, the Monthly Date for such month shall be the next succeeding Business Day.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” has the meaning specified in Section 4.1(a)(ix).

“Mortgage Policy” has the meaning specified in Section 4.1(a)(ix)(B).

“Mortgaged Property” has the meaning assigned to such term in the Mortgage.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“National Flood Insurance Program” means the program created pursuant to the Flood Laws.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.1; and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Parties” has the meaning specified in Section 10.20.

“Note” means a promissory note made by the Borrower in favor of a Lender, evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

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“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document (other than any Hedge Agreement), or sold or assigned an interest in any Loan or Loan Document (other than any Hedge Agreement)).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6(b)).

“Outstanding Amount” means, as of any date, the aggregate outstanding principal amount of the Loans on such date after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Parent Guarantor” means Applied Digital Corporation, a Nevada corporation.

“Parent Guarantee” means the Parent Guarantee, dated as of the date hereof, by and among the Borrower, the Parent Guarantor and the Collateral Agent.

“Participant” has the meaning specified in Section 10.6(d).

“Participant Register” has the meaning specified in Section 10.6(d).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (signed into law on October 26, 2001).

“Payment Recipient” has the meaning specified in Section 9.10(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

25	Credit and Guaranty Agreement

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Sections 412 and 430 of the Code and Section 302 of ERISA.

“Pension Plan” means any employee pension benefit plan (other than a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permit” means any authorization, consent, license, approval, permit, registration, certification, identification number, exemption, or similar right of, to or by, or any filing, qualification or registration with, any Governmental Authority that is required under applicable Law in connection with the Project.

“Permitted Capital Expenditures” has the meaning assigned to such term in Section 7.18.

“Permitted Encumbrances” means Liens of the type described in clauses (a), (b), (c) and (f) of Section 7.1 and such Liens as identified on each Mortgage Policy applicable to the relevant property related to such Mortgage Policy and acceptable to the Required Lenders.

“Permitted Indebtedness” has the meaning assigned to such term in Section 7.2.

“Permitted Investments” has the meaning assigned to such term in Section 7.3.

“Permitted Lien” has the meaning assigned to such term in Section 7.1.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees (other than a Multiemployer Plan).

“Platform” means the virtual document data room of the Borrower hosted by Intralinks, Debtdomain, SyndTrak, Firmex or such other data room designated by the Borrower which is reasonably acceptable to the Administrative Agent and to which the Administrative Agent and the Lenders have been granted access.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof, by and among the Pledgor, the Borrower and the Collateral Agent, with respect to the Pledgor’s Equity Interests in the Borrower.

“Pledged Collateral” means the “Pledged Collateral” under and as defined in the Pledge Agreement.

“Pledgor” means APLD HPC TopCo LLC, a Delaware limited liability company.

26	Credit and Guaranty Agreement

“Promissory Note” has the meaning assigned to such term in Section 4.1(c)(i).

“Project” means the design, development, engineering, construction, equipping, testing, completion, operation and maintenance of one (1) or more data center buildings and related buildings, ancillary facilities and infrastructure by the Loan Parties, including pursuant to the Construction Contract.

“Project Accounts” has the meaning assigned to such term in the CASDA.

“Project Costs” means, without duplication, all costs, fees, Taxes and expenses incurred or payable by the Loan Parties in connection with the ownership, development, design, permitting, engineering, procurement, construction and completion of the Project, including the costs incurred in connection with development, design, permitting, engineering, procurement, construction, equipping, assembly, inspection and financing of the Project and Financing Costs and other fees payable to the Secured Parties, other finance costs (including upfront fees) incurred and payable by the Loan Parties in connection with the Project; provided that in no event shall Project Costs include (i) funding of the Interest Reserve Account, (ii) the fees, if any, payable by the Borrower to any Affiliate that is not a Loan Party and (iii) any Financing Costs or other costs and fees related to the financing of the Project incurred or payable by the Loan Parties.

“Project Documents” means, individually or collectively, as the context may require, the following: (a) each Material Project Contract; and (b) any other contract or agreement to which any Loan Party is a party from time to time in relation to the development, construction, operation and maintenance of the Project (other than a Loan Document).

“Property Appraisal” means that certain Appraisal Report, dated August 28, 2024, prepared by the Property Appraiser.

“Property Appraiser” means CBRE, Inc. (or an affiliate thereof), or another nationally recognized property appraiser selected by the Administrative Agent and, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.

“Property Management Agreement” means that certain Property Management Agreement, by and between the Borrower and the Property Manager, in form and substance reasonably acceptable to the Required Lenders.

“Property Manager” means Anthony Ehlers or another property manager reasonably acceptable to the Required Lenders.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 10.21.

27	Credit and Guaranty Agreement

“Recipient” means any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under the other Loan Documents (other than any Hedge Agreement).

“Register” has the meaning specified in Section 10.6(c).

“REIT” means “real estate investment trust”, as that term is defined in Section 856 of the Code.

“REIT Distributions” means, if and from the date (if any) on which the Borrower or the Sponsor has become and remains a REIT and has issued and maintains outstanding preferred membership units in accordance with this Agreement, distributions by the Borrower to any entity that owns preferred units of the Borrower or which are otherwise required to (a) enable the Borrower to maintain its status as a REIT and (b) avoid the Borrower incurring U.S. federal income and excise taxes as the result of losing its REIT status; provided that the aggregate amount of such REIT Distributions made by the Borrower during any Fiscal Year of the Borrower shall not exceed $50,000.

“REIT Provisions” means Sections 856 through 860 of the Code and the Treasury Regulations thereunder, and any other provisions of the Code or regulations promulgated by the IRS or the Department of Treasury under the Code, that include any requirement necessary for the Borrower (or its parent company) to qualify for federal income taxation as a REIT.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, managers, administrators, agents, trustees, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching of Hazardous Materials into the Environment, or into, from or through any building, structure or facility; and “Released” has a meaning correlative thereto.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Removal Effective Date” has the meaning assigned to such term in Section 9.6(b).

“Replacement Project Contract” means, with respect to any Material Project Contract (other than the Lease), any contract or agreement relating to the Project entered into by any Loan Party, subsequent to the date hereof, in replacement of such Material Project Contract that (a) is (i) on customary, commercially reasonable terms that, when taken as a whole, are no less favorable to the Borrower in any material respect than those of the Material Project Contract being replaced, or (ii) otherwise reasonably acceptable to the Required Lenders; and (b) is entered into with a counterparty that is reasonably comparable in experience (or more experienced) in the relevant industry to the applicable counterparty to the Material Project Contract being replaced.

28	Credit and Guaranty Agreement

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” means, at any time, Lenders collectively holding more than 50% of the sum of the (a) aggregate Outstanding Amount; and (b) aggregate unused, unexpired and uncancelled Commitments. The Loans and Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resignation Effective Date” has the meaning assigned to such term in Section 9.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Borrower Party or any other Person, the chief executive officer, president, executive vice president, vice president, chief financial officer, general counsel, chief legal and administrative officer, treasurer, assistant treasurer or controller of such Borrower Party or Person and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.1, the secretary or any assistant secretary of a Borrower Party and, solely for purposes of notices given pursuant to Article II, any other officer of the Borrower so designated by any of the foregoing officers of the Borrower in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower Party.

“Restoration” has the meaning assigned to such term in the CASDA.

“Restoration Notice” has the meaning assigned to such term in the CASDA.

“Restoration Plan” has the meaning assigned to such term in the CASDA.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of, or Subordinated Affiliate Debt of, any Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest or Subordinated Affiliate Debt, or on account of any return of capital to any Loan Party’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment, or any reimbursement or repayment of intercompany loans among Borrower and any of its Affiliate(s).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanction(s)” means any economic or financial sanctions laws or trade embargoes administered or enforced by a Sanctions Authority.

29	Credit and Guaranty Agreement

“Sanctions Authority” means:

(a) the United Nations Security Council;

(b) the federal government of the United States (including OFAC);

(c) the European Union;

(d) Canada (including any province or other political subdivision of Canada); and

(e) the United Kingdom (including His Majesty’s Treasury (“HMT”)).

“Satisfaction Date” means the date on which (a) the Obligations are repaid in full (other than contingent indemnification and reimbursement obligations); and (b) all Commitments hereunder are terminated.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Depositary and the Lenders.

“Security Documents” means, collectively, the Pledge Agreement, the CASDA, the Mortgage, any Control Agreement, the Construction Contractor Consents, any subordination and pledge agreement in the form of Exhibit I (or such other form as may be reasonably agreed by the Administrative Agent) and any other document, agreement, instrument or filing executed in favor of any Collateral Agent for the benefit of any Secured Party (including any replacement of or supplement to the Security Documents set forth above), including pursuant to Section 6.17.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

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“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, direct, subordinated, contingent or otherwise, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or other liabilities beyond such Person’s ability to pay such debts and other liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA has designated as an area subject to special flood or mud slide hazards.

“Sponsor” means Applied Digital Corporation, a Nevada corporation.

“Structure” means a building or structure with at least two walls and a roof or any such building or structure in the course of construction.

“Subordinated Affiliate Debt” means any unsecured Indebtedness owed by any Loan Party to any of its Affiliates (other than another Loan Party) or equityholders (a) that is (i) expressly subordinated in right of payment to the Facility and pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to a subordination agreement substantially in the form attached hereto as Exhibit I or otherwise reasonably acceptable to the Required Lenders and (ii) not secured by a Lien on any assets of any Loan Party; and (b) payments in respect of which are subject to Section 7.6.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary Guarantors” means, collectively, (a) APLD ELN-02 LLC, a Delaware limited liability company (“APLD ELN-02”); (b) APLD ELN-02 A LLC, a Delaware limited liability company (“APLD ELN-02A”); (c) APLD ELN-02 B LLC, a Delaware limited liability company (“APLD ELN-02B”); (d) APLD ELN-02 C LLC, a Delaware limited liability company (“APLD ELN-02C”); and (e) each other Person that, pursuant to Section 7.5(f) or Section 7.14, Guarantees the Obligations after the date of this Agreement.

“Supported QFC” has the meaning assigned to such term in Section 10.21.

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“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, deal-contingent hedging arrangements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person as of such date in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease; or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means the Borrower Threshold Amount and/or Guarantor Threshold Amount, as applicable.

“Title Company” means Stewart Title Guaranty Company, or another nationally recognized title insurance company selected by the Borrower and reasonably acceptable to the Required Lenders.

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“Title Event” has the meaning assigned to such term in the CASDA.

“Total Loss” means, in relation to any property of any Loan Party that constitutes all or substantially all of any Building, any of the following: (a) the complete destruction of such property; (b) the destruction of such property such that there remains no substantial remnant thereof which a prudent owner, uninsured, desiring to restore such property to its original condition would utilize as the basis of such restoration; (c) the destruction of such property irretrievably beyond repair; or (d) the destruction of such property such that the insured may claim the whole amount of any insurance policy covering such property upon abandoning such property to the insurance underwriters therefor.

“Transaction Documents” means the Loan Documents and the Material Project Contracts.

“Transfer Date” has the meaning assigned to such term in the CASDA.

“Trigger Event” has the meaning assigned to such term in the CASDA.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, in relation to a Lender, or its direct or indirect parent company, that is a solvent person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company, as applicable, is subject to home jurisdiction, if applicable Law requires that such appointment not be disclosed.

“United States” and “U.S.” mean the United States of America.

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“Unit Purchase Agreement” means that Unit Purchase Agreement, dated as of January 13, 2025, by and among Borrower, MIP VI HPC Holdings, LLC, a Delaware limited liability company, and Parent Guarantor, as such may be amended from time to time.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day or half-day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 10.21.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.1(e)(ii)(B)(3).

“Vulture Fund” means a hedge fund, vulture fund, distressed debt fund, private equity fund or similar fund whose principal business or principal portfolio or investment strategy is to invest in loans or debt securities at highly discounted prices in the secondary market and take legal action against the borrowers or issuers of such loans or debt securities for debt recovery.

“Withholding Agent” means each of the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

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(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.3 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial ratio) contained herein, Indebtedness of the Borrower shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

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(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Required Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders and/or the Borrower, as applicable); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.4 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5 Times of Day; Rates.

(a) Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

(b) The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, Daily Simple SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, Daily Simple SOFR or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, Daily Simple SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion (provided that the same sources or services are used in making such determinations for similarly-situated borrowers) to ascertain the Base Rate, Daily Simple SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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1.6 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person; and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Article II
the COMMITMENTS

2.1 The Loans.

(a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed such Lender’s Commitment; provided that no Lender shall be obligated to make any Loan unless and until the Closing Date has occurred.

(b) Amounts borrowed under Section 2.1(a) and repaid or prepaid may not be reborrowed. The Loans may be Base Rate Loans or SOFR Loans, as further provided herein.

2.2 Borrowings, Conversions and Continuations of Loans.

(a) The borrowing of Loans (the “Borrowing”) shall consist of a single, simultaneous Loan made on a pro rata basis in accordance with the aggregate Commitments on the Closing Date. The Loans shall be made by the Lenders in accordance with their respective Applicable Percentage. The Borrowing shall consist of Loans of the same Type.

(b) The Borrowing, each conversion of Loans from one Type to the other, and each continuation of Loans of the same Type shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which shall be given by the Committed Loan Notice. The Committed Loan Notice must be received by the Administrative Agent not later than 12:00 p.m. (i) one (1) Business Day prior to the Borrowing or three (3) Business Days prior to the requested date of conversion to or continuation of SOFR Loans or of any conversion of SOFR Loans to Base Rate Loans (or such shorter period as may be agreed to by the Borrower and the Lenders), and (ii) not later than 2:00 p.m. one (1) Business Day prior to the requested date of, conversion to or continuation of any Borrowing of Base Rate Loans. The Borrowing of, or (except for the conversion or continuation of the Borrowing that was made on the Closing Date) conversion to or continuation of, SOFR Loans shall be in a principal amount of $1,000,000 or any whole multiple of one (1) Dollar in excess thereof. The Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans of the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, and (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted. Subject to Section 2.2(d), if the Borrower fails to specify a Type of Loan in the Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, SOFR Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the next succeeding Interest Payment Date therefor.

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(c) Following receipt of the Committed Loan Notice in respect of the Borrowing, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage to be made as part of the Borrowing, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to SOFR Loans described in Section 2.2(b). In the case of the Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Closing Date with respect to the Borrowing on the Closing Date.

(d) Except as otherwise provided herein, a SOFR Loan may be continued or converted only on an Interest Payment Date therefor. While an Event of Default has occurred and is continuing, if so instructed in writing by the Administrative Agent (acting at the direction of the Required Lenders), no Loans may be requested as, converted to or continued as SOFR Loans.

(e) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to each SOFR Loan upon determination of such interest rate.

(f) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower and such Lender.

2.3 [Reserved].

2.4 Prepayments.

(a) Optional. Subject to the last sentence of this Section 2.4(a), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (A) such notice must be in a form acceptable to the Administrative Agent (acting at the direction of the Required Lenders) and be received by the Administrative Agent not later than 12:00 p.m. three (3) Business Days prior to any date of prepayment; and (B) any prepayment shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid, and may be conditioned on the consummation of a refinancing or sale transaction. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the Facility). Each prepayment of the outstanding Loans pursuant to this Section 2.4(a) shall be applied to the principal repayment installments in respect of the Facility on a pro rata basis, and subject to Section 2.13, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the Facility.

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(b) Mandatory. In accordance with and subject to the terms of the CASDA, the Borrower shall apply each of the following to a mandatory prepayment in accordance with Section 2.4(c) below:

(i) any Loss Proceeds (including Loss Proceeds from a Total Loss) or Title Event Proceeds (as defined in the CASDA), respectively, as and to the extent contemplated in Section 5.3 of the CASDA.

(c) Each prepayment pursuant to Section 2.4(a) shall be applied, subject to Section 2.13, ratably to prepay outstanding Loans and any amounts contemplated by Section 2.4(d) below.

(d) Other Amounts. All prepayments under this Section 2.4 shall be made together with all accrued and unpaid interest on the amount to be prepaid and all other Obligations then due and payable (including any amounts payable pursuant to Section 3.5)The Lenders shall provide to the Administrative Agent, for the Borrower, reasonable details of the calculation, including reasonable supporting documentation thereof, of any amount payable pursuant to Section 3.5.

(e) No Reborrowing. Subject to the payment of the amounts contemplated by this Section 2.4, any prepayment under this Agreement shall be made without premium or penalty. The Borrower may not re-borrow any part of the Facility which is prepaid.

2.5 Termination or Reduction of Commitments.

(a) Optional. Subject to Section 2.5(b), the Borrower, upon three (3) Business Days’ prior written notice to the Administrative Agent, may at any time terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 (or, if less, the remaining amount of the applicable Commitments).

(b) Notice for Voluntary Cancellation. The Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce Commitments under Section 2.5(a) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.5(b) shall be irrevocable. Any termination or reduction of Commitments shall be permanent. Each reduction of Commitments shall be made ratably among the Lenders in accordance with their respective Commitments under the Facility.

(c) Mandatory Cancellation. The aggregate Commitments shall be automatically and permanently reduced to zero on the date that is sixty (60) days after any Loan Party or any Affiliate of the Borrower enters into any Lease.

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(d) No Reinstatement. No part of the Facility which is cancelled under the Loan Documents may be subsequently reinstated.

2.6 Repayment of Loans. The Borrower shall repay to the Lenders the aggregate principal amount of all Loans outstanding on the Maturity Date.

2.7 Interest.

(a) Subject to the provisions of Section 2.7(b), (i) each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin; and (ii) each SOFR Loan shall bear interest at a rate per annum equal to Daily Simple SOFR plus the Applicable Margin, in each case of clauses (i) and (ii), from the borrowing date (it being agreed and acknowledged by the Borrower that, notwithstanding anything to the contrary herein, interest in respect of the Loans funded in escrow to the Title Company pursuant to Section 2.2 on the Closing Date shall accrue from and including the date on which instructions for the release of such funds are given to the Title Company in accordance with the Escrow Letter).

(b) If any amount payable by the Borrower under this Agreement or any other Loan Document (including principal of any Loan, interest, fees and other amount) is not paid when due (after giving effect to any grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable Default Rate.

(c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that (i) interest accrued pursuant to Section 2.7(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) The applicable Base Rate or Daily Simple SOFR shall be determined by the Administrative Agent in accordance with the terms hereof and the other Loan Documents, and such determination shall be conclusive absent manifest error.

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2.8 Fees.

(a) [Reserved].

(b) Other Fees. The Borrower agrees to pay to each of the Agents, the Depositary and the Arrangers all fees set forth in the Fee Letter to which such Agent, the Depositary or Arranger is a party.

(c) Payment of Fees Generally. All Fees shall be paid (i) on the dates due; and (ii) in immediately available funds, in the case of the Fees of an Agent or the Depositary, to such Agent or Depositary and, in the case of all other Fees, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances, absent manifest error.

2.9 Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue on the outstanding principal amount of each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan (or any portion thereof) that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.10 Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Register. The Register and the accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register in respect of such matters, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender a Note, which shall evidence such Lender’s Loans in addition to such accounts or records; provided, however, that in no event shall any Note change any economic or other terms hereunder. Each Lender may attach schedules to its Note and endorse thereon the date, Type, amount and maturity of its Loans and payments with respect thereto. Any Notes or other evidence of indebtedness issued under the Loan Documents need not be presented or surrendered for any payment made by the Agents or the Depositary, and the Agents and the Depositary shall not have any duty or responsibility with respect thereto.

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2.11 Payments Generally.

(a) General. All payments to be made by any Loan Party shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Loan Parties hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds no later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment of principal to be made by any Loan Party shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be; provided that, if such next following Business Day would fall after the Maturity Date, payment shall be made on the immediately preceding Business Day. Otherwise, if any other payment to be made by any Loan Party shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be; provided that, if such next following Business Day would fall after the Maturity Date, payment shall be made on the immediately preceding Business Day.

(b) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender at least one (1) Business Day prior to the proposed date of the Borrowing of SOFR Loans (or, in the case of the Borrowing of Base Rate Loans, not later than 1:00 p.m. on the proposed date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of the Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2(b) (or, in the case of the Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.2(b)) and may (but without any obligation to do so), in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in the Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

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(c) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but without any obligation to do so), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.11 shall be conclusive, absent manifest error.

(d) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.4(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.4(c).

(f) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of the outstanding principal amount of the Loans, interest and fees then due and payable hereunder, such funds shall be applied (i) first, toward the fees, expenses and indemnities of the Agents and the Depositary under the Loan Documents; (ii) second, toward payment of interest and fees then due and payable hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties (to the extent not paid under “first”); and (iii) third, toward payment of the outstanding principal amount of Loans then due and payable hereunder, ratably among the parties entitled thereto in accordance with the amounts of such principal then due and payable to such parties.

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2.12 Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (x) notify the Administrative Agent of such fact, and (y) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section 2.12 shall not be construed to apply to (i) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.13 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in Section 10.1 and in the definition of “Required Lenders”.

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(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.8 shall be applied from time to time as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent (acting at the direction of the Required Lenders); third, if so determined by the Administrative Agent (acting at the direction of the Required Lenders) and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments under the Facility. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with the Commitments under the Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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2.14 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.14(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Conforming Changes. In connection with the use, administration, adoption or implementation of Daily Simple SOFR or a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments to this Agreement or any other Loan Document to which the Administrative Agent is a party implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, the Borrower or any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any request for a SOFR Loan of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for the Borrowing of or conversion to Base Rate Loans; and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately. Base Rate Loans effective as of the end of the next succeeding Interest Payment Date shall remain a Base Rate Loan until the earlier of (x) the end of the applicable Benchmark Unavailability Period, or (y) a Benchmark Replacement.

Article III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.1 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by such Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding.

(ii) If the applicable Withholding Agent shall be required by any applicable Law to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (B) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of Section 3.1(a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

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(c) Tax Indemnification.

(i) Each Loan Party shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or another Recipient, shall be conclusive absent manifest error.

(ii) Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any Loan Party to do so), (B) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document (other than any Hedge Agreement) against any amount due to the Administrative Agent under this Section 3.1(c)(ii).

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.1, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Required Lenders.

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(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.1(e)(ii)(A), 3.1(e)(ii)(B) and 3.1(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, which shall be in form and substance reasonably satisfactory to the Borrower, to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BENE (or W-8BEN, as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-ECI, IRS Form W-8BENE (or W-8BEN, as applicable), IRS Form W-9, a U.S. Tax Compliance Certificate and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.1 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.1, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.1 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses and any Taxes incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.1(f), in no event will the applicable Recipient be required to pay any amount to any Loan Party pursuant to this Section 3.1(f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.1(f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Information. The Lenders and any transferees or assignees, as applicable, will be required to provide to the Administrative Agent or its agents all information, documentation or certifications reasonably requested by the Administrative Agent to permit the Administrative Agent to comply with its tax reporting obligations under applicable Laws, including any applicable cost basis reporting obligations; provided that this clause (g) shall not require any Lender or any transferee or assignee after the Closing Date to do anything which would or might in its reasonable opinion constitute a breach of any law or regulation, any fiduciary duty or any duty of confidentiality.

(h) Survival. Each party’s obligations under this Section 3.1 shall survive the resignation, replacement or removal of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

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3.2 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Loan or to determine or charge interest rates based upon SOFR or Daily Simple SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Loan or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, after demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans of such Lender to Base Rate Loans, either on Interest Payment Date therefor, if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans to such day, until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR or Daily Simple SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.3 Inability to Determine Rates. If as of any day for a SOFR Loan, the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Simple SOFR” cannot be determined pursuant to the definition thereof, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans) until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent agrees promptly to give at such time when such circumstances no longer exist). Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.14.

3.4 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

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(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other condition, cost or expense affecting this Agreement or SOFR Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any SOFR Loan (or, in the case of clause (i) above, any Loan), or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that such Lender shall use reasonable efforts to mitigate such additional costs.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 3.4(a) or Section 3.4(b) and delivered to the Borrower shall be conclusive absent manifest error, provided such certificate explains and demonstrates the basis and includes reasonable supporting evidence (including relevant calculations), in each case, of such amounts (it being understood that no Lender shall be required to disclose (i) any confidential or price sensitive information or (ii) any information to the extent prohibited by applicable Law). The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.4 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

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3.5 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the Interest Payment Date for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan or Administrative Agent to perform its obligations hereunder solely with respect to such payment, borrowing or continuation) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a SOFR Loan on a day other than the Interest Payment Date therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.6 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Loan to the Borrower through any Lending Office; provided that the exercise of this option shall not (i) affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement or (ii) allow any Lender to request compensation under Section 3.4 or require the Borrower to pay any Indemnified Taxes or additional amounts to such Lender or any Governmental Authority for the account of such Lender pursuant to Section 3.1 as a result of the exercise of such option. If any Lender requests compensation under Section 3.4, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then at the request of the Borrower, such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b) Replacement of Lenders. If any Lender requests compensation under Section 3.4, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, and in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.6(a), the Borrower may replace such Lender in accordance with Section 10.13.

(c) Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation or removal of the Administrative Agent.

Article IV
CONDITIONS PRECEDENT

4.1 Conditions to the Closing Date. The effectiveness of this Agreement and the occurrence of the Closing Date are subject to satisfaction of the following conditions precedent:

(a) The following, each of which shall be originals or copies unless otherwise specified, each properly executed by a Responsible Officer of the signing Borrower Party, if applicable, each dated the Closing Date (or, in the case of certificates of governmental officials or any document or agreement (other than a Loan Document) executed and delivered to the Administrative Agent prior to the Closing Date, a recent date before the Closing Date) and each in form and substance satisfactory to each Lender, shall be delivered to the Lenders:

(i) (with a copy to the Administrative Agent) this Agreement, duly executed by the parties hereto;

(ii) a Note dated the Closing Date, executed by the Borrower in favor of each Lender requesting a Note;

(iii) the CASDA, duly executed by the Loan Parties and the Collateral Agent (with a copy to the Administrative Agent), together with:

(A) proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions necessary to perfect the Liens created under the CASDA, covering the Collateral described in the CASDA;

(B) certified copies of (1) judgment lien searches with respect to each Loan Party and the Pledgor and (2) UCC and tax searches with respect to each Loan Party and the Pledgor, or equivalent reports or searches, each dated as of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name such Borrower Party as debtor and that are filed in those state and county jurisdictions in which such Borrower Party is organized or maintains its principal place of business, none of which show any Liens on the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens), together with the Closing Date Certificate from a Responsible Officer of the Borrower certifying, inter alia, as to the satisfaction of the conditions in this Section 4.1(a)(iii)(B);

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(C) evidence that any Liens in existence on or prior to the Closing Date on any portion of the Collateral not in favor of the Collateral Agent, in each case shall have been (or substantially concurrently with the Closing Date, shall be) irrevocably released, terminated and/or discharged together with applicable recording instruments and UCC-3 financing statements which shall have been recorded and/or filed (or, shall be in a form suitable for recording and which shall be recorded substantially concurrently with the Closing Date) in all recording and/or filing offices necessary to give effect to such release, termination and/or discharge, except for any Permitted Liens;

(D) evidence that all other actions, recordings and filings that any Lenders may deem reasonably necessary to perfect the Liens created under the CASDA have been taken; and

(E) a copy of a Control Agreement in respect of any Local Operating Account open as of the Closing Date as required under Section 6.25, duly executed by the Borrower, the Collateral Agent and the relevant Local Bank (as defined in the CASDA);

(iv) (with a copy to the Administrative Agent) the Pledge Agreement, duly executed by the Pledgor and the Collateral Agent, together with, to the extent applicable, certificates and instruments representing the “Pledged Collateral” referred to therein accompanied by undated stock powers or instruments of transfer executed in blank;

(v) fully executed copies of (1) the Parent Guarantee, (2) the Fee Letter and (3) the Escrow Letter;

(vi) (A) a copy of each Construction Contract, duly executed by each of the parties thereto; and (B) a copy of the Electric Services Agreement, duly executed by each of the parties thereto, together with the Closing Date Certificate from a Responsible Officer of the Borrower, certifying that (1) such Material Project Contract is a true, complete and correct copy and is in full force and effect, (2) no Loan Party nor, to any Loan Party’s knowledge, any other Person party to such Material Project Contract, is in material breach or material default thereunder, and (3) all applicable conditions precedent, if any, thereunder to its effectiveness, have been satisfied or waived;

(vii) such certificates of Responsible Officers of each Borrower Party, dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of the bylaws, limited liability company agreement or partnership agreement, as applicable, of such Person, as in effect on the Closing Date and at all times since the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the appropriate governing entity or body of such Borrower Party, authorizing the execution, delivery and performance of the Transaction Documents to which such Borrower Party is a party and, if applicable, the borrowing hereunder and the granting of the Liens contemplated to be granted by such Borrower Party under the Security Documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the articles or certificate of formation or other formation document, as applicable, of such Borrower Party has not been amended since the date of the last amendment thereto shown on such articles or certificate of formation or other formation document and (D) as to the incumbency and specimen signature of each officer of any Borrower Party executing any Loan Document or any other document delivered in connection herewith on behalf of such Borrower Party;

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(viii) a copy of the articles or certificate of formation or other formation document, as applicable, including all amendments thereto, of each Borrower Party, and a certificate as to the good standing (or other jurisdictional equivalent, if any) of such Person in its jurisdiction of incorporation or organization and, with respect to the Borrower, in the State of North Dakota, as of a date no earlier than eleven (11) Business Days prior to the Closing Date (as may be reasonably extended provided that Borrower has delivered evidence reasonably acceptable to the Administrative Agent that it has requested such updated copies from the North Dakota Secretary of State);

(ix) the Construction Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Rents and Leases with Deficiency Rights, in substantially the form of Exhibit E and covering the property identified on Schedule 5.9(b) (together with the fixture filings and assignments of rents and leases referred to therein, the “Mortgage”) (with a copy to the Administrative Agent), duly executed by the applicable Subsidiary Guarantors, together with:

(A) evidence that counterparts of the Mortgage have been duly executed, acknowledged and delivered and are in form suitable for recording in all recording offices necessary to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and other fees in connection therewith have been paid;

(B) a fully paid American Land Title Association Lender’s Extended Coverage title insurance policy (the “Mortgage Policy”), with endorsements and in amounts acceptable to the Lenders, issued, coinsured and reinsured by title insurers acceptable to the Lenders, insuring the Mortgage to be valid first and subsisting Liens on the real property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Lenders may deem reasonably necessary or desirable;

(C) American Land Title Association/National Society of Professional Surveyors form survey, for which all necessary fees (where applicable) have been paid, and dated no more than one hundred twenty (120) days before the Closing Date, certified to the Lenders and the issuer of each Mortgage Policy in a manner satisfactory to the Lenders by a land surveyor duly registered and licensed in the state in which the property described in such survey is located and acceptable to the Lenders, showing all buildings and other improvements (if any), the applicable zoning requirements sufficient to provide the ALTA Endorsement 3.2 (Zoning-Land Under Development) in the Mortgage Policy reasonably acceptable to the Administrative Agent, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Lenders; and

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(D) the Flood Insurance Documents.

(x) a favorable opinion of Milbank LLP, special New York and Delaware counsel to the Borrower Parties, addressed to the Administrative Agent, the Collateral Agent and each Lender, as to the matters set forth in Exhibit F-1;

(xi) a favorable opinion of Crowley Fleck PLLP, local North Dakota counsel to the Borrower Parties, addressed to the Administrative Agent, the Collateral Agent and each Lender as to the matters set forth in Exhibit F-2;

(xii) a favorable opinion of Snell & Wilmer, local Nevada counsel to the Parent Guarantor, addressed to the Administrative Agent, the Collateral Agent and each Lender as to the matters set forth in Exhibit F-3;

(xiii) a Closing Date Certificate from a Responsible Officer of the Borrower certifying, inter alia, that the conditions specified in Sections 4.1(a)(iii)(B), 4.1(a)(vi), 4.1(d) and 4.1(i) have been satisfied;

(xiv) [Reserved]

(xv) a certificate attesting to the Solvency of the Loan Parties before and immediately after giving effect to the Closing Date, from the Borrower’s chief financial officer, treasurer or finance controller (or other equivalent officer), substantially in the form of Exhibit H;

(xvi) (A) the Property Appraisal, (B) the Environmental Site Assessment and (C) an advanced draft of the Insurance Consultant Report, and, in the case of clauses (A) and (B) above, to the extent that the Administrative Agent and the Lenders are not addressees thereof, reliance letters permitting the Administrative Agent and the Lenders to rely thereon; and

(xvii) insurance complying with Schedule 6.9 shall be in full force and effect and the Administrative Agent shall have received (A) customary certificates of insurance, naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies (including flood insurance policies) maintained with respect to the assets and properties of the Loan Parties that constitute Collateral, (B) a certificate from the Borrower’s and each Construction Contractor’s insurance broker(s), dated the Closing Date and identifying underwriters, type of insurance, insurance limits and policy terms, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and the Borrower or each Construction Contractor, as applicable, is not in arrears on any premiums due in respect thereof, and (C) a certificate of the Insurance Consultant as to compliance with the insurance requirements set forth in this Agreement and other matters reasonably requested by the Lenders.

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(b) [Reserved]

(c) The Administrative Agent shall have received:

(i) a payoff letter and/or termination letter in form and substance satisfactory to the Administrative Agent evidencing that, contemporaneously with the Closing Date and the making of any Loans on the Closing Date, the promissory note dated as of November 27, 2024 (the “Promissory Note”) with the Borrower, as borrower, payable to Macquarie Equipment Capital, Inc., a Delaware corporation, as lender, has been repaid in full; and

(ii) documentation in form and substance reasonably satisfactory to the Administrative Agent evidencing that, contemporaneously with the Closing Date and the making of any Loans on the Closing Date, (A) each of the Pledgor, the Borrower, APLD ELN-02, APLD ELN-02 A, APLD ELN-02 B and APLD ELN-02 C is released from its respective obligations as a “Parent Guarantor”, “Grantor” and “Pledgor”, as applicable, under that certain Parent Loan Guarantee (as defined in the Promissory Note), Guarantee and Collateral Agreement (as defined in the Promissory Note), and Pledge Agreement (as defined in the Promissory Note), as applicable, and any of the Note Documents (as defined in the Promissory Note) executed in connection therewith to which it is a party; (B) all Liens in connection with any of the Note Documents have been released and terminated; and (C) all Liens securing the Indebtedness in connection with the Promissory Note granted by each of the Pledgor, the Borrower, APLD ELN-02, APLD ELN-02 A, APLD ELN-02 B and APLD ELN-02 C have been released and terminated.

(d) Each of the Lenders shall have received an electronic copy of the financial model for the Project (the “Closing Date Financial Model”), which Closing Date Financial Model shall be in form and substance satisfactory to the Lenders, together with the Closing Date Certificate from a Responsible Officer of the Borrower certifying, inter alia, as to the satisfaction of the conditions in this Section 4.1(d).

(e) The Lender Parties shall have received documentation or information from each Borrower Party in satisfactory form, scope and substance requested by any Lender Party in order to enable such Lender Party to carry out all necessary “know your customer” or similar requirements and other information required by bank regulatory authorities, including those required to ensure compliance with applicable anti-money laundering rules and regulations in such Lender Party’s jurisdiction, including the PATRIOT Act; provided that any such request will have been made by each Lender Party to the Borrower Parties no later than three (3) Business Days before the Closing Date.

(f) The Lender Parties shall have received a Beneficial Ownership Certification from each Borrower Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation; provided that any such request will have been made by each Lender Party to the Borrower Parties no later than three (3) Business Days before the Closing Date.

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(g) (i) The Project Accounts shall have been established and (ii) the Interest Reserve Account shall have been established and, after giving effect to the Borrowing on the Closing Date and the application of the proceeds thereof, funded in an amount not less than $15,694,718.75.

(h) All out of pocket costs, fees and expenses due and payable (including reasonable and documented fees and expenses of legal counsel and other advisors and consultants to the Lender Parties and the Depositary, including the Property Appraiser and the Insurance Consultant) and other compensation or premiums due and payable to the Lender Parties and the Depositary and under the Loan Documents (including the Fee Letter) on or before the Closing Date (other than in the case of fees, to the extent invoiced not less than three (3) Business Days prior to the Closing Date) shall have been paid (or shall be paid from the proceeds of the Borrowing on the Closing Date).

(i) The representations and warranties of the Borrower contained in Article V or any other Loan Document to which the Borrower is a party shall be true and correct in all material respects on and as of the Closing Date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification).

(j) No Default shall exist, or would result from the Borrowing or from the application of the proceeds thereof.

(k) Without limiting the generality of the provisions of Section 9.3(a)(iv), for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

(l) The Administrative Agent shall have received the Committed Loan Notice in accordance with the requirements hereof.

(m) The Committed Loan Notice delivered pursuant to Section 4.1(l) shall attach a certificate of a Responsible Officer of the Borrower, substantially in the form attached as Annex 1 to Exhibit A (such certificate, a “Committed Loan Notice Back-Up Certificate”), which:

(i)	attaches copies of invoices and other reasonably detailed supporting documentation with regard to the Project Costs in excess of $100,000 individually that the Borrower intends to reimburse with the proceeds of the Borrowing; and

(ii)	certifies that the Borrowing will be used solely to pay Project Costs;

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(n) If the Project Costs to be paid under the Borrowing are for amounts due to a Construction Contractor, the Administrative Agent shall have received copies of duly executed acknowledgments of payments and partial releases of mechanics’ and materialmen’s liens, in form and substance reasonably acceptable to the Administrative Agent, from such Construction Contractor, to the extent provided to the applicable Loan Party pursuant to the applicable Construction Contract; provided that such releases may be conditioned upon receipt of payment with respect to the work, services and materials to be paid for with the requested funds.

(o) The Borrower has delivered to the Administrative Agent an executed consent issued pursuant to the Unit Purchase Agreement, permitting entry into this Agreement and the transactions contemplated thereby.

Article V
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders on the date of this Agreement, on the Closing Date, on the date of the Borrowing and on each other date required pursuant to the terms of this Agreement that:

5.1 Existence, Qualification and Power. Each Loan Party (a) is duly formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Transaction Documents to which it is a party and consummate the transactions contemplated thereby and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.2 Authorization; No Contravention. Except as set forth on Schedule 5.2, the execution, delivery and performance by each Loan Party of each Transaction Document to which it is a party have been duly authorized by all necessary limited liability company action, and do not and will not (a) violate the terms of its Organization Documents, (b) violate in any material respect or result in any material breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any payment to be made under (i) any material Contractual Obligation to which it is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Loan Party or its property is subject where the failure to make such payment would be reasonably expected to have a Material Adverse Effect or (c) violate any applicable Law in any material respect.

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5.3 Governmental Authorization; Other Consents. Except as set forth on Schedule 5.3, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Transaction Document to which such Loan Party is a party, or for the consummation of the transactions contemplated thereby, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection of the Liens created under the Security Documents to which any Loan Party is a party (including the first priority nature thereof (subject to Permitted Liens)) or (d) the exercise by any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents except, in each case, (i) the filing of UCC financing statements (and continuation statements and amendments with respect thereto) and the filing and recording of the Mortgage, (ii) such actions, approvals, registrations, filings, notices or Applicable Permits as have been made or obtained and are in full force and effect, (iii) such actions, approvals, consents, exemptions, authorizations, registrations, filings or notices as are required by securities, regulatory or other applicable Law in connection with an exercise of remedies, and (iv) where failure to do so, individually or in the aggregate would not have a material impact or effect with respect to such execution, delivery, performance or enforcement of any Transaction Document, grant or perfection of any such Liens or exercise by any Lender Party of any such rights or remedies.

5.4 Binding Effect. This Agreement has been, and each other Transaction Document to which any Loan Party is a party, when delivered hereunder, will have been, duly executed and delivered by such Loan Party. This Agreement constitutes, and each other Transaction Document to which any Loan Party is a party when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (b) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at Law.

5.5 No Material Adverse Effect. Since the date of the financial statements most recently delivered pursuant to Section 6.1(a), there has been no event or occurrence which has resulted in a Material Adverse Effect and is continuing or would reasonably be expected to result in any Material Adverse Effect.

5.6 Financial Statements and Financial Information; No Material Adverse Effect.

(a) The audited financial statements of the Borrower and the Sponsor furnished to the Administrative Agent pursuant to Section 6.1(a) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and the Sponsor as of the date thereof and the results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and the Sponsor as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

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(b) The unaudited financial statements of the Borrower furnished to the Administrative Agent pursuant to Section 6.1(b) and the related statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower as of the date thereof and the results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes.

5.7 Litigation.

As of the Closing Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or against any of its properties or revenues that (i) purport to affect or pertain to this Agreement, any other Loan Document to which any Loan Party is a party, or any other Transaction Document to which any Loan Party is a party or the consummation of the transactions contemplated thereby, or (ii) either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. As of any date after the Closing Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or against any of its properties or revenues that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

5.8 No Default.

(a) No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Transaction Document to which any Loan Party is a party.

(b) Each Material Project Contract entered into on or before the date this representation is given (subject, if applicable, to the replacement thereof by a Replacement Project Contract) is in full force and effect (unless terminated in accordance with the terms hereof) and all conditions precedent to the effectiveness thereof have been satisfied. To the Loan Parties’ knowledge, no Material Project Counterparty is in material default under any Material Project Contract to which any Loan Party is party.

5.9 Ownership of Property; Liens; Investments.

(a) The property of the Loan Parties is subject to no Liens, other than Liens set forth on Schedule 5.9(a) and as otherwise permitted by Section 7.1.

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(b) As of the date of this Agreement and the Closing Date, Schedule 5.9(b) sets forth a complete and accurate list of all real property owned by the Loan Parties, showing as of the Closing Date the street address, county or other relevant jurisdiction, state, record owner and estimated fair “as-is” value thereof. Each Loan Party has good and insurable fee simple title to the real property owned by such Loan Party, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(c) As of the date of this Agreement and the Closing Date, Schedule 5.9(c)(i) sets forth a complete and accurate list of all leases of real property under which each Loan Party is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual base rental cost thereof.

(d) As of the date of this Agreement and the Closing Date, Schedule 5.9(c)(ii) sets forth a complete and accurate list of all leases of real property under which each Loan Party is the lessor, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual base rental cost thereof.

5.10 Permits. Each Loan Party is in compliance with all Applicable Permits held in its name, except to the extent that non-compliance would not reasonably be expected to result in a Material Adverse Effect.

5.11 Environmental Compliance.

(a) None of the Loan Parties has received any written notice that it or any Mortgaged Property is in violation of any Environmental Law or Environmental Permit that would reasonably be expected to give rise to a Material Adverse Effect.

(b) None of the Mortgaged Properties is listed or, to the Borrower’s knowledge, is formally proposed for listing on the NPL or on the CERCLIS.

(c) (i) In each case, to the knowledge of the Borrower, there are no and never have been underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any Mortgaged Property; and (ii) Hazardous Materials have not been Released on, at, under or from any Mortgaged Property, in each case, which would reasonably be expected to have a Material Adverse Effect.

(d) None of the Loan Parties has received written notice that any Environmental Claim has been commenced or (to its knowledge) is threatened against such Loan Party or in relation to any part of the Project that has, or if adversely determined, would reasonably be expected to have, a Material Adverse Effect, and none of the Loan Parties is required by any written order of any Governmental Authority to conduct any investigative or remedial action in respect of the environment or condition of the Project site that would reasonably be expected to have a Material Adverse Effect.

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5.12 Insurance. Each Loan Party maintains with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (as are customarily carried under similar circumstances by such Persons). No event or circumstance has occurred (including, without limitation, any omission to disclose any fact) which would validly entitle the relevant insurers in respect of any such insurance policy to terminate, rescind or otherwise avoid or reduce their liability under such insurance policy.

5.13 Taxes. Each Loan Party has timely filed all federal, state and other material tax returns and reports required to be filed, and has timely paid all federal, state and other material Taxes (whether or not shown on a tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed material tax assessment or other claim against, and no material tax audit with respect to any Loan Party. None of the Loan Parties is party to any tax sharing agreement or similar agreement or arrangement (whether or not written) pursuant to which it may have an obligation to make any payments after the date hereof. Each Loan Party is, and since inception has been, either a partnership or an entity disregarded as separate from its owner for U.S. federal income tax purposes.

5.14 ERISA Compliance.

(a) Except as would not be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws. Except as would not be expected to result in a Material Adverse Effect, each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of any Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan (other than routine claims for benefits) that would reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance, with respect to any Pension Plan or Multiemployer Plan that would reasonably be expected to result in a Material Adverse Effect and (ii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or Section 4212(c) of ERISA that would reasonably be expected to result in a Material Adverse Effect.

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5.15 No Subsidiaries. No Loan Party has any Subsidiaries or Equity Interest in and does not otherwise Control any voting stock of or have any direct or indirect ownership interest in, any other Person except, in the case of (a) the Borrower, the Subsidiary Guarantors; and (b) APLD ELN-02, the other Subsidiary Guarantors.

5.16 Margin Regulations; Investment Company Act.

(a) None of the Loan Parties is engaged principally, or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

(b) None of the Loan Parties is, or is required to be registered as, an “investment company” under the Investment Company Act of 1940.

5.17 Disclosure; Financial Model.

(a) Each report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party (other than (i) the Property Appraisal, the Insurance Consultant Report and any other report or information prepared by the Property Appraiser or the Insurance Consultant and (ii) projections, forecasts and other “forward-looking” information) to any Lender Party in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered by or on behalf of any Loan Party hereunder or under any other Loan Document to which any Loan Party is a party, as and when furnished or made available, when taken as a whole, was true, complete and accurate in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The projections set forth in the Financial Model were prepared by or on behalf of the Borrower in good faith on the basis of assumptions that were believed by the Borrower to be reasonable in light of the conditions existing at the time of delivery, it being understood that such projections are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results set forth therein by a material amount.

5.18 Compliance with Laws. Each Loan Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees, in each case, applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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5.19 Intellectual Property; Licenses, Etc. Each Loan Party owns or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are necessary for the development, construction, ownership and operation of the Project (collectively, the “IP Rights”). The use of the IP Rights by the relevant Loan Party does not infringe upon any rights held by any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.20 Solvency. The Loan Parties, taken as a whole, are Solvent.

5.21 Collateral.

(a) The Liens granted to the Collateral Agent pursuant to the Security Documents with respect to the Collateral (i) constitute a legal, valid and enforceable (subject only to Permitted Liens) Lien on the Collateral, and (ii) will be perfected (A) with respect to any Collateral that can be perfected by filing, upon the filing of the financing statements referred to in Schedule 5.21, (B) with respect to any property that can be perfected solely by control, upon execution of the CASDA and any other applicable Control Agreement by each of the parties thereto, (C) with respect to any Collateral that can solely be perfected by possession, upon the Collateral Agent receiving possession thereof and, in each case, are subject to no Liens except Permitted Liens and (D) with respect to the Mortgaged Property, upon the recording of the Mortgage in the proper real estate recording offices, and all relevant recording charges are duly paid.

(b) The Mortgage is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable first priority Lien on all of the applicable Loan Parties’ right, title and interest in and to the related Mortgaged Property (as such term is defined in the Mortgage) thereunder and the proceeds thereof, and when the Mortgage is filed or recorded in the proper real estate recording offices, and all relevant mortgage taxes and recording charges are duly paid, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected first priority Lien on, and security interest in, all right, title, and interest of the Loan Parties in the related Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the UCC, the proceeds thereof, in each case prior and superior in right to the Lien of any other person, except for, in each case, Permitted Encumbrances.

(c) No Lien (other than a Permitted Lien) or other instrument or recordation covering all or any part of the Collateral purported to be covered by the Security Documents on or prior to the date this representation is made or deemed to be made is on file in any recording office or public registry, except such as may have been filed in favor of the Collateral Agent for the benefit of the Secured Parties.

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5.22 Ownership of Equity Interests.

(a) The Equity Interests in the Loan Parties have been duly authorized and validly issued. There is no existing option, warrant, call, right, commitment or other agreement to which any Loan Party is a party requiring, and there is no Equity Interest in any Loan Party outstanding which upon conversion or exchange would require, the issuance by such Loan Party of any additional membership interests or other Equity Interests in such Loan Party or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase a membership interest or other Equity Interest in such Loan Party.

(b) As of the date of this Agreement, 100% of the common membership interests in the Borrower is collectively owned directly or indirectly by the Sponsor and no preferred membership interests in the Borrower have been issued or are outstanding.

(c) As of the date of this Agreement, 100% of the Equity Interests in APLD ELN-02 is owned directly or indirectly by the Borrower and no preferred membership interests in APLD ELN-02 have been issued or are outstanding.

(d) As of the date of this Agreement, 100% of the Equity Interests in each of APLD ELN-02A, APLD ELN-02B and APLD ELN-02C is owned directly or indirectly by APLD ELN-02A, and no preferred membership interests in any of APLD ELN-02A, APLD ELN-02B and APLD ELN-02C have been issued or are outstanding.

5.23 Line of Business. The Borrower has not conducted any business other than the business contemplated by Section 7.13, and is not a general partner or a limited partner in any general or limited partnership or a participant in any joint venture.

5.24 Project Documents; Material Project Contracts; Force Majeure Events.

(a) Except for the documents listed in Schedule 5.24, as of the date of this Agreement and the Closing Date, the Loan Parties (or any of their Affiliates) are not parties to any Project Document pursuant to which the Loan Parties would reasonably be expected to have payment obligations in excess of $1,000,000 in the aggregate.

(b) No Force Majeure Event has occurred and is continuing for a period longer than three (3) months and, to Borrower’s knowledge, no circumstances have arisen (whether as a result of a Force Majeure Event or for any other reason) which have led or would reasonably be expected to lead to any material obligation of any party under the Material Project Contracts being incapable of being satisfied in all material respects in accordance with the terms thereof.

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5.25 Transactions with Affiliates. No Loan Party is party to material contracts or agreements with, nor has any other material commitments to, whether or not in the ordinary course of business, any Affiliate, other than (a) as set forth in Schedule 5.25; and (b) contracts, agreements and commitments in compliance with Section 7.15.

5.26 Investments. As of the date of this Agreement, no Loan Party holds any Investment other than Permitted Investments.

5.27 Indebtedness. As of the date of this Agreement, no Loan Party has any Indebtedness other than Permitted Indebtedness.

5.28 Labor Relations. No Loan Party is a party to any collective bargaining agreement and there is no unfair labor practice or labor arbitration proceeding pending with respect to any Loan Party, or, to the knowledge of a Loan Party, threatened, and there are no facts or circumstances known to any Loan Party that would reasonably be expected to give rise to such compliant or claim. To the knowledge of the Loan Parties, there are no organizational efforts presently underway or threatened involving any employees of any Loan Party or any of the employees performing work for a Loan Party but provided by an outside employment agency, if any.

5.29 Brokerage. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement (other than the Fees).

5.30 Pari Passu. Each Loan Party’s obligations under the Loan Documents are secured and unsubordinated obligations and rank at least pari passu in priority of payment with all unsecured obligations of the Loan Parties outstanding at any time except for any obligations of the Loan Parties to creditors whose claims are preferred by operation of applicable Law.

5.31 Sanctions. Each Loan Party has since April 24, 2019 conducted its business in compliance with applicable Sanctions and has implemented, or is subject to, policies and procedures designed to promote and achieve compliance with such applicable Sanctions. Neither any Loan Party, nor any of its directors, officers, or, to the knowledge of the Borrower, employees, Affiliates or agents, is a Person(s) that is, or is owned or controlled fifty percent (50%) or more in the aggregate by one or more Person that are, currently the target of any Sanctions, including by virtue of being (i) listed on OFAC’s List of Specially Designated Nationals and Blocked Persons, HMT’s Consolidated List of Financial Sanctions Targets, or any similar Sanctions-related list of designated parties, (ii) domiciled, organized or resident in a Designated Jurisdiction, or (iii) the “Government of Venezuela”, as defined under Sanctions.

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5.32 Anti-Corruption Laws and Anti-Money Laundering Laws. Each Loan Party, the Sponsor, and their respective officers and directors, and, to the knowledge of the Loan Parties, their respective employees and agent in each case while acting on behalf of any Loan Party in such capacity, have, for the past five (5) years, conducted their business in compliance with applicable Anti-Corruption Laws, and material compliance with applicable Anti-Money Laundering Laws, and have implemented, or been subject to, policies and procedures designed to promote and achieve compliance with such laws. No Loan Party has, in the past five (5) years, received notice of any action, suit, proceeding, investigation, or allegation against it with respect to a violation of applicable Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws.

5.33 [Reserved].

5.34 Federal Taxpayer Identification Number. Each Loan Party’s federal taxpayer identification number is set forth on Schedule 5.34.

5.35 Flood Zone. None of the Structures on any Mortgaged Property are located in a Special Flood Hazard Area or, if so located, the flood insurance required pursuant to Section 6.9(b) is in full force and effect.

5.36 Beneficial Ownership. As of the date of this Agreement and the Closing Date, the information included in any Beneficial Ownership Certification delivered by the Borrower is true and correct in all respects.

5.37 ESA. The Electric Services Agreement with respect to the Project is in full force and effect, all conditions precedent required to receive services have been satisfied, including but not limited to North Dakota Public Service Commission approvals, and to the Loan Parties’ knowledge, Montana-Dakota Utilities Co. will be able to satisfy the Borrower and/or its applicable Affiliate’s service delivery obligations under all of its management service agreements with crypto mining customers and the potential lease agreement outlined in letters of intent with respect to the Project.

5.38 Operations. The (a) rights granted to each Loan Party pursuant to the Project Documents to which it is a party, (b) its real property rights and (c) permits and utility services (including electric power supply) it has obtained (or, other than in the case of electric power supply, are otherwise available to each Loan Party on commercially reasonable terms as and when required) together are sufficient to (i) enable the Project to be located, constructed, operated and routinely maintained in all material respects as contemplated by (A) the Loan Documents, (B) the Project Documents, and (C) any lease agreement (or equivalent agreement) entered into with any tenant at the Project (or, prior to entering into the definitive lease, any potential lease agreement (or equivalent agreement) outlined in letters of intent with prospective tenants with respect to the Project based solely on the terms of any such letters of intent); and (ii) provide adequate ingress and egress for any reasonable purpose in connection with the construction of such Project. To the Loan Parties’ actual knowledge, all of the utilities and other communications access, including, without limitation, electric power supply and fiber optics access, at each Project meet or exceed the access and capacity requirements of each lease agreement or master supply agreement, as applicable, for its proposed use under such lease agreement or master supply agreement, in each case, as required thereunder. More than two fiber carriers maintain long-haul fiber lines connected to the Project site.

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Article VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent obligations that survive repayment of the Loans and for which no claim has been asserted by a Secured Party), unless otherwise permitted by the Administrative Agent (acting at the direction of the Required Lenders), the Borrower shall, and shall cause each Subsidiary Guarantor (to the extent applicable):

6.1 Financial Statements. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Required Lenders:

(a) As soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower and the Parent Guarantor, a consolidated balance sheet of the Borrower or Parent Guarantor, as applicable, and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of CBIZ CPAs P.C., or other an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with GAAP, shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than due to the impending scheduled maturity of any Indebtedness within a period of one (1) year of such opinion), and shall include a certification to the effect that such statements fairly present in all material respects the financial position and results of operations of the Borrower and its Subsidiaries or the Parent Guarantor and its Subsidiaries, respectively, as at the dates indicated in conformity with GAAP; and

(b) as soon as available, but in any event within sixty (60) days after the end of each fiscal quarter of each Fiscal Year of the Borrower and the Parent Guarantor, a consolidated balance sheet of the Borrower or Parent Guarantor, as applicable, and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the Borrower’s or Parent Guarantor, as applicable, fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, in each case, all in reasonable detail and, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower or Parent Guarantor, as applicable, as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries or the Parent Guarantor and its Subsidiaries, respectively, in accordance with GAAP, subject only to the absence of footnotes.

(c) Within ten (10) days after the end of each calendar month after the Closing Date, and as may be updated by the Borrower from time to time, a construction progress report for the Project in a form acceptable to the Administrative Agent, which report shall include the status of development and construction of the Project.

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Documents required to be delivered pursuant to Section 6.1(a) or (b) may be delivered electronically and if so delivered, shall be deemed to have been delivered upon the Borrower’s receipt of an acknowledgment from the Administrative Agent or on the date on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender Party has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) the Borrower shall deliver paper copies of such documents to any Lender Party upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by such Lender Party and (ii) the Borrower shall notify each Lender Party (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by any other Lender Party for delivery, and each Lender Party shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. For the avoidance of doubt, to the extent such financial statements are required from Sponsor pursuant to this Section 6.1, Administrative Agent and the Required Lenders agree and acknowledge that provision by Borrower of Sponsor’s publicly available filings shall satisfy such requirement.

6.2 Certificates; Reports; Other Information. Deliver to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), a certificate of the chief executive officer, chief financial officer, treasurer or controller of the Borrower certifying to his/her knowledge, solely in his or her capacity as an officer of the Borrower, that no Default has occurred or, if a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(b) [Reserved]

(c) promptly upon (and in any event within ten (10) Business Days after) receipt or delivery by any Loan Party, copies of any material notices, documents or reports received from or delivered to a Material Project Counterparty under any Material Project Contract;

(d) promptly upon (and in any event within ten (10) Business Days after) the Borrower obtaining knowledge or becoming aware thereof, written notice including the details of, any pending or threatened material litigation, Environmental Claim, arbitration or administrative proceedings by or against any Loan Party, any Building or the Project. For the purposes of this Section 6.2(d) only, such claims shall be considered material only if (i) in the reasonable opinion of the Borrower such claim is likely to be made against the Loan Parties in an aggregate amount greater than $5,000,000, (ii) such claim is for declaratory or injunctive relief that would reasonably be expected to have a Material Adverse Effect on any Building or the Project or (iii) a determination in respect of such Environmental Claim would reasonably be expected to result in a Material Adverse Effect;

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(e) promptly, such additional information regarding the business, financial, legal or corporate affairs of the Loan Parties, as the Administrative Agent may from time to time reasonably request in accordance with customary practice and in nature substantially similar to the information provided in connection with (or leading up to) the Closing Date; and

(f) promptly upon (and in any event within ten (10) Business Days after) receipt or delivery by the Borrower, copies of any material notices, documents or reports received from or delivered to a Material Project Counterparty under any Material Project Contract, including (i) any notices of a material suspension of work, a default, termination, material claims or material demands (including any claims for liquidated damages) (and in each case solely to the extent applicable, reasonable details of any action the Borrower is taking or proposes to take in respect thereof) or (ii) any claim made by a Construction Contractor related to an extension of the Completion Deadline (as defined in the applicable Construction Contract).

6.3 [Reserved].

6.4 [Reserved].

6.5 Notices. Promptly upon (and in any event within ten (10) or, in the case of clauses (a) and (n) below, five (5), Business Days following) the Borrower becoming aware of the same, deliver to the Administrative Agent notice (and, if applicable, copies) of:

(a) the occurrence of any Default;

(b) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event which, individually or when aggregated with any other ERISA Event, would reasonably be expected to have a Material Adverse Effect;

(d) any material change in accounting policies or financial reporting practices by any Loan Party;

(e) any early cancellation (to the extent the relevant insurance policy is not being substantially concurrently renewed or replaced) or material change in the terms, coverage or amounts of any insurance maintained by any Loan Party;

(f) any revocation, denial, adverse and material modification or non-renewal of any Applicable Permit held by any Loan Party;

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(g) any termination (or notice of intent to terminate), assignment, material amendment or waiver of, or any material consent, breach or dispute under, any Material Project Contract not otherwise permitted, consented to, approved or waived under this Agreement or the other Loan Documents;

(h) any material amendment to the Organization Documents of any Loan Party;

(i) the execution of any Additional Material Project Contract;

(j) any Force Majeure Event that persists for more than ten (10) consecutive Business Days;

(k) the occurrence of (i) any Loss Event with respect to a material portion of the Project or any Building, (ii) any Title Event, (iii) the failure to meet any milestone under any Restoration Plan or (iv) following delivery of any Restoration Notice, any Restoration of the Project or any Building being undertaken by any Loan Party that has, or is expected to have, a duration of more than sixty (60) days;

(l) the details of any unscheduled suspension of works or services under a Construction Contract in excess of ten (10) consecutive Business Days;

(m) details of any event that the Borrower reasonably determines will or is likely to lead to a claim in excess of $5,000,000 in the aggregate with respect to all Loan Parties by the Loan Parties under any insurance policy;

(n) details of any disputes with, action or proceedings by or before, any Governmental Authority for the purpose of revoking, terminating, withdrawing, suspending, materially modifying or withholding any Applicable Permit of any Loan Party; and

(o) any issuance or transfer of any limited liability company interests or any other security convertible into limited liability company interests of the Borrower to any Person (other than any such issuance or transfer that is in compliance with Section 7.11).

Each notice pursuant to this Section 6.5 (other than Sections 6.5(a), (g), (h), (l) and (n)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth reasonable details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.5(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.6 Taxes. Pay and discharge as the same shall become due and payable and before the same shall have become delinquent all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Parties.

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6.7 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect (i) its legal existence and (ii) good standing, in each case as a limited liability company under the Laws of the jurisdiction of its organization, (b) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect and (c) conduct its business in the ordinary course in a manner consistent with Good Industry Practices.

6.8 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, subject to Dispositions permitted under Section 7.5, and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.9 Maintenance of Insurance; Flood Insurance.

(a) Either through an individual policy or as part of a group policy maintained by or for the Borrower, maintain or cause to be maintained on its behalf in effect at all times the types of insurance required to be maintained by it pursuant to Schedule 6.9, in the amounts and on the terms and conditions specified therein, and to comply with each obligation or requirement under such insurance policies.

(b) The Borrower shall, upon the Administrative Agent’s request, promptly deliver to the Administrative Agent or the Insurance Consultant, in each case in accordance with Schedule 6.9, true and correct copies of the insurance policies required to be held by or for it under Schedule 6.9, as certified by the Borrower’s insurance broker.

(c) The Borrower shall apply any Loss Proceeds received in accordance with Section 5.3 of the CASDA.

(d) If any Mortgaged Property is at any time a Flood Hazard Property, then the Borrower shall, and shall cause each other Loan Party to, provide to the Administrative Agent the Flood Insurance Documents with respect to such Mortgaged Property. The Administrative Agent shall promptly provide to the Lenders copies of the Flood Insurance Documents, to the extent received from the Borrower or any other Loan Party. The Administrative Agent agrees to request such Flood Insurance Documents at the request of any Lender. The Borrower shall, and shall cause each other Loan Party to, cooperate with the Administrative Agent (acting at the direction of the Required Lenders) in connection with compliance with the Flood Laws, including providing any information reasonably required by the Administrative Agent (or by any Secured Party through the Administrative Agent) in order to confirm compliance with the Flood Laws.

(e) If a Flood Redesignation shall occur with respect to any Mortgaged Property, the Administrative Agent (acting at the direction of the Required Lenders) shall obtain a completed Flood Hazard Determination with respect to such Mortgaged Property, and the Borrower shall, and shall cause each other Loan Party to, provide to the Administrative Agent the Flood Insurance Documents with respect to such Mortgaged Property by not later than forty-five (45) days after the date of the Flood Redesignation or any earlier date required by the Flood Laws.

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6.10 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.

6.11 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of each Loan Party.

6.12 [Reserved].

6.13 Permits. Obtain and maintain in full force and effect each Applicable Permit listed on Schedule 5.10 (including all Applicable Permits listed in Part II of Schedule 5.10 on or prior to the time that such Permit is required under applicable Law), for so long as each such Applicable Permit is required, and comply with all obligations (including all mandatory reporting and/or filing requirements) binding on the Loan Parties under the Applicable Permits, except, in each case, to the extent that any failure to do so would not reasonably be expected to result in a Material Adverse Effect.

6.14 Inspection Rights.

(a) Permit and make commercially reasonable efforts to permit the representatives of the Administrative Agent, each Lender (including to verify construction progress) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors and officers, all at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided that such representatives must comply with safety and security protocols in place at the time of inspection; provided, further, that (i) unless an Event of Default has occurred and is continuing, (A) the foregoing inspection rights shall, in the aggregate for the Administrative Agent and each Lender, be limited to once per quarter and (B) the reasonably incurred and documented costs and expenses of one inspection and visit per calendar year shall be borne by the Borrower and thereafter by the Lender Parties and (ii) if an Event of Default has occurred and is continuing, the representatives of any Lender Party may do any of the foregoing at the expense of the Borrower.

(b) Reasonably cooperate with such representatives of the Administrative Agent or any Lender in connection with a visit or inspection pursuant to Section 6.14(a) and, subject to any limitations contained in any Material Project Contract, use commercially reasonable efforts to ensure that each Material Project Counterparty provides such cooperation, assistance and information in connection with such visit or inspection.

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6.15 Use of Proceeds. Apply, or cause to be applied, the proceeds of the Loans, to (a) pay for Project Costs, (b) consummate the payoff of the Promissory Note, and (c) fund the Interest Reserve Account; provided that the amount of Project Costs paid with the proceeds of the Loans in connection with (x) the Project owned by APLD ELN-02 B LLC and (y) the Project owned by APLD ELN-02 C LLC, shall not exceed $37,500,000 in the aggregate.

6.16 Compliance with Environmental Laws. Comply in all material respects with all applicable Environmental Laws and applicable Environmental Permits; obtain and renew all material Environmental Permits necessary for the operation of the Project; and conduct any investigation, cleanup, response or other corrective action necessary to address all Hazardous Materials at, on, under or emanating from any Mortgaged Property in accordance with the requirements of all applicable Environmental Laws; provided that the Borrower shall not be required to undertake any such investigation, cleanup, response or other corrective action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.17 Further Assurances.

(a) Execute and deliver any and all further instruments and documents and take such other action as the Administrative Agent (acting at the direction of the Required Lenders, acting reasonably) may determine in obtaining the full benefits of, or in perfecting and preserving the Liens of the Security Documents.

(b) Promptly upon request by the Administrative Agent (acting at the direction of the Required Lenders, acting reasonably), or any Lender through the Administrative Agent, in each case, in such Lender Party’s reasonable discretion, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, recordation thereof and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent (acting at the direction of the Required Lenders), or any Lender through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable Law, subject each Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document.

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6.18 [Reserved].

6.19 Material Project Contracts; Force Majeure Events.

(a) Perform and observe in all material respects the terms and provisions of each Material Project Contract and enforce each Material Project Contract in a commercially reasonable manner, except to the extent such performance and observance is subject of a good faith dispute (and, in exercising its rights under a Material Project Contract, not at any time impair the legality, validity or enforceability of any other Transaction Document).

(b) Use commercially reasonable efforts to minimize the impact on the Project and the interests of the Lender Parties of any Force Majeure Event.

6.20 Pari Passu. Take all action necessary to ensure that its Obligations are senior, unconditional, secured and unsubordinated obligations and rank and will rank at least pari passu in priority of payment with all unsecured obligations of such Loan Party outstanding at any time except for any obligations of such Loan Party to creditors whose claims are preferred by operation of applicable Law.

6.21 [Reserved].

6.22 Separateness. (a) Maintain entity records and books of account separate from those of any Affiliate; (b) not commingle its funds or assets with those of any Affiliate; (c) provide that its board of managers or other analogous governing body will hold all appropriate meetings to authorize and approve its actions as required under its governing documents, which meetings will be separate from those of other entities; and (d) conduct in all material respects its business solely in its own name, in a manner not misleading to other Persons as to its identity (including, without limiting the generality of the foregoing, all oral and written communications (if any), including invoices, purchase orders, and contracts).

6.23 Sanctions; Anti-Corruption Laws and Anti-Money Laundering Laws. Conduct its businesses in compliance with applicable Sanctions and Anti-Corruption Laws in all respects, and with applicable Anti-Money Laundering Laws in all material respects, and maintain, or be subject to, policies and procedures designed to promote and achieve compliance with such laws.

6.24 [Reserved].

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6.25 Local Operating Account Control Agreement. Deliver to the Administrative Agent, promptly upon execution and delivery thereof in accordance with the CASDA (and in any event, (a) with respect to any Local Operating Account open as of the Closing Date, unless otherwise requested by the Administrative Agent, not later than the earlier of (i) the date of the Borrowing and (ii) thirty (30) days after the Closing Date; and (b) with respect to any Local Operating Account opened on or after the Closing Date, no later than sixty (60) days after the execution and delivery thereof or such later date as is reasonably acceptable to the Administrative Agent) a true, correct and complete copy of a Control Agreement executed and delivered to the Collateral Agent in accordance with the CASDA in respect of any Local Operating Account that is opened after the Closing Date, duly executed and delivered by the Local Bank (as defined in the CASDA) with which such Local Operating Account is maintained, together with a certificate from a Responsible Officer of the Borrower, certifying that (i) such Control Agreement is a true, complete and correct copy and is in full force and effect and (ii) all applicable conditions precedent, if any, under such Control Agreement to its effectiveness have been satisfied.

6.26 Taxes on Security. Pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender and any other Excluded Taxes.

6.27 [Reserved].

6.28 Payment of Obligations. Shall pay and discharge at or before maturity, all Indebtedness and contractual obligations before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

6.29 Project Accounts. Maintain the Project Accounts in accordance with the CASDA.

6.30 Utilities. Cause the Project to have adequate water and electrical supply, storm and sanitary sewerage facilities, fiber, cable, other required public utilities, fire and police protection, and means of access between the Project and public highways.

6.31 Refinancing. Use commercially reasonable efforts to enter into financing arrangements that, as soon as reasonably practicable (but in any event, within ninety (90) days thereafter (or such longer period as may be agreed by the Administrative Agent in writing)), refinances, renews, replaces, extends or refunds this Facility after any Loan Party or any Affiliate of the Borrower enters into any Lease.

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6.32 Insurance Consultant Report. Deliver to the Administrative Agent the final report prepared by the Insurance Consultant, and, to the extent that the Administrative Agent and the Lenders are not addressees thereof, a reliance letter permitting the Administrative Agent and the Lenders to rely thereon, in each case within thirty (30) days after the Closing Date.

6.33 Construction Contracts and Consents. Deliver to the Administrative Agent within thirty (30) days after the Closing Date (a) evidence reasonably satisfactory to the Administrative Agent that the Construction Contracts have been assigned by the Parent Guarantor to the Borrower; and (b) the Construction Contractor Consents, duly executed by the applicable Construction Contractor, the Borrower and the Collateral Agent.

Article VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent obligations that survive repayment of the Loans and for which no claim has been asserted by a Secured Party), without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), the Borrower shall not, nor shall it permit any Subsidiary Guarantor to, directly or indirectly:

7.1 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names any Loan Party as debtor, or assign any accounts or other right to receive income, other than the following (each, a “Permitted Lien”):

(a) Liens pursuant to any Loan Document;

(b) Liens for ad valorem property taxes not yet due and not delinquent or Liens for taxes which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of staying or preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of staying or preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

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(d) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(e) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially impair the construction or use of the Project;

(g) all Liens and other matters disclosed in the applicable final Mortgage Policy or on the applicable survey;

(h) Liens arising out of judgments or awards so long as (i) an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other security reasonably acceptable to the Required Lenders have been provided or (ii) the amounts owing are fully covered by insurance (other than any customary deductible); provided that such judgments or awards do not otherwise constitute an Event of Default under Section 8.1(g);

(i) Liens arising by virtue of any statutory or common law provision relating to bankers’ liens, rights of set off or similar rights;

(j) pledges or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, other than any Lien which interferes with the ordinary conduct of business of the Borrower or the Project;

(k) the designation of any Secured Party as loss payee under the insurance maintained by the Borrower in accordance with the Loan Documents;

(l) any right of first refusal or right of first offer granted to a tenant pursuant to any Lease;

(m) the subordination, non-disturbance and attornment agreement executed by the Collateral Agent with respect to each Lease;

(n) Permitted Encumbrances (as defined in the Mortgage); and

(o) Liens existing as of the Closing Date as set forth on Schedule 5.9(a).

7.2 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except the following (each such category listed below “Permitted Indebtedness”):

(a) Indebtedness under the Loan Documents;

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(b) Subordinated Affiliate Debt;

(c) trade or other similar Indebtedness incurred by the Loan Parties in the ordinary course of business (but not for borrowed money) and (i) not more than ninety (90) days past due or (ii) being contested in good faith and by appropriate proceedings;

(d) amounts which are, or will become, due and payable to architects, engineers and other professional advisors engaged by the Loan Parties for the Project;

(e) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;

(f) Indebtedness in respect of any bankers’ acceptance, warehouse receipt or similar facilities entered into in the ordinary course of business;

(g) Indebtedness under or in respect of performance bonds, bid bonds, appeal bonds, surety bonds, financial assurances and completion guarantees, indemnification obligations, obligations to pay insurance premiums and similar obligations in each case, of the Loan Parties incurred in the ordinary course of business and not in connection with debt for borrowed money;

(h) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts, in each case, incurred in the ordinary course of business;

(i) Taxes, not yet delinquent or being contested in accordance with, and to the extent permitted by, Section 6.6;

(j) contingent liabilities of the Borrower incurred in the ordinary course of business with respect to any Permit or contract in respect of the Project; and

(k) other unsecured Indebtedness of the Borrower in an amount not to exceed $3,000,000 at any one time outstanding.

7.3 Investments. Make or hold any Investments, except the following (each, a “Permitted Investment”):

(a) Investments held by any Loan Party in the form of Cash Equivalents;

(b) Hedge Agreements required or permitted hereunder;

(c) Permitted Capital Expenditures; and

(d) Investments made by any Loan Party in any Subsidiary Guarantor.

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7.4 Fundamental Changes. (a) Enter into any consolidation, amalgamation, demerger, merger, reconstruction, partnership, profit-sharing or any analogous arrangement; (b) liquidate, wind up or dissolve, or sell, lease or otherwise transfer or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its property, assets or business or combine, merge or consolidate with or into any other entity; (c) change its legal form; (d) modify its Organization Documents, in any manner materially adverse to the Lender Parties; or (e) make any material acquisition of a business or line of business from any Person.

7.5 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business that is not useful or necessary for the operation of any Building or that is replaced;

(b) the liquidation, sale or use of Permitted Investments;

(c) other Dispositions to the extent that such equipment or property is exchanged for credit against the purchase price of replacement equipment or property that is used for the same purpose as, and the quality of which is substantially equivalent to (or better than), the replaced property, or the proceeds of such Disposition are applied, within sixty (60) days after receipt thereof, to the purchase of replacement equipment or property that is used for the same purpose as, and the quality of which is substantially equivalent to (or better than), the replaced property;

(d) condemnations to the extent the proceeds therefrom are applied in accordance with Section 5.3 of the CASDA;

(e) the granting of easements or other interests in real property related to the Project to other Persons so long as such grant is in the ordinary course of business and does not or would not reasonably be expected to materially detract from the value or use of the affected property or to interfere in any material respect with the Borrower’s ability to construct or operate the Project;

(f) Dispositions of the Equity Interests of, or any assets of, any Loan Party; provided that (i) such Equity Interests or assets remain or continue to be pledged to the Collateral Agent for the benefit of the Secured Parties, (ii) in the case of the transfer of any such assets, each transferee (if not a Loan Party) shall Guarantee the Obligations on substantially the same terms as the Parent Guarantee and the Guaranty, shall grant a Lien over all its assets, and all Equity Interests of each such transferee shall be pledged, to the Collateral Agent for the benefit of the Secured Parties and (iii) an opinion of Milbank LLP, special New York and Delaware counsel to each Person to whom such Equity Interests or assets are transferred and, if applicable, each transferee receiving any such Equity Interests or assets, addressed to the Administrative Agent, the Collateral Agent and each Lender, substantially in the form of the opinion delivered pursuant to Section 4.1(a)(x) as to each such Person, Guarantee and pledge(s) shall have been delivered to the Administrative Agent; and

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(g) other Dispositions not otherwise contemplated by clauses (a) through (g) above not to exceed $3,000,000 in the aggregate in any Fiscal Year.

Notwithstanding anything to the contrary in this Agreement or the Loan Documents (in each case other than Section 8.1(o)), (i) transfers, sales, assignments or pledges of the indirect ownership interests in the Borrower shall not be deemed a “Disposition”, and (ii) such transfers, sales, assignments, and pledges shall be permitted without the consent of (or notice to) the Lenders; provided that, for sake of greater certainty, the foregoing shall be without prejudice to Section 8.1(o).

7.6 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, other than any Restricted Payment by any Subsidiary Guarantor to the Borrower.

Notwithstanding the foregoing, the Borrower shall be permitted, if the Borrower has become and remains a REIT in accordance with this Agreement, at any time from time to time after such date, (A) to make REIT Distributions and (B) to make “consent dividends” (as defined in Section 565 of the Code) as and to the extent necessary to comply with the REIT Provisions (if applicable) and/or to avoid U.S. federal income or excise tax at the Borrower’s level for any taxable year; provided that no cash or other property of the Borrower is actually dividended or otherwise distributed to the Pledgor.

7.7 Modifications of Material Project Contracts, Etc.

(a) Except for amendments or modifications to the Electric Services Agreement permitted by Section 7.15, (i) consent to, or permit, any assignment of any Material Project Contract or (ii) consent to, or permit, any amendment to, modification of, or waiver of timely compliance with, any material terms or conditions of the Material Project Contracts or any other amendment to, modification of, or waiver of timely compliance with other material terms or conditions of any Material Project Contract, including the settlement of any material disputes or claims by the counterparties thereunder, unless the Administrative Agent (acting at the direction of the Required Lenders) has consented thereto;

(b) Approve, accept, agree or consent to “Substantial Completion” or countersign or accept any “Certificate of Substantial Completion” under, and each such term as defined in, the applicable Construction Contract (or any equivalent terms thereof with respect to achievement of completion of all construction work (other than punch list items) and the issuance of such certificates thereunder), without the prior consent of the Required Lenders;

(c) Enter into any Additional Material Project Contract without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders) (such consent not to be unreasonably withheld or delayed); provided that any Loan Party may enter into a Lease without the prior consent of the Administrative Agent if the execution, delivery and performance by such Loan Party of its obligations under such Lease (i) could not reasonably be expected to have a Material Adverse Effect and (ii) is not adverse to the interests of the Lenders in any material respect, and the Borrower has delivered a certificate of a Responsible Officer of the Borrower to such effect and attaching a copy of such Lease;

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(d) Except for amendments or modifications to the Electric Services Agreement permitted by Section 7.15, terminate, or consent to any termination of, any Material Project Contract, without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders); or

(e) Unless the Borrower has obtained the prior approval of the Required Lenders, settle or discontinue any dispute or claim under a Material Project Contract or compromise or settle any other liability in respect of the Project that, in either case, results in payments becoming due from the Loan Parties in excess of $5,000,000 per claim or $10,000,000 when aggregated with the amount of any other claim or dispute in respect of which any Loan Party has settled or discontinued any action or proceeding in any twelve (12) month period, in each case, in the aggregate with respect to all Loan Parties.

7.8 Excluded Accounts. Accept, allow, consent to or permit any funds to be deposited or transferred into any Excluded Account (as defined in the CASDA), other than proceeds of (i) cash equity contributions received from the Pledgor; and (ii) Subordinated Affiliate Debt.

7.9 Hedge Agreements. Enter into, or agree to enter into, any Swap Contract.

7.10 Bank Accounts. Establish or maintain any bank accounts other than the Project Accounts, any Local Operating Account (so long as maintained in accordance with the CASDA) and any other accounts permitted to be established or maintained pursuant to the CASDA without prior written consent of the Required Lenders.

7.11 Equity Issuances. Issue any Equity Interests or any security convertible into any other Equity Interests in any Loan Party’s capital to any Person other than Equity Interests that have been issued to a MAM Entity in connection with any investment made by a MAM Entity in the Borrower or any of its Affiliates; provided that (a) upon issuance of any such Equity Interests, such Equity Interests are pledged to the Collateral Agent for the benefit of the Secured Parties and (b) an opinion of Milbank LLP, special New York and Delaware counsel to such MAM Entity, addressed to the Administrative Agent, the Collateral Agent and each Lender, substantially in the form of the opinion delivered pursuant to Section 4.1(a)(x) as to such MAM Entity and pledge shall have been delivered to the Administrative Agent.

7.12 Fiscal Year; Tax Status.

(a) Change its Fiscal Year; or

(b) Change its status as a disregarded entity or partnership for U.S. federal income tax purposes; provided, however, that any Intended TRS may be formed as a corporation or may elect to be treated as a corporation for U.S. federal income tax purposes.

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7.13 Change in Nature of Business. Engage in any business other than the ownership, development, construction, maintenance, use, operation, leasing and financing of the Project, and any activities incidental to the foregoing.

7.14 Subsidiaries; Joint Ventures. (a) Form, own or have any Subsidiaries or otherwise own beneficially an Equity Interest in any Person (other than, in the case of (i) the Borrower, the Subsidiary Guarantors; and (ii) APLD ELN-02, the other Subsidiary Guarantors); provided, however, that the Borrower or any Subsidiary Guarantor may form, own and have, any wholly-owned Subsidiary that becomes a Loan Party hereunder including a Subsidiary intended, following the closing under the Unit Purchase Agreement, to be a “taxable REIT subsidiary” (as such term is defined in Section 856(l) of the Code) with respect to a Person owning a direct or indirect interest in the Borrower (any such Subsidiary, an “Intended TRS”) so long as (x) such Intended TRS Guarantees the Obligations on substantially the same terms as the Parent Guarantee and the Guaranty, grants a Lien over all its assets, and all Equity Interests of such Intended TRS shall be pledged, to the Collateral Agent for the benefit of the Secured Parties and (y) an opinion of Milbank LLP, special New York and Delaware counsel to such Intended TRS, addressed to the Administrative Agent, the Collateral Agent and each Lender, substantially in the form of the opinion delivered pursuant to Section 4.1(a)(x) as to each such Person, Guarantee and pledge(s) shall have been delivered to the Administrative Agent; or (b) be a general partner or a limited partner in any general or limited partnership or a participant in any joint venture or profit sharing agreement or arrangement.

7.15 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate that is not also a Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms at least as favorable to such Loan Party as would be obtainable by such Loan Party at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) the incurrence of Subordinated Affiliate Debt pursuant to Section 7.2(b), (b) the Property Management Agreement or (c) as set forth in Schedule 5.25; (d) transactions between Loan Parties; or (e) amendments or modifications to the Electric Services Agreement, including the bifurcation of such agreement; provided that following such modification or amendment, the Loan Parties retain in the aggregate the right to electrical supply consistent with Project needs.

7.16 Negative Pledge. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability of any Loan Party to create, incur, assume or suffer to exist Liens on its property or (b) requires the grant of a Lien to secure an obligation of such Loan Party if a Lien is granted to secure another obligation of such Loan Party.

7.17 Use of Proceeds. Use the proceeds of the Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

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7.18 Capital Expenditures. Make or become legally obligated to make any Capital Expenditures, other than those Capital Expenditures (collectively, “Permitted Capital Expenditures”) which are:

(a) Capital Expenditures reasonably required to be made pursuant to any applicable Law or any Environmental Laws or to comply with any Permit;

(b) Capital Expenditures required in order to prevent or mitigate an Emergency; provided that (i) without the consent of the Required Lenders, the amount of such excess Capital Expenditures with respect to such Emergency shall not exceed $5,000,000 in the aggregate and (ii) the Borrower shall advise the Administrative Agent of the making of such excess Capital Expenditure promptly after making such Capital Expenditure and deliver to the Administrative Agent a copy of any agreement relating thereto; or

(c) Capital Expenditures not to exceed $3,000,000 in the aggregate in any Fiscal Year.

7.19 Sanctions. Directly or, to its knowledge, indirectly use the proceeds of the Borrowing, or lend, contribute or otherwise make available such proceeds to any Person to fund any activities of or business (i) with any Person that, at the time of such funding, is the target of Sanctions, (ii) in any Designated Jurisdiction or (iii) in any other manner that would constitute a violation of Sanctions by any Person party to the Agreement (including any Lender, Arranger, Administrative Agent, or otherwise).

7.20 Anti-Corruption Laws; Anti-Money Laundering Laws. Directly or, to its knowledge, indirectly use the proceeds of the Borrowing for any purpose which would violate any applicable Anti-Corruption Laws or Anti-Money Laundering Laws.

7.21 Zoning. Initiate or consent to any zoning reclassification of any portion of any Mortgaged Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Mortgaged Property in any manner that would result in such use becoming a non-conforming use under any zoning ordinance or any other Laws, without the prior written consent of the Required Lenders, not to be unreasonably withheld, conditioned or delayed.

7.22 Information Regarding Collateral. Effect any change in (a) any Loan Party’s legal name, (b) the location of any Loan Party’s chief executive office, (c) any Loan Party’s identity or organizational structure, (d) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (e) any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (i) it shall have given the Administrative Agent not less than thirty (30) days’ prior written notice (in the form of certificate signed by a Responsible Officer), or such lesser notice period agreed to by the Required Lenders, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Required Lenders may reasonably request and (ii) it shall have taken all action reasonably satisfactory to the Required Lenders to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Administrative Agent with certified Organization Documents reflecting any of the changes described in the preceding sentence.

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Article VIII
EVENTS OF DEFAULT AND REMEDIES

8.1 Events of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. Any Loan Party fails to (i) pay when and as required to be paid herein, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, any amount of principal of any Loan, (ii) pay within three (3) Business Days after the same becomes due any interest on any Loan or any Fee due hereunder or any other Loan Document, or (iii) pay within five (5) Business Days after such amount becomes due and payable, any other amount payable hereunder or under any other Loan Document; or

(b) Covenant Default. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.5(a), 6.7(a)(i), 6.9, 6.15, 6.18, 6.22, 6.23, 6.31 or Article VII; provided, however, that, solely with respect to the covenants in Sections 6.9, 6.15, 6.22, 7.21 or 7.22 only, the same shall not constitute an Event of Default under this clause (b) if (i) such failure was caused by an administrative or technical error and was not intentional, (ii) the circumstances giving rise to such failure are capable of being cured, and (iii) the Borrower cures such failure within ten (10) Business Days after the Administrative Agent gives notice of such failure to the Borrower; or

(c) Covenant Default with Cure. Any Loan Party fails to perform or observe any other term, covenant or agreement contained in any Loan Document (other than those listed in Sections 8.1(a) or 8.1(b)) and such default continues unremedied for a period of thirty (30) days after the earlier of (i) written notice thereof from any Lender Party to such Loan Party and (ii) knowledge of such default by a Responsible Officer of such Loan Party; provided that, if such failure is not susceptible to cure within such thirty (30) day period, if such Loan Party is proceeding with diligence and in good faith to cure such failure and such failure is susceptible to cure and if the extension of such thirty (30) day period would not reasonably be expected to have a Material Adverse Effect, such thirty (30) day period will be extended as may be necessary to cure such failure so long as such period, as extended, will not exceed ninety (90) days in the aggregate (inclusive of the original thirty (30) day period); or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (to the extent not already qualified by materiality) when made or deemed made; provided that such false or incorrect representation or warranty shall not constitute an Event of Default if (i) the fact, event or circumstance resulting in such false or incorrect representation or warranty is capable of being cured, corrected or otherwise remedied, (ii) such fact, event or circumstance resulting in such false or incorrect representation or warranty has not resulted in a Material Adverse Effect and would not reasonably be expected to have a Material Adverse Effect during such thirty (30) day period, (iii) such Borrower Party is proceeding with diligence and in good faith to cure such fact, event or circumstance resulting in such false or incorrect representation or warranty and (iv) such fact, event or circumstance resulting in such false or incorrect representation or warranty shall have been cured, corrected or otherwise remedied within thirty (30) days from the earlier of (A) written notice thereof from any Lender Party to such Borrower Party and (B) knowledge of such false or incorrect representation or warranty by a Responsible Officer of such Borrower Party; or

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(e) Indebtedness. Any Loan Party or Parent Guarantor (i) fails to make any payment when due and payable beyond any period of grace or cure specified in the corresponding agreement or instrument (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness and such failed payment has an aggregate principal amount of more than the applicable Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or

(f) Bankruptcy Events.

(i) Involuntary Bankruptcy; Attachment. An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief under any Debtor Relief Law in respect of any Loan Party, the Parent Guarantor or a Construction Contractor (each, an “Affected Party”), (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Affected Party or for a substantial part of the property or assets of any Affected Party, or (C) the winding up or liquidation of any Affected Party, and in each case such proceeding or petition shall continue undismissed for sixty (60) days or more or an order or decree approving or ordering any of the foregoing shall be entered; provided that it shall not be an Event of Default under this Section 8.1(f) in the case of a Construction Contractor if, within thirty (30) days (which period shall be extended for so long as (x) a Construction Contractor is continuing to perform under the applicable Construction Contract and, other than such involuntary proceeding in respect of a Construction Contractor, there is no default, failure to perform or other circumstance permitting the Borrower to terminate a Construction Contract; (y) the Borrower is diligently pursuing such cure; and (z) on a monthly basis after the occurrence and during the continuation thereof, the Borrower delivers to the Administrative Agent reasonable details of the action the Borrower has taken and proposes to take with respect to the same) after the institution of any proceeding or process described in clause (A), (B) or (C) above, the Borrower enters into a replacement construction contract in form and substance, taken as a whole, no less favorable to the Borrower than the applicable Construction Contract being replaced or otherwise reasonably acceptable to the Required Lenders with a replacement construction contractor reasonably acceptable to the Required Lenders; or

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(ii) Voluntary Bankruptcy. Any Affected Party shall (A) voluntarily commence any proceeding or file any petition seeking relief under any Debtor Relief Law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in Section 8.1(f) above, (C) apply for, request or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Affected Party or for a substantial part of the property or assets of such Affected Party, (D) file an answer admitting the material allegations of a petition filed against such Affected Party in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) any corporate action is taken by such Affected Party for the purpose of effecting any of the foregoing; provided that it shall not be an Event of Default under this Section 8.1(f)(ii) in the case of a Construction Contractor if, within thirty (30) days (which period shall be extended for so long as (x) a Construction Contractor is continuing to perform under the applicable Construction Contract and, other than such involuntary proceeding in respect of a Construction Contractor, there is no default, failure to perform or other circumstance permitting the Borrower to terminate the applicable Construction Contract; (y) the Borrower is diligently pursuing such cure; and (z) on a monthly basis after the occurrence and during the continuation thereof, the Borrower delivers to the Administrative Agent reasonable details of the action the Borrower has taken and proposes to take with respect to the same) after the occurrence of any event described in clauses (A) through (G) above, the Borrower enters into a replacement construction contract, taken as a whole, no less favorable to the Borrower than the applicable Construction Contract being replaced or otherwise reasonably acceptable to the Required Lenders with a replacement construction contractor reasonably acceptable to the Required Lenders; or

(g) Judgments. There is entered against any Loan Party or the Parent Guarantor (i) one or more final non-appealable judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the applicable Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company has been notified of the potential claim and does not dispute coverage), or (ii) one or more non-monetary final non-appealable judgments that has resulted in a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(h) ERISA. An ERISA Event shall have occurred with respect to a Pension Plan or a Multiemployer Plan which such ERISA Event, together with all other ERISA Events, if any, would reasonably be expected to result in a Material Adverse Effect; or

(i) Invalidity of Loan Documents. Any Loan Document (or any material provision thereof), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction or other Governmental Authority to be invalid, illegal or unenforceable; or any Borrower Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Borrower Party repudiates or denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

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(j) Security Documents. Any Security Document after delivery thereof shall for any reason (other than pursuant to the terms thereof or as the result of the acts or omissions of any of the Secured Parties) cease to create, or shall be asserted by any Borrower Party not to create, a valid and perfected first priority Lien (subject to Permitted Liens) on a material portion of the Collateral purported to be covered thereby; or

(k) Abandonment. Any Loan Party voluntarily abandons, decommissions, cancels or withdraws from the Project without the express intention to return for a period of ten (10) Business Days; provided that such Loan Party shall not be considered to have voluntarily abandoned, decommissioned, cancelled or withdrawn from the Building to the extent there is a cessation of construction activities of the Project due to the occurrence of a Force Majeure Event,; or

(l) Material Project Contracts.

(i) Breach. Any Loan Party or any Material Project Counterparty shall be in material breach of, or in material default under, a Material Project Contract and such breach or default gives (or with the passage of time or giving of notice will give) the Material Project Counterparty or any Loan Party, as the case may be, the right to terminate such Material Project Contract and shall continue unremedied for a period equal to the grace period specified in such Material Project Contract and, in the case of any Material Project Contract (other than the Lease) where the Material Project Counterparty party thereto has so breached or defaulted, the Borrower has not replaced such Material Project Contract with a Replacement Project Contract (including by way of assignment by the then existing Material Project Counterparty to a third party that satisfies the requirement of clause (a) or (b) of the definition of Replacement Project Contract, as applicable) within sixty (60) days after the earlier of (1) written notice thereof from any Lender Party to the Borrower and (2) knowledge of such default by a Responsible Officer of the Borrower; provided that, if the Borrower is proceeding with diligence and in good faith to replace such Material Project Contract, the Borrower continues to satisfy its payment obligations in full under the Loan Documents as such obligations become due and payable thereunder and if the extension of such sixty (60) day period would not reasonably be expected to have a Material Adverse Effect, such sixty (60) day period will be extended as may be necessary to cure such failure so long as such period, as extended, will not exceed ninety (90) days in the aggregate (inclusive of the original sixty (60) day period); or

(ii) Termination; Invalidity. Any Material Project Contract (or any material provision thereof), other than the Lease, at any time after its execution and delivery, terminates or ceases to be in full force and effect or is declared by a court of competent jurisdiction or other Governmental Authority to be invalid, illegal or unenforceable (except upon fulfillment of such party’s obligations thereunder or the scheduled expiration of the term of such Material Project Contract or termination otherwise permitted pursuant hereto) and, in the case of any Material Project Contract (other than the Lease), the Borrower has not replaced such Material Project Contract with a Replacement Project Contract within forty-five (45) days after the earlier of (1) written notice thereof from any Lender Party to the Borrower and (2) knowledge of such default by a Responsible Officer of the Borrower; or

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(m) Loss Event. Any event of Total Loss or Event of Eminent Domain occurs such as to not allow any Loan Party to continue satisfying its material obligations hereunder and under the other Transaction Documents, in each case, after giving effect to any insurance proceeds or other amounts available to any Loan Party and applied to the replacement or repair of the affected assets; or

(n) Permits. Any Applicable Permit of any Loan Party is lost, surrendered, forfeited, revoked or otherwise not maintained in full force and effect, such loss, surrender, forfeiture, revocation or failure to maintain would reasonably be expected to have a Material Adverse Effect, and such Applicable Permit is not restored or replaced by another Applicable Permit issued within sixty (60) days after the earlier of (i) notice thereof from any Lender Party to the Borrower and (ii) actual knowledge of such default by a Responsible Officer of the Borrower; provided that, if such failure is not susceptible to cure within such sixty (60) day period, if the Borrower is proceeding with diligence and in good faith to cure such failure and such failure is susceptible to cure and if the extension of such sixty (60) day period would not reasonably be expected to have a Material Adverse Effect, such sixty (60) period will be extended as may be necessary to cure such failure so long as such period, as extended, will not exceed one hundred twenty (120) days in the aggregate (inclusive of the original sixty (60) day period); or

(o) Change of Control. A Change of Control has occurred; or

(p) Parent Guarantee. The Parent Guarantor fails to comply with Section 4.1 of the Parent Guarantee.

8.2 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent, at the direction of the Required Lenders, may take any or all of the following actions:

(a) declare the Commitments to be terminated, whereupon such Commitments shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, all accrued and unpaid Fees, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Loan Party;

(c) exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents or applicable Law; and

(d) direct the Collateral Agent to exercise all contractual and legal rights of secured creditors under the Security Documents in relation to the Collateral, including setting off and applying all monies on deposit in any Project Account or, to the extent then open and subject to a Control Agreement, Local Operating Account, to the satisfaction of the amount of Obligations outstanding and then due and payable;

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provided that upon the occurrence of an event with respect to any Loan Party described in Section 8.1(f)(i) or 8.1(f)(ii), the Commitments shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Loan Party.

8.3 Application of Funds. After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.2), any amounts received on account of the Obligations shall be applied in accordance with Section 9.2 of the CASDA.

Article IX
ADMINISTRATIVE AGENT

9.1 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Sumitomo Mitsui Banking Corporation to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents to which the Administrative Agent is a party, and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are expressly delegated to the Administrative Agent by the terms hereof or thereof.

Except with respect to Section 9.6, (a) the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and (b) neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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9.3 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents to which it is a party, and its duties shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (A) with the consent or at the request or direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary) or (B) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default, Event of Default or Trigger Event unless and until written notice describing such Default, Event of Default or Trigger Event (which notices shall state that it is a notice of Default, Event of Default or Trigger Event) is given to a responsible officer of the Administrative Agent by the Borrower or a Lender; and

(v) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, Event of Default or Trigger Event, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (E) the value or the sufficiency of any Collateral, or (F) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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(b) The Administrative Agent shall have no responsibility for interest or income on any funds held under the Loan Documents.

(c) Whether or not explicitly set forth therein, the rights, powers, protections, immunities and indemnities granted to the Administrative Agent herein shall apply to any document entered into the Administrative Agent in connection with its role as Administrative Agent under the Loan Documents. Each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents to which it is a party on the date hereof or on the Closing Date on behalf of and for the benefit of such Persons.

(d) Except in the case where the Administrative Agent is instructed by the Required Lenders, the Administrative Agent shall not have any duty to (i) file or prepare any financing or continuation statements or record any documents or instruments in any public office for purposes of creating, perfecting or maintaining any Lien or security interest created under the Loan Documents; (ii) take any necessary steps to preserve rights against any parties with respect to any Collateral; or (iii) take any action to protect against any diminution in value of the Collateral.

(e) The Administrative Agent shall never be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers under the Loan Documents. In no event shall the Administrative Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages (including without limitation lost profits), even if such Person has been advised of the possibility of such damages and regardless of the form of action. The Administrative Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters.

(f) Delivery of reports, documents and other information to the Administrative Agent is for informational purposes only and the Administrative Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein. Information contained in notices, reports or other documents delivered to the Administrative Agent and other publicly available information shall not constitute actual or constructive knowledge. Knowledge of or notices or other documents delivered to Sumitomo Mitsui Banking Corporation in any capacity shall not constitute knowledge of or delivery to Sumitomo Mitsui Banking Corporation in any other capacity under the Loan Documents or to any affiliate or other division of Sumitomo Mitsui Banking Corporation.

(g) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, before taking or omitting any action to be taken or omitted by the Administrative Agent under the terms of this Agreement and the other Loan Documents, the Administrative Agent may seek the written direction of the Required Lenders (which written direction may be in the form of an email), and the Administrative Agent is entitled to rely (and is fully protected in so relying) upon such direction. The Administrative Agent is not liable with respect to any action taken or omitted to be taken by it in accordance with such direction. If the Administrative Agent requests such direction with respect to any action, the Administrative Agent is entitled to refrain from such action unless and until it has received such direction, and such Person does not incur liability to any Person by reason of so refraining. In the absence of an express statement in the Loan Documents regarding which Secured Parties shall direct in any circumstance, the direction of the Required Lenders shall apply and be sufficient for all purposes.

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(h) In each instance where the Administrative Agent is required to forward reports, documents or other information to the Lenders, it shall be sufficient for the Administrative Agent to make such report, document or other information available on SyndTrak, DXSyndicate™, Intralinks, Debtdomain, Firmex or any similar website, and such information shall be deemed delivered upon posting.

(i) If at any time the Administrative Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Collateral), the Administrative Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Administrative Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Administrative Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(j) In connection with the delivery of any information to the Administrative Agent by any other Person to be used in connection with the preparation or distribution of calculations or reports, the Administrative Agent is entitled to conclusively rely on the accuracy of any such information and shall not be required to investigate or reconfirm its accuracy and shall not be liable in any manner whatsoever for any errors, inaccuracies or incorrect information resulting from the use of this information.

(k) Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Loan Documents, the Administrative Agent shall have all of the rights, immunities, indemnities and other protections granted to it under this Agreement (in addition to those that may be granted to it under the terms of such other agreement or agreements).

(l) Notwithstanding anything else to the contrary, whenever reference is made in the Loan Documents to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Administrative Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Administrative Agent, it is understood that in all cases the Administrative Agent shall be fully justified in failing or refusing to take any such action under the Loan Documents if it has not have received such written direction, advice or concurrence of the Required Lenders to such effect.

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9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.6 Resignation and Removal of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, (i) the Borrower, so long as no Event of Default has occurred and is continuing, shall have the right, subject to the Required Lenders’ consent (such consent not to be unreasonably withheld or delayed) or (ii) the Required Lenders shall have the right, subject, so long as no Event of Default has occurred and is continuing, to Borrower consent (such consent not to be unreasonably withheld or delayed), in each case, to appoint a successor, which shall be a commercial bank with an office in the United States having a combined capital and surplus of at least $500,000,000, or an Affiliate of any such bank with an office in the United States (but shall not be a Disqualified Institution). If no such successor shall have been so appointed by the Borrower or the Required Lenders, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Borrower) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

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(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent. The Administrative Agent may be removed by the Required Lenders (i) upon thirty (30) days’ notice without cause or (ii) immediately upon notice, if there is a breach by the Administrative Agent of any of its duties or material obligations hereunder or under any other Loan Documents or for gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable order) in connection with the performance of its duties hereunder or under any other Loan Documents. In the case of any such removal pursuant to this Section 9.6(b), (i) the Borrower, so long as no Event of Default has occurred and is continuing, shall have the right subject to the Required Lenders’ consent (such consent not to be unreasonably withheld or delayed), or (ii) the Required Lenders shall have the right, subject, so long as no Event of Default has occurred and is continuing, to Borrower consent (such consent not to be unreasonably withheld or delayed), in each case, to appoint a successor, which shall be a commercial bank with an office in the United States having a combined capital and surplus of at least $500,000,000, or an Affiliate of any such bank with an office in the United States (but shall not be a Disqualified Institution). If no such successor shall have been so appointed by the Borrower or Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Borrower) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. In the event that the Person serving as Administrative Agent is also serving as the Collateral Agent and/or the Depositary, on the date of its removal as Administrative Agent pursuant to this Section 9.6(b), such Person’s appointment as Collateral Agent and/or the Depositary shall automatically cease and terminate on the same date as it ceases to be the Administrative Agent, and the rights and obligations of the Collateral Agent and the Depositary (as the case may be) in connection with such termination shall be governed by Sections 9.8(b) and 9.16(b) of the CASDA, respectively.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of a successor’s appointment hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents if not already discharged in accordance with the provisions of this Section 9.6. The fees payable by the Borrower to a successor shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.4 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

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(d) Any Person into which the Administrative Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any Person succeeding to the business of the Administrative Agent shall be the successor of the Administrative Agent without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

9.7 Non-Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender, or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, each Arranger listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as a Lender hereunder. For the avoidance of doubt, none of the Administrative Agent, the Lenders and the Green Loan Coordinator are bound to monitor or verify the application of any amount borrowed pursuant to this Agreement, except as expressly set forth in the Loan Documents.

9.9 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) acting at the direction of the Required Lenders, to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under the Loan Documents) allowed in such judicial proceeding; and

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(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

9.10 Erroneous Payments.

(a) If the Administrative Agent (i) notifies a Lender or Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender or Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 9.10(b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (ii) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.10(a) and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

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(b) Without limiting Section 9.10(a), each Lender or any Person who has received funds on behalf of a Lender or Secured Party, agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (i) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (ii) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (iii) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) such Lender or Secured Party acknowledges and agrees that (A) in the case of clause (i) or (ii), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of clause (iii)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in clauses (i), (ii) and (iii)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.10(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.10(b) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Documents with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under Section 10.4 or Section 9.10(b).

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(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with Section 9.10(a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such effect to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent (but not, for the avoidance of doubt, the Borrower) shall be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 10.6 (but excluding, in all events, any assignment consent or approval requirements (other than the Borrower)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

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(e) The parties hereto agree that (i) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Loan Parties; provided that this Section 9.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Loan Parties relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, clauses (i) and (ii) under this Section 9.10(e) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Loan Parties for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

9.11 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Borrower Party, that at least one of the following is and will be true:

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(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Section I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Section I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (i) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Borrower Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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Article X
MISCELLANEOUS

10.1 Amendments, Etc.

(a) Except as set forth in Section 6.13, no amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Hedge Agreements, which may only be amended in accordance with their terms), and no consent to any departure by the Borrower or any other Borrower Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Borrower Party, as the case may be, and acknowledged by the Administrative Agent (acting at the direction of the Required Lenders), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(i) waive any condition set forth in Section 4.1 without the written consent of each Lender;

(ii) increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2) (it being understood, for the avoidance of doubt, that waivers or modifications of conditions precedent, covenants or Defaults shall not constitute an increase of the Commitment of any Lender) without the written consent of such Lender;

(iii) postpone or extend any Maturity Date, any other date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(iv) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (B) of the second proviso to this Section 10.1) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or to amend any financial covenant (or any defined term directly or indirectly used therein);

(v) change the order of application of any reduction in the Commitments or any prepayment of Loans from the application thereof set forth in the applicable provisions of Section 2.4(a), in any manner that materially and adversely affects the Lenders under the Facility without the written consent of each Lender directly and adversely affected thereby;

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(vi) amend or modify the provisions of Section 2.11 in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(vii) [Reserved]

(viii) change any provision of this Section 10.1 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(ix) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(x) [Reserved]

(xi) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of each Lender;

(xii) change the order of application of funds pursuant to Section 9.2 of the CASDA in any material adverse manner, without the written consent of each Lender; or

(xiii) subordinate the Obligations or the Liens granted under any Security Document to any other Indebtedness or Lien of any Loan Party, as the case may be, except as may be expressly contemplated under this Agreement, without the written consent of each Lender;

(xiv) and provided, further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (B) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

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(b) Without the consent of any other Lender Party, the Borrower and the Administrative Agent and/or the Collateral Agent may (but shall have no obligation to) enter into any amendment, modification or waiver of any Loan Document (other than the Hedge Agreements, which may only be amended in accordance with their terms), or enter into any new agreement or instrument, to (i) cure any ambiguity, error, omission, defect or inconsistency which is of a technical nature and not material, (ii) make any change that would provide any additional rights or benefits to the Lenders, or (iii) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, or as required by applicable Law to give effect to or protect any security interest for the benefit of the Secured Parties in any property or so that the security interests therein comply with applicable Law, including (A) any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Security Documents, (B) to revise any schedule to reflect any change in notice information, (C) to revise the account numbers for each of the Project Accounts as may be necessary to reflect the replacement of the Collateral Agent or as may be required by internal procedures of the Collateral Agent or (D) to revise the name of the Collateral Agent on any UCC financing statement or other Security Document as may be necessary to reflect the replacement of the Collateral Agent.

10.2 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except as otherwise provided in this Agreement, including in Section 10.2(b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail, as follows:

(i) if to the Loan Parties or the Administrative Agent, to the address or electronic mail address specified for such Person on Schedule 10.2; and

(ii) if to any Lender, to the address or electronic mail address specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Loan Parties).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices and other communications delivered through electronic communications to the extent provided in Section 10.2(b) shall be effective as provided in such Section 10.2(b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Loan Parties may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

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Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such damages are found in a judgment by a court of competent jurisdiction by final and non-appealable judgment to have resulted from such Person’s gross negligence or willful misconduct.

(d) Change of Address, Etc. Each of the Loan Parties and the Administrative Agent may change its address for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

10.3 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against any Loan Party shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.8 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.4 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Depositary, the Arranger, the Lenders and their respective Affiliates (including the reasonable fees, charges and disbursements of outside counsel for the Agents, the Depositary, the Arranger and the Lenders; provided, that absent a conflict of interests, the Borrower will only pay or reimburse reasonable fees, charges and disbursements of a single counsel for the foregoing parties in each applicable jurisdiction), in connection with the syndication of the Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Lender Parties and the Depositary, including the fees, charges and disbursements of any outside counsel for the Lender Parties and the Depositary (provided, that absent a conflict of interests, the Borrower will only pay or reimburse reasonable fees, charges and disbursements of a single counsel for the foregoing parties in each applicable jurisdiction), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

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(b) Indemnification by the Borrower. The Borrower shall indemnify each Lender Party, each Arranger and the Depositary, and each Related Party of such Lender Party, each Arranger and the Depositary (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual fees, losses, claims, damages, liabilities and related expenses (including out of pocket attorneys’ fees and expenses and court costs incurred by any Indemnitee in enforcing the indemnity; provided, that absent a conflict of interests, the Borrower will only pay or reimburse reasonable fees, charges and disbursements of a single counsel for all Indemnitees taken as a whole in each applicable jurisdiction) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Borrower Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents, the Depositary and their respective Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Borrower, or any Environmental Liability related in any way to the Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by the Borrower, any other Borrower Party or any other Person, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any such Indemnitee’s affiliates or (y) result from a claim brought by the Borrower or any other Borrower Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or any other Borrower Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) unless such claim is brought against an Agent or the Depositary in its capacity as such, result from a claim not involving an act or omission of any Borrower Party or any of its affiliates and that is brought by an Indemnitee against another Indemnitee; provided further that no action taken by an Agent or the Depositary in accordance with the direction of the Required Lenders shall be deemed to constitute gross negligence, bad faith or willful misconduct by such Agent or Depositary for purposes of this Section. Without limiting the provisions of Section 3.1(c), this Section 10.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, or damages, arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 2.8(b), 10.4(a) or 10.4(b) or Section 10.11 of the CASDA to be paid by it to the Agents the Depositary or any Related Party thereof, each Lender severally agrees to pay to such Agent the Depositary or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Facility Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the relevant Agent or the Depositary in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent or the Depositary in connection with such capacity. The obligations of the Lenders under this Section 10.4(c) are subject to the provisions of Section 2.11(e). If any indemnity in favor of an Agent or the Depositary shall be or become in its determination inadequate, such Person may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

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(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each of the Administrative Agent, the Lenders and the Loan Parties shall not assert, and hereby waives, any claim against any other such party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that nothing contained in this clause (d) shall limit the Borrower’s indemnity and reimbursement obligations pursuant to clause (b) with respect to any third-party claims made against any Indemnitee. No Indemnitee referred to in Section 10.4(b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section 10.4 shall be added to the Obligations and be secured by the Security Documents and, unless otherwise provided, shall be due and payable on the next succeeding Transfer Date occurring at least ten (10) Business Days following receipt by the Borrower of written demand.

(f) Survival. The agreements in this Section 10.4 shall survive the termination of the Loan Documents, the resignation or removal of the Agents or the Depositary and the payment of the obligations hereunder.

10.5 Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to any Lender Party or the Depositary, or any Lender Party or the Depositary exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender Party or the Depositary) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations, the resignation or removal of the Agents or the Depositary and the termination of this Agreement.

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10.6 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.6(a), (ii) by way of participation in accordance with the provisions of Section 10.6(d) or (iii) by way of pledge or assignment of security interest as contemplated in Section 10.6(d). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby), the other Agents, each Indemnitee, Participants to the extent provided in Section 10.6(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Lender Parties any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (in each case with respect to the Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under the Facility and/or the Loans at the time owing to it (in each case with respect to the Facility), or in the case of an assignment to a Lender, an Affiliate of a Lender, no minimum amount need be assigned; and

(B) in any case not described in Section 10.6(b)(i)(A), the aggregate amount of the applicable Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

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(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned. Prior to the end of the Availability Period any assignment in respect of the Facility shall be accompanied by a ratable assignment of the relevant Lender’s Commitments in respect thereof.

(iii) Required Consents. No consent shall be required for any assignment except (A) to the extent required by Section 10.6(b)(i)(B), (B) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender (excluding any Disqualified Institution) or an Approved Fund; provided that, to the extent the consent of the Borrower is required, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof, and (C) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may (but shall not be obligated to) elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates (other than any Debt Fund Affiliate; provided that for any vote of the Required Lenders, Debt Fund Affiliates may not, in the aggregate, account for more than 49.9% of the amounts included in determining whether the Required Lenders have consented to the relevant amendment, waiver or other action), (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), (D) to any Disqualified Institution or (E) any Competitor or Vulture Fund; provided that, notwithstanding this clause (E), any Lender may, at any time when an Event of Default pursuant to Section 8.1(a) or Section 8.1(f) has occurred and is continuing at the time of such assignment or participation, assign or participate any of its rights or obligations to a Competitor or Vulture Fund.

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(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent (acting at the direction of the Required Lenders), the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause (vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section10.6(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5 and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6(a) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(d).

The Borrower shall not be liable for any increased costs, additional Taxes or any stamp taxes that arise from such assignment by any Lender.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and each Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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(d) Participations. Any Lender may at any time, without the consent of, or written notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender, a Disqualified Institution or the Borrower or any of the Borrower’s Affiliates (other than a Debt Fund Affiliate)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Loan Party and each Lender Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.4(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.1 that directly affects such Participant. Each Loan Party agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(a), subject to the requirements and limitations therein, including the requirements under Section 3.1(e) (it being understood that the documentation required under Section 3.1(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(a); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.6 and 10.13 as if it were an assignee under Section 10.6(a) and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.4, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.6 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5 of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having supervisory jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.7 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or by any subpoena or similar legal process; provided that prior to such disclosure, the disclosing party is given prompt written notice (to the extent timely practicable and legally permitted) of the disclosure requirement so that it may take whatever action it deems appropriate, including intervention in any proceeding and the seeking of an injunction to prohibit such disclosure, except in the event counsel to the receiving party advises that such party is legally compelled to disclose such information without further delay, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.7, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder in reliance on this clause (f), (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided hereunder, (h) to credit insurers providing credit insurance with respect to the Facility, (i) with the consent of the Borrower or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.7 or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments and may circulate promotional materials in the form of “tombstone” advertisements, for league table purposes or otherwise describing the names of the Borrower and its Affiliates, the amount, type and closing date of the credit facilities and any other non-confidential information.

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For purposes of this Section, “Information” means all information provided to it by or on behalf of the Borrower relating to any Borrower Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by or on behalf of the Borrower, provided that, in the case of information received from or on behalf of the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential or is otherwise of a nature that would reasonably lead the recipient of such information to believe it is confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to confidential information of other customers in similar transactions.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or the Sponsor, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such other Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such other Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section 10.8 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

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10.9 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in this Agreement shall be deemed to be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signature in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by any Lender or on their behalf and notwithstanding that any Lender may have had notice or knowledge of any Default at the time of the Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect, and other material terms, of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Required Lenders then such provisions shall be deemed to be in effect only to the extent not so limited.

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10.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.6, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.1 and 3.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.6(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Any legal action or proceeding with respect to this Agreement or any other Loan Document (other than the Mortgage) shall, except as provided in Section 10.14(d), be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and any appellate court from any thereof and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

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(c) Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document (other than the Mortgage) brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York and any appellate court from any thereof, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(d) Nothing in this Section 10.14 shall limit the right of the Agents or the Lender Parties to refer any claim against any Borrower Party to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by any Agent or any Lender Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

(e) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE.

10.15 Entire Agreement. This Agreement, including the documents referred to herein, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings of the parties hereto relating to the subject matter herein contained.

10.16 No Third-Party Beneficiaries. The covenants contained herein are made solely for the benefit of the parties hereto (other than, in the case of Section 10.4, each Indemnitee not a party hereto) and successors and assigns of such parties as specified herein and shall not be construed as having been intended to benefit any third party not a party to this Agreement.

10.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger and the Lenders are arm’s-length commercial transactions between each Loan Party and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arranger and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger nor any Lender has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each Loan Party and its Affiliates, and neither the Administrative Agent, the Arranger nor any Lender, has any obligation to disclose any of such interests to any Loan Party or its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

120	Credit and Guaranty Agreement

10.18 USA PATRIOT Act; Beneficial Ownership Regulation. Each Lender that is subject to the PATRIOT Act and the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Borrower Party, which information includes the name and address of each Borrower Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower Party in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all commercially reasonable documentation and other information that the Administrative Agent or such Lender in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws, including the USA Patriot Act and the Beneficial Ownership Regulation.

10.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

121	Credit and Guaranty Agreement

10.20 Non-Recourse. Anything herein or in any other Loan Document to the contrary notwithstanding, the obligations of each Loan Party under this Agreement and each other Loan Document to which it is a party are obligations solely of such Loan Party and do not constitute a debt, liability or obligation of (and no recourse shall be made with respect to) any other Borrower Party or Sponsor or any of their respective Affiliates (other than the Loan Parties), or any shareholder, partner, member, officer, director or employee of the Sponsor or such Affiliates (collectively, the “Non-Recourse Parties”), except that the foregoing shall not limit the obligations or liabilities of the Pledgor under the Pledge Agreement and of the Parent Guarantor under the Parent Guarantee. No action under or in connection with this Agreement or any other Loan Document to which any Loan Party is a party shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder or thereunder shall be obtainable by any Secured Party against any Non-Recourse Party, except that the foregoing shall not limit the obligations or liabilities of the Pledgor under the Pledge Agreement and of the Parent Guarantor under the Parent Guarantee. Nothing herein contained shall limit or be construed to (a) release any Non-Recourse Party from liability for its fraudulent actions or misappropriation of funds or willful misconduct, (b) limit or impair the exercise of remedies with respect to any Equity Interests of the Loan Parties or other Collateral under and in accordance with the Security Documents to which any Non-Recourse Party is a party or (c) limit the liability of any Person that is a party to a Loan Document with respect to any liability arising under such Loan Document (but subject to any limitation of liability contained in such Loan Document).

10.21 Acknowledgment Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreements, Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

122	Credit and Guaranty Agreement

10.22 Release of Liens. Each Lender hereby authorizes the Administrative Agent to instruct the Collateral Agent to release any Lien on any property granted to or held by the Collateral Agent under any Security Document (a) upon the cancellation of all Commitments and the payment and satisfaction in full of the Loans or (b) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder, in each case as confirmed in writing by the Administrative Agent.

10.23 Green Loan Provisions. Each of the parties hereto intends to categorize the Loans described in this Agreement as “green loans” in accordance with the framework specified in Schedule 10.23.

Article XI
CONTINUING gUARANTY

11.1 Guaranty. Each Subsidiary Guarantor hereby absolutely and unconditionally guarantees, to the Collateral Agent, for the benefit of the Secured Parties, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). Without limiting the generality of the foregoing, the Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Loan Party under any Debtor Relief Laws. This Guaranty shall not be affected by the genuineness, validity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Subsidiary Guarantor under this Guaranty, and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

11.2 Rights of Lenders. Each Subsidiary Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof (subject to the consent of the relevant Borrower Party in accordance with the terms of the Loan Documents); (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Subsidiary Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Subsidiary Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Subsidiary Guarantor.

123	Credit and Guaranty Agreement

11.3 Certain Waivers. Each Subsidiary Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other Subsidiary Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that such Subsidiary Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) [Reserved]; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties (other than the performance of the Subsidiary Guarantors’ obligations hereunder in accordance with the terms hereof). Each Subsidiary Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

11.4 Obligations Independent. The obligations of each Subsidiary Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other Subsidiary Guarantor, and a separate action may be brought against such Subsidiary Guarantor to enforce this Guaranty whether or not the Borrower or any other Person or entity is joined as a party.

11.5 Subrogation. No Subsidiary Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until the Satisfaction Date. If any amounts are paid to such Subsidiary Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

11.6 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until the Satisfaction Date. Notwithstanding the foregoing, this Guaranty shall be revived, as the case may be, if any payment by or on behalf of the Borrower or any Subsidiary Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Subsidiary Guarantor under this Section 11.6 shall survive termination of this Guaranty.

124	Credit and Guaranty Agreement

11.7 Subordination. Each Subsidiary Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Subsidiary Guarantor, whether now existing or hereafter arising, including, but not limited to, any obligation of the Borrower to such Subsidiary Guarantor as subrogee of the Secured Parties or resulting from such Subsidiary Guarantor’s performance under this Guaranty, to the payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrower to such Subsidiary Guarantor shall be enforced and performance received by such Subsidiary Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such Subsidiary Guarantor under this Guaranty.

11.8 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Subsidiary Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Subsidiary Guarantor immediately upon demand by the Secured Parties.

11.9 Condition of Borrower. Each Subsidiary Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other Subsidiary Guarantor such information concerning the financial condition, business and operations of the Borrower and any such other Subsidiary Guarantor as such Subsidiary Guarantor requires, and that none of the Secured Parties has any duty, and such Subsidiary Guarantor is not relying on the Secured Parties at any time, to disclose to such Subsidiary Guarantor any information relating to the business, operations or financial condition of the Borrower or any other Subsidiary Guarantor (such Subsidiary Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

[Signature Pages Follow]

125	Credit and Guaranty Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

APLD HPC Holdings LLC,
as Borrower

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Authorized Person

APLD ELN-02 LLC,
as a Subsidiary Guarantor

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Authorized Person

APLD ELN-02 A LLC,
as a Subsidiary Guarantor

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Authorized Person

APLD ELN-02 B LLC,
as a Subsidiary Guarantor

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Authorized Person

APLD ELN-02 C LLC,
as a Subsidiary Guarantor

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Authorized Person

[Signature Page to Credit and Guaranty Agreement]

SUMITOMO MITSUI BANKING CORPORATION,
as Administrative Agent and as a Lender

By:	/s/ Quynh Tran
Name:	Quynh Tran
Title:	Managing Director

[Signature Page to Credit and Guaranty Agreement]

EXHIBIT A

TO CREDIT AND GUARANTY AGREEMENT

FORM OF COMMITTED LOAN NOTICE

(Delivered pursuant to Sections 2.2(b) and 4.1(l) of the Credit and Guaranty Agreement)

Date of this Committed Loan Notice: [•], 20__

Requested date of Borrowing: [•], 20__

Sumitomo Mitsui Banking Corporation,

as Administrative Agent

277 Park Avenue

New York, NY 10172

Attention:	Gregory Miller, Wunda Pangu, James Briggs
Telephone:	[***]
Email:	[***]

Ladies and Gentlemen:

I, the undersigned, do hereby certify that I am a Responsible Officer of APLD HPC Holdings LLC, a Delaware limited liability company (the “Borrower”), and hereby certify on behalf of the Borrower solely in my capacity as Responsible Officer, and not in my individual capacity, pursuant to Sections 2.2(b) and 4.1(l) of the Credit and Guaranty Agreement, dated as of February 11, 2025 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each Subsidiary Guarantor from time to time party thereto, Sumitomo Mitsui Banking Corporation, as administrative agent and collateral agent, and the lenders from time to time party thereto, that:

1. This notice (this “Committed Loan Notice”) constitutes a request for:

☐ A Borrowing of Loans

☐ A conversion or continuation of Loans

(a) On ___________________________(a Business Day).

A-1

(b) In the amount of $______________________1.

(c) Comprised of [Base Rate Loans] [SOFR Loans].

2. On the proposed date of [Borrowing] [conversion of Loans] [continuation of Loans], after giving effect to the [Borrowing] [conversion of Loans] [continuation of Loans of the same Type] requested hereunder, the aggregate outstanding principal balance of all Loans is $___________________.

3. The undersigned hereby certifies and confirms on behalf of the Borrower solely in their capacity as a Responsible Officer, and not in their individual capacity, that on and as of the date hereof and on and as of the date of the proposed Borrowing (both immediately prior to the Borrowing and also after giving effect thereto and to the intended use thereof):

(a) The representations and warranties of the Borrower contained in Article V of the Credit Agreement or any other Loan Document to which the Borrower is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification).

(b) No Default exists, or would result from such proposed Borrowing or from the application of the proceeds thereof.

4. Attached hereto as Annex 1 is the applicable Committed Loan Notice Back-Up Certificate, delivered pursuant to Section 4.1(m) of the Credit Agreement in respect of the Borrowing requested hereunder.

5. The proceeds of the Borrowing, the subject of this Committed Loan Notice, shall be disbursed in accordance with the funds flow memorandum attached hereto as Annex 2.

All capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

1 Specify an amount not less than $1,000,000 or any whole multiple of $1 in excess thereof. In each case, the amount requested shall not exceed the aggregate amount of the applicable Commitment.

A-2

IN WITNESS WHEREOF, the undersigned has executed this Committed Loan Notice on this [__] day of [•], 20__.

APLD HPC HOLDINGS LLC

By:
Name:
Title:

A-3

ANNEX 1

TO EXHIBIT A

TO CREDIT AND GUARANTY AGREEMENT

FORM OF COMMITTED LOAN NOTICE BACK-UP CERTIFICATE

(Delivered pursuant to Section 4.1(m) of the Credit and Guaranty Agreement)

Date: _________, 20__

APLD HPC HOLDINGS LLC

Reference is made to (a) the Credit and Guaranty Agreement, dated as of February 11, 2025 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among APLD HPC Holdings LLC, a Delaware limited liability company (the “Borrower”), each Subsidiary Guarantor from time to time party thereto, Sumitomo Mitsui Banking Corporation, as administrative agent and collateral agent, and the lenders from time to time party thereto and (b) that certain Committed Loan Notice of the Borrower, dated _________, 20__ (the “Related Committed Loan Notice”), delivered by the Borrower pursuant to Sections 2.2(b) and 4.1(l) of the Credit Agreement. All capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Related Committed Loan Notice or the Credit Agreement, as applicable.

This certificate (this “Committed Loan Notice Back-Up Certificate”) is delivered pursuant to Section 4.1(m) of the Credit Agreement. The undersigned hereby, solely in their capacity as a Responsible Officer of the Borrower, and not in their individual capacity, hereby certifies on behalf of the Borrower as follows:

1. Attached hereto, or otherwise previously delivered to the Administrative Agent, as Schedule 1 are copies of invoices and other supporting documentation with regard to the Project Costs in excess of $100,000 individually that the Borrower intends to pay or reimburse with the proceeds of the requested Borrowing.

2. The proceeds of the requested Borrowing will be used solely to pay Project Costs.

[SIGNATURE PAGE FOLLOWS]

Annex A-1-1

IN WITNESS WHEREOF, the undersigned has executed this Committed Loan Notice Back-Up Certificate on the date first written above.

APLD HPC HOLDINGS LLC

By:
Name:
Title:

Annex A-1-2

SCHEDULE 1

To aNNEX A OF Exhibit A

TO CREDIT AND GUARANTY AGREEMENT

[SCHEDULE 1 TO BE ATTACHED]

Schedule 1

ANNEX 2

TO EXHIBIT A

TO CREDIT AND GUARANTY AGREEMENT

FUNDS FLOW MEMORANDUM

Annex A-2-1

EXHIBIT B

TO CREDIT AND GUARANTY AGREEMENT

FORM OF TERM NOTE

THIS TERM NOTE (THIS “NOTE”) AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

$[_____]	New York, New York
Date: [•], 20__

FOR VALUE RECEIVED, the undersigned, APLD HPC Holdings LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to [_____] (the “Lender”) or its registered assigns at the office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Maturity Date the principal amount of (a) $[_____], or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower under the Credit Agreement. The principal amount shall also be paid in the amounts and on the dates specified in Sections 2.4, 2.6, 2.11(a) and 2.11(b) of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office specified in the Credit Agreement on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.7 of the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof and each conversion of all or a portion thereof to another Type. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Loan.

This Note (a) is [one of] the promissory note[s] relating to Loans referred to in the Credit and Guaranty Agreement, dated as of February 11, 2025 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each Subsidiary Guarantor from time to time party thereto, Sumitomo Mitsui Banking Corporation, as administrative agent and collateral agent, and the lenders from time to time party thereto, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

B-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind, except as expressly set forth in the Credit Agreement.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

B-2

APLD HPC HOLDINGS LLC,

By:
Name:
Title:

B-3

EXHIBIT C
TO CREDIT AND GUARANTY AGREEMENT

[RESERVED]

C-1

EXHIBIT D-1
TO CREDIT AND GUARANTY AGREEMENT

Form of Assignment and Assumption

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit and Guaranty Agreement identified below (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

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1. Assignor[s]:	________________________________
________________________________

2. Assignee[s]:	________________________________
________________________________
[for each Assignee, indicate [Lender][Affiliate][Approved Fund] of [identify Lender]]

3. Borrower:	APLD HPC Holdings LLC, a Delaware limited liability company

4. Administrative Agent:	Sumitomo Mitsui Banking Corporation, as the Administrative Agent under the Credit Agreement

5. Credit Agreement:	Credit and Guaranty Agreement dated as of February 11, 2025 among the Borrower, each Subsidiary Guarantor from time to time party thereto, Sumitomo Mitsui Banking Corporation, as administrative agent and collateral agent, and the lenders from time to time party thereto

6. Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Loans Assigned[7]	Aggregate Amount of Commitment/ Loans for all Lenders[8]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7. Trade Date: ______________]

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

5 List each Assignor, as appropriate.

6 List each Assignee, as appropriate.

7 Fill in the appropriate terminology for the Types of Loans under the Credit Agreement that are being assigned under this Assignment and Assumption (i.e., “Base Rate Loan” or “SOFR Loan”).

8 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

D-1-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

D-1-3

[Consented to and Accepted:

Sumitomo Mitsui Banking Corporation,
as the Administrative Agent][10]

By:
Title:

[Consented to:

APLD HPC HOLDINGS LLC

By:
Title: ][11]

10 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

11 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

D-1-4

ANNEX 1

TO EXHIBIT D-1

TO CREDIT AND GUARANTY AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.6(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.6(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and the CASDA, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Annex D-1-1

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts and all amounts payable in kind) to [the][the relevant] Assignee for amounts which have accrued both prior to and from and after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for the periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto [, the Borrower]1 and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

1 To be added only if the consent of the Borrower is not required by the terms of the Credit Agreement and the Borrower is not a party to the Assignment and Assumption.

Annex D-1-2

EXHIBIT D-2

TO CREDIT AND GUARANTY AGREEMENT

FORM OF ADMINISTRATIVE QUESTIONNAIRE

D-2

EXHIBIT E

TO CREDIT AND GUARANTY AGREEMENT

FORM OF MORTGAGE

(Delivered pursuant to Section 4.1(a)(ix) of the Credit and Guaranty Agreement)

E-1

exhibit F-1

to credit and guaranty agreement

form of opinion – new york AND DELAWARE counsel to borrower Parties

(Delivered pursuant to Section 4.1(a)(x) of the Credit and Guaranty Agreement)

F-1-1

exhibit f-2

to credit and guaranty agreement

form of opinion – NORTH DAKOTA counsel to borrower PARTIES

(Delivered pursuant to Section 4.1(a)(xi) of the Credit and Guaranty Agreement)

F-2-1

exhibit f-3

to credit and guaranty agreement

form of opinion – NEVADA counsel to borrower PARTIES

(Delivered pursuant to Section 4.1(a)(xii) of the Credit and Guaranty Agreement)

F-3-1

Exhibit g

TO CREDIT AND GUARANTY AGREEMENT

FORM OF BORROWER’S CLOSING CERTIFICATE

(Delivered pursuant to Sections 4.1(a)(iii)(B), 4.1(a)(vi), 4.1(a)(xiii), 4.1(d) and 4.1(i) of the Credit and Guaranty Agreement)

APLD HPC HOLDINGS LLC

Date: February 11, 2025

I, the undersigned, do hereby certify that I am a Responsible Officer of APLD HPC Holdings LLC, a limited liability company, duly incorporated, validly existing and organized under the laws of Delaware (the “Borrower”), and hereby certify on behalf of the Borrower solely in my capacity as a Responsible Officer, and not in my individual capacity, pursuant to the Credit and Guaranty Agreement, dated as of February 11, 2025 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each Subsidiary Guarantor from time to time party thereto, Sumitomo Mitsui Banking Corporation, as administrative agent and collateral agent, and the lenders from time to time party thereto, that as of February 11, 2025:

1. The conditions in Section 4.1(a)(iii)(B) of the Credit Agreement are satisfied.

2. Pursuant to Section 4.1(a)(vi) of the Credit Agreement, attached hereto as Annexes 1 and 2 are true, complete and correct copies of (a) the Construction Contract, duly executed by the parties thereto and in full force and effect and (b) the Electric Services Agreement, duly executed by the parties thereto and in full force and effect and, in each case, (i) no Loan Party nor, to any Loan Party’s knowledge, any other Person party to such Material Project Contract, is in material breach or material default thereunder, and (ii) all applicable conditions precedent, if any, thereunder to its effectiveness, have been satisfied or waived.

3. Pursuant to Section 4.1(d) of the Credit Agreement, an electronic copy of the final Closing Date Financial Model in a file titled “$375 MM Bridge Loan APLD HPC Holdings_v20” has been delivered on the date hereof.

4. The representations and warranties of the Borrower contained in Article V of the Credit Agreement or any other Loan Document to which the Borrower is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification).

G-1

5. (i) The Project Accounts have been established and (ii) the Interest Reserve Account has been established and, after giving effect to the Borrowing on the date hereof and the application of the proceeds thereof, funded in an amount not less than $15,694,718.75.

6. No Default exists, or will result from the Borrowing to be made on the date hereof or from the application of the proceeds thereof.

All capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

G-2

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

APLD HPC HOLDINGS LLC

By:
Name:
Title:

G-3

ANNEXES [1 – 2]

To Exhibit G

TO CREDIT AND GUARANTY AGREEMENT

[ANNEX [1] – ANNEX [2] TO BE ATTACHED]

Annex G-1-1

EXHIBIT H

TO CREDIT AND GUARANTY AGREEMENT

FORM OF SOLVENCY CERTIFICATE

(Delivered pursuant to Section 4.1(a)(xv) of the Credit and Guaranty Agreement)

SOLVENCY CERTIFICATE

Date: February 11, 2025

This certificate is being furnished on February 11, 2025, pursuant to Section 4.1(a)(xv) of the Credit and Guaranty Agreement dated as of February 11, 2025 (the “Credit Agreement”) among APLD HPC Holdings LLC, a Delaware limited liability company (the “Borrower”), each Subsidiary Guarantor from time to time party thereto, Sumitomo Mitsui Banking Corporation, as administrative agent and collateral agent, and the lenders from time to time party thereto. All capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Credit Agreement.

The undersigned hereby certifies solely in his capacity as [Chief Financial Officer] [Treasurer] [finance controller] of the Borrower on behalf of the Borrower, and without personal liability therefor, as follows:

1. I am duly appointed and acting [Chief Financial Officer] [Treasurer] [finance controller] of the Borrower and as such am authorized to execute this certificate on behalf of the Borrower.

2. I am familiar with the properties, businesses, assets and liabilities of the Borrower.

3. On and as of the Closing Date (immediately after giving effect to the transactions to occur on the Closing Date):

(a) the fair value of the assets of the Borrower is greater than the total amount of liabilities, direct, subordinated, contingent or otherwise, of the Borrower;

(b) the present fair salable value of the assets of the Borrower is not less than the amount that will be required to pay the probable liability of the Borrower on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(c) the Borrower does not intend to, and does not believe that it will, incur debts or other liabilities beyond its ability to pay such debts and other liabilities as they mature;

(d) the Borrower is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the Borrower’s property would constitute as unreasonably small capital; and

H-1

(e) the Borrower will be able to pay its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured.

For the purposes of this certificate, the amount of contingent liabilities as of the Closing Date was computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[SIGNATURE PAGE FOLLOWS]

H-2

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

APLD HPC HOLDINGS LLC

By:
Name:
Title:

H-3

EXHIBIT I

TO CREDIT AND GUARANTY AGREEMENT

FORM OF SUBORDINATION AND PLEDGE AGREEMENT

SUBORDINATION AND PLEDGE AGREEMENT

among

APLD HPC HOLDINGS LLC,
as Borrower,

[•],
as Subordinated Affiliate Lender and Pledgor,

and

SUMITOMO MITSUI BANKING CORPORATION,
as Collateral Agent

_______________________________________

Dated as of [•], 20[•]

_______________________________________

I-1

I-2

Schedule I – Corporate Information
Schedule II – Initial Pledged Debt
Schedule 5.09 – Notice Addresses

I-3

SUBORDINATION AND PLEDGE AGREEMENT

This SUBORDINATION AND PLEDGE AGREEMENT (the “Agreement”), dated as of [•][•], 20[•], among [•], a [•] organized and existing under the laws of [•] (the “Subordinated Affiliate Lender”), APLD HPC HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), and SUMITOMO MITSUI BANKING CORPORATION, not in its individual capacity but solely as collateral agent on behalf of the Secured Parties (together with its successors and permitted assigns in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower, through the Subsidiary Guarantors (all wholly owned Subsidiaries of the Borrower), intends to design, develop, engineer, construct, equip, test, complete and maintain data center buildings located in Ellendale, North Dakota (the “Project”).

WHEREAS, the Borrower has entered, among other Loan Documents, into that certain Credit and Guaranty Agreement, dated as of February 11, 2025 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each Subsidiary Guarantor from time to time party thereto, Sumitomo Mitsui Banking Corporation, as administrative agent (the “Administrative Agent”) and collateral agent, and the lenders from time to time party thereto;

WHEREAS, the ability of the Borrower to incur indebtedness from Applied Digital Corporation, a Nevada corporation (the “Sponsor”), or any Affiliate thereof is conditioned upon the execution and delivery by the Sponsor or Affiliate thereof and the Borrower of this Agreement, pursuant to which the Sponsor or Affiliate thereof agrees to subordinate its rights with respect to the Subordinated Debt (as defined below) to the rights of the Secured Parties with respect to the Obligations, all on the terms set forth herein; and

[WHEREAS, the Borrower and the Subordinated Affiliate Lender [plan to enter on [•]]/[have entered on the date hereof] into that certain loan agreement (the “Subordinated Loan Agreement”), pursuant to which the Subordinated Affiliate Lender has agreed to extend Subordinated Affiliate Debt in the form of one or more loans to the Borrower, on and subject to the terms and conditions set forth in the Subordinated Loan Agreement and this Agreement.]

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Borrowing, the Subordinated Affiliate Lender and the Borrower each hereby agrees as follows:

Article I
DEFINITIONS

Section 1.01. Rules of Interpretation. For the purposes of this Agreement (including the recitals hereto), (a) capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement, (b) the principles of construction set forth in Section 1.2 of the Credit Agreement shall apply hereto and (c) unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.

I-4

Section 1.02. Definitions. In addition, wherever used in this Agreement and unless the context requires otherwise, the following terms shall have the following meanings:

“Agreement” has the meaning provided in the preamble of this Agreement.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Borrower” has the meaning provided in the preamble of this Agreement.

“Collateral Agent” has the meaning provided in the preamble of this Agreement.

“Credit Agreement” has the meaning provided in the Preliminary Statements of this Agreement.

“Initial Pledged Debt” has the meaning provided in Section 4.01.

“Insolvency Proceeding” means, with respect to any Person, any (a) insolvency or bankruptcy case, action or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, in respect of such Person, or relative to any of its assets; (b) any liquidation, dissolution or other winding up of such Person, whether partial or complete and whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (c) any assignment for the benefit of creditors generally or any other marshalling of all or any substantial part of the assets and liabilities of such Person.

“Material Adverse Effect” means, in respect of the Subordinated Affiliate Lender, a material adverse change in or a material adverse effect upon:

(a) the ability of the Subordinated Affiliate Lender to perform its material obligations under this Agreement; or

(b) the validity or enforceability of this Agreement or any other Loan Document to which the Subordinated Affiliate Lender is a party; or

(c) the rights and remedies available to, or conferred upon, any Secured Party under this Agreement.

“Party” means any party to this Agreement.

“Permitted Payments” means any Restricted Payment made by the Borrower to the Subordinated Affiliate Lender pursuant to and in accordance with Section 7.6 of the Credit Agreement.

“Pledged Collateral” has the meaning provided in Section 4.01.

“Pledged Debt” has the meaning provided in Section 4.01(a).

I-5

“Pledgor” has the meaning provided in Section 4.01.

“Senior Debt Termination Date” means the date on which all Obligations (other than contingent liabilities and obligations which are unasserted at such date) have been fully paid, performed and discharged in full in cash, all Commitments have terminated or expired and no Hedge Agreement shall be in effect.

“Subordinated Affiliate Lender” has the meaning provided in the preamble of this Agreement.

“Subordinated Debt” has the meaning provided in Section 2.01.

“Subordinated Loan Agreement” has the meaning provided in the Preliminary Statements of this Agreement.

“UCC” shall mean the Uniform Commercial Code, as in effect from time to time in the State of New York; provided that if, with respect to any financing statement or by reason of any provisions of law, perfection or the effect of perfection or nonperfection or the priority of the security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or nonperfection or priority.

Article II
AGREEMENT TO SUBORDINATE

Section 2.01. Subordination of Debt. Each of the Subordinated Affiliate Lender and the Borrower agrees that all indebtedness and other obligations of the Borrower to the Subordinated Affiliate Lender under the Subordinated Loan Agreement now or hereafter existing (whether created directly or acquired by assignment or otherwise), and interest (including interest accruing after the filing of any Insolvency Proceeding in respect of the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and premiums, if any, thereon and other amounts payable in respect thereof or in connection therewith, including any reimbursement obligations or indemnities (collectively, the “Subordinated Debt”) is and shall be subordinate and junior, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Obligations. For the avoidance of doubt, the Subordinated Debt does not include any Permitted Payments received by the Subordinated Affiliate Lender.

Section 2.02. Payments on the Subordinated Debt. No payment (including any payment that may be payable by reason of any other indebtedness of the Borrower being subordinated to payment of the Subordinated Debt), other than Permitted Payments, shall be made by or on behalf of the Borrower for or on account of any Subordinated Debt, and the Subordinated Affiliate Lender shall not take or receive from the Borrower, directly or indirectly, in cash, securities or other property, by purchase or redemption, or by set-off or in any other manner, including, from or by way of collateral, payment of all or any of the Subordinated Debt, until the Senior Debt Termination Date.

I-6

Section 2.03. Events of Subordination. (a) If an Insolvency Proceeding shall occur with respect to the Borrower, the Secured Parties shall be entitled to receive payment in full in cash of the Obligations before the Subordinated Affiliate Lender is entitled to receive any payment of all or any of the Subordinated Debt, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such Insolvency Proceeding (including any payment that may be payable by reason of any other indebtedness of the Borrower being subordinated to payment of the Subordinated Debt) shall be paid or delivered directly to Collateral Agent for the account of the Secured Parties for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations until the Senior Debt Termination Date. In the event that any Default shall have occurred and be continuing, then no payment (including any payment that may be payable by reason of any other indebtedness of the Borrower being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of the Borrower for or on account of any Subordinated Debt, and the Subordinated Affiliate Lender shall not take or receive from the Borrower, directly or indirectly, in cash, securities or other property or by set-off or in any other manner, including from or by way of collateral, payment of all or any of the Subordinated Debt.

(b) Subject to Section 2.02, in the event that any Subordinated Debt is declared due and payable before its stated maturity, the Secured Parties shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Obligations before the Subordinated Affiliate Lender is entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Borrower being subordinated to the payment of the Subordinated Debt) by the Borrower on account of the Subordinated Debt.

Section 2.04. In Furtherance of Subordination. The Subordinated Affiliate Lender agrees as follows:

(a) If any Insolvency Proceeding shall occur with respect to the Borrower,

(i) the Collateral Agent is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Affiliate Lender or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 2.03 and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt or enforcing any security interest or other lien securing payment of the Subordinated Debt) as it may be directed in accordance with the CASDA for the exercise or enforcement of any of the rights or interests of the Secured Parties hereunder; and

(ii) the Subordinated Affiliate Lender shall duly and promptly take such action as the Collateral Agent, as directed in accordance with the CASDA, may request (A) to collect and receive the Subordinated Debt and any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt for the account of the Secured Parties and to file appropriate claims or proofs or claim in respect of the Subordinated Debt and (B) to execute and deliver to the Collateral Agent such powers of attorney, assignments, or other instruments as they may request in order to enable the Collateral Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt.

I-7

(b) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Subordinated Affiliate Lender contrary to the provisions of this Agreement shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds and property held by the Subordinated Affiliate Lender and shall be promptly paid over to the Collateral Agent for the account of the Secured Parties in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations in accordance with the terms of the Security Documents.

(c) The Collateral Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Affiliate Lender shall have failed to comply with any of the provisions of this Agreement applicable to it and such failure continues beyond any applicable notice and cure periods. The Subordinated Affiliate Lender hereby irrevocably waives any defense (other than the defense of payment in full in cash of the Obligations) based on the adequacy of a remedy at law or otherwise, which might be asserted as a bar to such remedy of specific performance.

Section 2.05. No Commencement of Any Proceeding. Subject to Section 2.02, the Subordinated Affiliate Lender agrees that, so long as the Senior Debt Termination Date shall not have occurred, the Subordinated Affiliate Lender shall not take, sue for, ask or demand from the Borrower (whether directly or indirectly) any payment of all or any of the Subordinated Debt, by set off or in any other manner, or commence, or join with any creditor other than the Secured Parties in commencing, directly or indirectly, or causing the Borrower to commence, or assist the Borrower in commencing, any Insolvency Proceeding in respect of the Borrower.

Section 2.06. Rights of Subrogation. The Subordinated Affiliate Lender agrees that, until the Senior Debt Termination Date, no payment or distribution to the Secured Parties pursuant to the provisions of this Agreement shall entitle the Subordinated Affiliate Lender to exercise any right of subrogation, contribution, reimbursement, indemnity or otherwise against the Borrower. If any amount shall erroneously be paid to the Subordinated Affiliate Lender on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be segregated from other funds and property held by the Subordinated Affiliate Lender and shall be promptly paid over to the Collateral Agent for the account of the Secured Parties in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations in accordance with the terms of the Security Documents.

Section 2.07. Subordination Legend; Further Assurances. (a) The Subordinated Affiliate Lender and the Borrower shall cause each instrument evidencing Subordinated Debt (if any) to be endorsed with the following legend:

“The indebtedness evidenced by this instrument is subordinated to the prior payment in full in cash of the Obligations (as defined in the Subordination and Pledge Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Subordination and Pledge Agreement, dated as of [•] [•], 20[•], by the maker hereof and payee named herein, and Sumitomo Mitsui Banking Corporation, as Collateral Agent, until the termination of such Subordination and Pledge Agreement in accordance with its terms, upon which termination such subordination shall immediately and automatically terminate.”

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(b) The Subordinated Affiliate Lender and the Borrower each shall, as applicable, further mark their books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement and shall, in the case of any Subordinated Debt which is not evidenced by any instrument, upon the Collateral Agent’s reasonable request, as directed in accordance with the CASDA, cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments endorsed with the above legend. Each of the Subordinated Affiliate Lender and the Borrower shall, at their respective expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Collateral Agent, as directed in accordance with the CASDA, may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder.

Section 2.08. Agreements in Respect of Subordinated Debt. (a) Until the Senior Debt Termination Date, the Subordinated Affiliate Lender shall not:

(i) accelerate the maturity of the principal of and accrued interest on the Subordinated Debt;

(ii) commence any judicial action or proceeding to collect payment of principal of or interest on the Subordinated Debt;

(iii) commence any judicial action or proceeding against the Borrower in bankruptcy, insolvency or receivership law;

(iv) take any collateral security for the Subordinated Debt;

(v) convert or exchange any of the Subordinated Debt into or for any other indebtedness or equity interest or subordinate, or permit to subordinate, any of the Subordinated Debt to any indebtedness of the Borrower other than the Obligations;

(vi) sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt, except (A) pursuant to a transfer permitted under the Loan Documents and (B) to an entity that agrees to be bound by the terms hereof and executes and delivers a Subordination and Pledge Agreement substantially in the form hereof to the Collateral Agent; or

(vii) permit the terms of any of the Subordinated Debt to be changed, amended or modified without the prior written consent of the Collateral Agent other than any amendment that does not amend, waive or otherwise modify in any manner any of the terms of this Agreement applicable to such Subordinated Debt and does not otherwise have any adverse effect on any of the rights and interests of any of the Secured Parties under the Loan Documents; provided that notwithstanding the foregoing, the Subordinated Affiliate Lender may permit the terms of any Subordinated Debt to be changed from time to time to forgive or cancel any Subordinated Debt, extend the maturity of such Subordinated Debt, postpone the due date of any payment due thereunder or to reduce the rate of interest on such Subordinated Debt.

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(b) The Subordinated Affiliate Lender shall promptly upon its actual knowledge or receipt of notice thereof notify the Collateral Agent, in writing, of the occurrence of any default (beyond any applicable cure period) under the Subordinated Debt.

Section 2.09. Agreement by the Borrower. The Borrower agrees that it shall not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement.

Section 2.10. Obligations Hereunder Not Affected. All rights and interests of the Secured Parties hereunder, and all agreements and obligations of the Subordinated Affiliate Lender and the Borrower under this Agreement, shall be irrevocable (until the Senior Debt Termination Date), absolute and unconditional irrespective of, and each of the Subordinated Affiliate Lender and the Borrower hereby irrevocably waives (to the maximum extent permitted by applicable Law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other obligations of the Borrower under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document (other than with respect to any Loan Document to which the Subordinated Affiliate Lender or the Borrower is a party without the consent of the Subordinated Affiliate Lender or the Borrower, to the extent such consent is required thereunder), including any increase in the Obligations resulting from the extension of additional credit to the Borrower or any settlement or compromise of any Obligations or obligations of any other Subordinated Affiliate Lender hereunder or under any other Loan Document;

(c) any taking, exchange, release or non-perfection of any Collateral or any taking, release or amendment or waiver of, or consent to departure from, any other guarantee, for all or any of the Obligations;

(d) any manner of application of any other Collateral or any other collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any other Collateral or any other collateral for all or any of the Obligations or any other obligations of the Borrower under the Loan Documents or any other assets of the Borrower;

(e) any change, restructuring or termination of the corporate structure, shareholders or existence of the Borrower;

(f) any failure of any Secured Party to disclose to the Borrower or the Subordinated Affiliate Lender any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower now or hereafter known to such Secured Party (the Subordinated Affiliate Lender and the Borrower waiving any duty on the part of the Secured Parties to disclose such information);

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(g) the failure of any other Person to execute this Agreement or any other Loan Document, guaranty or agreement or the release or reduction of liability of any grantor or surety with respect to the Obligations;

(h) any right to deferral or modification of the obligations of the Subordinated Affiliate Lender and the benefit of the statute of limitations in any action hereunder or in any action for the collection or performance of any Obligations hereunder or of the Borrower or otherwise under any of the Loan Documents by reason of any Insolvency Proceedings affecting the Borrower, the Subordinated Affiliate Lender or any other Person;

(i) any defense that may arise by reason of the lack of capacity or authority, incapacity, death or disability of any other Person or the failure of any of the Secured Parties to file or enforce a claim against the estate (in any Insolvency Proceeding or any other proceeding) of any other Person;

(j) any breach or non-performance by any other Person of any of the Transaction Documents;

(k) any Insolvency Proceeding commenced by or against the Borrower, the Subordinated Affiliate Lender or any other party to any of the Transaction Documents, including the rejection of this Agreement or any other Transaction Document in any such proceeding (nothing herein being a concession that anything in this Agreement is properly classifiable as an executory obligation);

(l) the occurrence or continuance in effect of any Default;

(m) the failure by any Person to pay any Taxes that may have been payable in respect of the transactions contemplated by the Transaction Documents;

(n) the failure of any Person to register this Agreement or any other Transaction Document with any Governmental Authority (if applicable);

(o) the failure of any Person to obtain any approval or consent from any Governmental Authority required in connection with this Agreement or any other Transaction Document;

(p) to the fullest extent permitted by applicable Law, any defense or benefit that may be derived from or afforded by applicable Law that limits the liability of or exonerates guarantors or sureties, including any defense to the recovery of any deficiency after foreclosure under any mortgage by nonjudicial sale;

(q) any order, writ, injunction or decree issued by any court, Governmental Authority or any arbitrator, or any enforcement or recovery thereof against or affecting it or any other Person or any of their respective properties;

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(r) any change in Law which may affect the Borrower’s or the Subordinated Affiliate Lender’s obligations under the Transaction Documents to which they are a party or the rights of the Collateral Agent or any other Secured Party;

(s) any change in the scope of the Project or in the value, equity return on or economic viability of the Project; or

(t) any other circumstance or any existence of or reliance on any representation by any Secured Party (other than the defense of payment in full in cash of the Obligations) that might otherwise constitute a defense available to, or a discharge of, the Borrower, the Subordinated Affiliate Lender or any other guarantor or surety.

Section 2.11. Waiver. The Subordinated Affiliate Lender and the Borrower each hereby waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly required hereunder or under any other Loan Document) with respect to any of the Obligations and this Agreement and any requirement that the Secured Parties protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

Article III
REPRESENTATIONS AND WARRANTIES

The Subordinated Affiliate Lender hereby represents and warrants to and in favor of the Collateral Agent as of the date of this Agreement as follows:

Section 3.01. Organization. (a) It is duly organized and validly existing under the laws of the jurisdiction of its organization; (b) it has all corporate power and authority necessary under the laws of the jurisdiction of its organization to own its property and carry on its business as presently conducted and (c) is duly qualified to do business and in good standing as a foreign corporation under the laws of each other jurisdiction, if any, in which such qualification is required, except, in the case of this clause (c), to the extent failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

Section 3.02. Authorization; No Conflict. It has all requisite corporate, limited liability company or other organizational power and authority necessary to execute and deliver this Agreement and to incur and perform all obligations hereunder and grant the security interest contemplated hereby. Neither its execution, delivery nor performance of this Agreement nor its consummation of the transactions contemplated hereby (a) violate any applicable Law in any material respect; (b) contravene its organizational documents in any material respect; (c) conflict with in any material respect or result in the material breach of, or constitute a material default or require any material payment to be made under, any material mortgage, indenture, contract, loan agreement, deed of trust, lease or other agreement binding on it or affecting any of the Pledged Collateral; or (d) result in or require the creation or imposition of any Lien upon or with respect to any of its property other than Permitted Liens.

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Section 3.03. Consents and Approvals. No authorization, license, permit or approval or other action by, and no notice to or filing with, any Person (including any Governmental Authority or any other third party) is necessary, that has not otherwise been obtained and is in full force and effect, for (a) the due execution and delivery of this Agreement by, and the enforceability thereof in accordance with its terms against it; (b) the granting to the Collateral Agent for the benefit of the Secured Parties of any security interest in the Pledged Collateral; and (c) the perfection and maintenance of the security interests in the Pledged Collateral (including the first priority nature thereof) except as contemplated in the Loan Documents and in Sections 4.04 and 4.05 of this Agreement, except, in each case, where failure to do so, individually or in the aggregate, would not have a material impact or effect with respect to such execution or delivery of this Agreement, granting of any security interest in the Pledged Collateral or perfection or maintenance of the security interests in the Pledged Collateral.

Section 3.04. Legality; Validity; Enforceability. Its execution and delivery of this Agreement has been duly authorized by all necessary corporate action and constitute, or when delivered will constitute, a legal, valid and binding obligation enforceable against it in accordance with its terms, except as may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 3.05. Subordinated Debt. (a) A true and complete copy of the Subordinated Loan Agreement as of the date of this Agreement has been furnished to the Collateral Agent and the Subordinated Loan Agreement has not been amended or otherwise modified, and there are no other documents or instruments evidencing the Subordinated Debt other than the Subordinated Loan Agreement; (b) the Subordinated Loan Agreement has been (with respect to the Subordinated Affiliate Lender only, to such Subordinated Affiliate Lender’s knowledge) duly authorized, issued and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity; (c) there exists no default in respect of any such Subordinated Debt; (d) the Subordinated Affiliate Lender is the legal and beneficial owner of the Subordinated Debt now outstanding, is free and clear of any Lien, security interest, option or other charge or encumbrance, other than Permitted Liens; (e) there are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived; and (f) the Subordinated Affiliate Lender has independently and without reliance upon the Secured Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

Section 3.06. Litigation. There is no litigation, arbitration, investigation, administrative, governmental or other similar proceeding or, to its knowledge, threatened (in writing) that relates to the legality, validity or enforceability of this Agreement that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

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Section 3.07. Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.

(a) Neither it, nor any of its directors or officers, nor to its knowledge, any of its employees, agents or Affiliates, is an individual or entity that is, or is owned or controlled 50% or more in the aggregate by any individual or entity that is (a) currently the target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant Sanctions Authority or (c) domiciled, organized or resident in a Designated Jurisdiction.

(b) For the past 5 years, it has conducted its business in compliance with applicable Sanctions and applicable Anti-Corruption Laws and in material compliance with Anti-Money Laundering Laws, and has implemented, or been subject to, policies and procedures designed to promote and achieve compliance with such laws.

Section 3.08. Insolvency Proceedings. It is not subject to any pending or threatened in writing Insolvency Proceeding [continuing beyond all applicable cure periods under the Loan Documents]2.

Article IV
AGREEMENT TO PLEDGE

Section 4.01. Grant of Security. To secure the prompt payment when due (whether by acceleration or otherwise) of all of the Obligations, the Subordinated Affiliate Lender (for purposes of this Article IV hereinafter referred to as “Pledgor”) hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Pledgor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Pledgor, wherever located, and whether now or hereafter existing or arising (collectively, the “Pledged Collateral”):

(a) the following (the “Pledged Debt”):

(i) the Subordinated Debt set forth in Schedule II hereto and the instruments, if any, evidencing such Subordinated Debt (“Initial Pledged Debt”), and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Subordinated Debt; and

(ii) all additional Subordinated Debt from time to time hereafter owed to the Pledgor by the Borrower and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

2 Form Note: Insert bracketed language as applicable if the Subordinated Affiliate Lender is a party to any Loan Document that contains such a cure period in respect of Insolvency Proceedings against it.

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(b) all proceeds of, collateral for, income, royalties, and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Pledged Collateral (including proceeds, collateral and supporting obligations that constitute property of the types described in Section 4.01(a) and this Section 4.01(b)) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Pledged Collateral; provided that any Permitted Payments made by the Borrower with respect to the Subordinated Debt shall be excluded from the Pledged Collateral.

Section 4.02. Security for Obligations. This Agreement secures the payment of all Obligations now or hereafter existing, whether direct or indirect, absolute or contingent. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrower or the Pledgor.

Section 4.03. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Pledgor shall remain liable under the contracts and agreements included in the Pledged Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Collateral Agent (or any other Secured Party) of any of the rights hereunder shall not release the Pledgor from any of its duties or obligations under the contracts and agreements included in the Pledged Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Pledged Collateral by reason of this Agreement or any other Loan Document, except as set forth in Section 9-207 of the UCC or the receipt by the Collateral Agent of any payment relating to any Pledged Collateral, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, unless such Secured Party has agreed in writing to be so obligated.

Section 4.04. Delivery and Control of Security Collateral. Prior to or concurrently with the execution of this Agreement, the Pledgor shall cause all instruments representing or evidencing the Pledged Collateral to be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and each such instrument shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, upon written notice to the Pledgor, at any time after the occurrence of and during the continuance of an Event of Default, as directed in accordance with the CASDA, to transfer to or to register in the name of the Collateral Agent any or all of the Pledged Collateral.

Section 4.05. Filings. All filings and other actions necessary to perfect the security interest in the Pledged Collateral (including the filing of a duly completed UCC financing statement (Form UCC-1) appropriate for filing in the applicable filing office naming the Pledgor as a debtor and the Collateral Agent as the secured party in accordance with the UCC) have been duly made or will be taken concurrently with the execution of this Agreement and are in full force and effect as of the date of this Agreement, and this Agreement and such UCC financing statements upon the filing thereof create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest (subject to Permitted Liens) in the Pledged Collateral, securing the payment of the Obligations.

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Section 4.06. Additional Representations and Warranties. The Pledgor represents and warrants as follows:

(a) The exact legal name, as defined in Section 9-503(a) of the UCC, of the Pledgor is correctly set forth in Schedule I hereto and all other information set forth in Schedule I hereto with respect to such Pledgor is true and accurate in all respects. Such Pledgor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, in the state or jurisdiction set forth in Schedule I hereto. Such Pledgor has not within the past four (4) months changed its name, location, chief executive office, type of organization or jurisdiction of organization from those set forth in Schedule I hereto. All Pledged Collateral consisting of instruments has been delivered to the Collateral Agent.

(b) The Pledgor is the legal and beneficial owner of the Pledged Collateral granted or purported to be granted by it hereunder free and clear of any Lien, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of such Pledged Collateral is on file in any recording office in which a filing may be necessary to perfect the Collateral Agent’s Lien in and to the Pledged Collateral (for the benefit of the Secured Parties), except such as may have been filed in favor of the Collateral Agent relating to this Agreement or as otherwise permitted under the Loan Documents (including Permitted Liens).

(c) The Initial Pledged Debt constitutes all of the outstanding indebtedness owed on the date of this Agreement to the Pledgor by the Borrower and is outstanding in the principal amount indicated on Schedule II hereto.

(d) (i) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Pledged Collateral granted by the Pledgor, securing the payment of the Obligations; (ii) all filings and other actions necessary to perfect the security interest in the Pledged Collateral granted by the Pledgor have been duly made or will be taken concurrently with the execution of this Agreement and are in full force and effect as of the date of this Agreement; and (iii) such security interest is first priority, subject to any Permitted Liens.

Section 4.07. Further Assurances.

(a) The Pledgor shall from time to time, at the expense of the Borrower or Pledgor, promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary and that the Collateral Agent, as directed in accordance with the CASDA, may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by the Pledgor hereunder or to enable the Collateral Agent (or any of its designated representatives) to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, the Pledgor shall promptly with respect to Pledged Collateral: (i) if any Pledged Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (ii) authorize the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary and as the Collateral Agent, as directed in accordance with the CASDA, may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by the Pledgor hereunder; and (iii) deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary in order to perfect and protect the security interest granted or purported to be granted by the Pledgor under this Agreement have been taken.

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(b) The Pledgor hereby authorizes the Collateral Agent to cause to be filed one or more financing or continuation statements, and amendments thereto in respect of the Pledged Collateral. The Pledgor ratifies its authorization for the Collateral Agent to have filed or caused to be filed such financing statements, continuation statements or amendments filed prior to the date hereof. For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Loan Document).

(c) The Pledgor shall furnish to the Collateral Agent from time to time (but in no event more than one time per calendar quarter, unless an Event of Default has occurred and is continuing) statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

Section 4.08. Post-Closing Changes. The Pledgor will not change its name, type of organization, jurisdiction of organization or location from those set forth in Section 4.06(a) of this Agreement without first giving at least thirty (30) days’ prior written notice to the Collateral Agent (or such lesser notice periods reasonably agreed to by the Collateral Agent) and taking all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. Other than Permitted Liens, the Pledgor will not become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) with respect to the Pledged Collateral without giving the Collateral Agent fifteen (15) Business Days’ prior written notice thereof and taking all action required to ensure that the perfection and first priority nature of the Collateral Agent’s security interest in the Pledged Collateral will be maintained. The Pledgor will hold and preserve its records with material accuracy relating to the Pledged Collateral.

Section 4.09. Collateral Agent Appointed Attorney in Fact. The Pledgor hereby irrevocably appoints the Collateral Agent as the Pledgor’s attorney in fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time solely after the occurrence and during the continuance of an Event of Default, as directed in accordance with the CASDA, to take any action and to execute any instrument that the Secured Parties may deem necessary to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(b) to receive, indorse and collect any drafts or other instruments, documents, or chattel paper in connection with clause (a) above; and

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(c) to file any claims or take any action or institute any proceedings that the Secured Parties may deem necessary for the collection of any of the Pledged Collateral or the rights of the Collateral Agent with respect to any of the Pledged Collateral.

Section 4.10. Collateral Agent May Perform. If an Event of Default has occurred and is continuing and if the Pledgor fails to perform any agreement contained herein, the Collateral Agent may, as directed in accordance with the CASDA and as the Secured Parties may deem necessary to protect the security interest granted hereunder in the Pledged Collateral or to protect the value thereof, but without any obligation to do so and with notice to Pledgor, itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 5.06.

Section 4.11. Collateral Agent’s Duties.

(a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession, the accounting for moneys actually received by it hereunder and the duties set forth in Section 9-207 of the UCC, the Collateral Agent shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which it accords its similar property of the type of which the Pledged Collateral consists of other customers in similar transactions. None of the provisions of this Agreement or the other Loan Documents shall be construed to require the Collateral Agent in its individual capacity to expend or risk its own funds or otherwise incur any personal financial liability in the performance of its duties hereunder or thereunder except with respect to any gross negligence or willful misconduct of the Collateral Agent, as determined by a court of competent jurisdiction by a final and non-appealable judgment.

(b) Except as provided expressly herein, the Collateral Agent shall have no duty to act or refrain from acting (and shall be fully protected in so acting or refraining from acting other than with respect to any bad faith, willful misconduct or gross negligence on the part of the Collateral Agent as determined by a court of competent jurisdiction in a final and non-appealable decision) hereunder except in accordance with the instructions of the Required Lenders; provided that the Collateral Agent shall not be required to take any action that exposes the Collateral Agent to personal liability or that is contrary to this Agreement or applicable Law.

(c) The provisions of Article IX of the CASDA are hereby incorporated by reference, mutatis mutandis, as if fully set out in this Agreement, and each reference in any such Article of the CASDA to the “Agreement”, “herein”, “hereunder” and like terms shall be deemed to refer to this Agreement.

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Section 4.12. Remedies. If any Event of Default shall have occurred and be continuing, the Collateral Agent, for and on behalf of the Secured Parties, as directed in accordance with the CASDA, may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC and applicable Law and also may:

(a) the Pledgor shall, at the request of the Collateral Agent (acting at the direction of the Required Lenders), assemble the Collateral (or such portion of it as the Collateral Agent may designate) at such place or places designated in the Collateral Agent’s request, reasonably convenient to both the Collateral Agent and the Pledgor;

(b) sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s (for and on behalf of the Secured Parties) offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent, for and on behalf of the Secured Parties, may deem commercially reasonable;

(c) exercise any and all rights and remedies of the Pledgor under or in connection with the Pledged Collateral, or otherwise in respect of the Pledged Collateral, including (i) any and all rights of the Pledgor to demand or otherwise require payment of any amount due under, or performance of any provision of, the Pledged Collateral, and (ii) exercise all other rights and remedies with respect to the Pledged Collateral, including those set forth in Section 9-607 of the UCC.

The Pledgor agrees that, to the extent notice of sale shall be required by law, at least fifteen (15) days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent, for and on behalf of the Secured Parties, shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Collateral Agent, for and on behalf of the Secured Parties, may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 4.13. Collections.

(a) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, for and on behalf of the Secured Parties, as directed in accordance with the CASDA, shall have the right at any time to direct the Borrower to make payment of all amounts due or to become due to such Pledgor under any Pledged Collateral directly to the Collateral Agent, for and on behalf of the Secured Parties to enforce collection of any such Pledged Collateral to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Pledgor might have done, and to otherwise exercise all rights with respect to such Pledged Collateral, including those set forth in Section 9-607 of the UCC. After receipt by the Pledgor of notice from the Collateral Agent that an Event of Default has occurred and is continuing, (i) all amounts and proceeds (including instruments) received by the Pledgor in respect of the Pledged Collateral shall be received in trust for the benefit of the Collateral Agent, for and on behalf of the Secured Parties, hereunder, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent, for and on behalf of the Secured Parties, in the same form as so received (with any necessary endorsement) and applied as provided in Section 4.13(b), (ii) the Pledgor will not adjust, settle or compromise the amount due on any Pledged Collateral, release the Borrower wholly or partly, or allow any credit or discount thereon and (iii) any cash held by or on behalf of the Collateral Agent, for and on behalf of the Secured Parties, and all cash proceeds received by or on behalf of the Collateral Agent, for and on behalf of the Secured Parties, in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may be held by the Collateral Agent, for and on behalf of the Secured Parties, as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to this Section 4.13) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Obligations, in the manner specified in Section 9.2 of the CASDA.

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(b) Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent, for and on behalf of the Secured Parties, and remaining after payment in full in cash of all the Obligations shall be promptly paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

Article V
MISCELLANEOUS

Section 5.01. No Waiver; Remedies Cumulative. Subject to applicable Law, no failure or delay on the part of any Secured Party in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Subordinated Affiliate Lender or any of its Affiliates, on the one hand, and any Secured Party, on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have. No notice to or demand to the Subordinated Affiliate Lender or the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to any other or further action in any circumstances without notice or demand.

Section 5.02. Severability. If any provision of this Agreement is declared invalid or unenforceable by any lawful tribunal, then it shall be construed, to the extent feasible, to conform to legal requirements of that tribunal. If no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement as though never included herein and the remaining provisions of this Agreement shall remain in full force and effect unless such invalidity or unenforceability causes substantial deviation from the underlying intent of the parties expressed herein, in which case the parties hereto shall replace the invalid or unenforceable provision with a valid or enforceable provision which corresponds as far as possible to the spirit and purpose of the invalid or unenforceable provision.

Section 5.03. Reinstatement. The obligations of each of the Subordinated Affiliate Lender and the Borrower under this Agreement and any Lien created hereunder and under the other Security Documents shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or any Subordinated Affiliate Lender in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subordinated Affiliate Lender agrees that it will indemnify each Secured Party on demand for all reasonable and documented costs and expenses (including fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such reasonable and documented costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar Law. This Section 5.03 shall survive the termination of this Agreement and the earlier removal, replacement or resignation of the Collateral Agent.

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Section 5.04. No Liability. Each of the Subordinated Affiliate Lender and the Borrower acknowledges and agrees that none of the Collateral Agent or any other Secured Party or any of their respective designees or assignees shall have any liability under this Agreement or any other Transaction Document solely as a result of execution and delivery of this Agreement or any other Loan Document, nor shall the Collateral Agent or any other Secured Party or any of their respective designees or assignees be obligated or required to perform any obligation of the Subordinated Affiliate Lender or the Borrower hereunder or under any other Transaction Document.

Section 5.05. Amendments, Etc.

(a) Subject to Section 10.1 of the Credit Agreement, this Agreement shall only be modified, amended or supplemented in writing and signed by each of the parties hereto.

(b) Notwithstanding Section 5.05(a), without the consent of any other Secured Party (other than the parties hereto), the parties hereto may (but shall have no obligation to) amend or supplement this Agreement to: (i) cure any ambiguity, error, omission, defect or inconsistency that is of a technical nature and not material; (ii) make any change that would provide any additional rights or benefits to the Secured Parties; (iii) make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Loan Documents; or (iv) correct any typographical errors, drafting mistakes or other similar mistakes that do not modify the intended rights and obligations of the parties hereto, to provide for deposits into and disbursements from any such account and matters reasonably related thereto.

Section 5.06. Expenses. The Borrower agrees to reimburse (without duplication of and to the extent reimbursement has not already been made by the Borrower under the Credit Agreement or the other Loan Documents) to the Collateral Agent the amount of any and all reasonable and documented out-of-pocket expenses, including the reasonable fees and expenses of its outside counsel, which the Collateral Agent may incur in connection with (a) the administration of this Agreement and (b) the exercise or enforcement of any of the rights and remedies of the Secured Parties hereunder.

Section 5.07. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Secured Parties, on the one hand, and the Subordinated Affiliate Lender and the Borrower, on the other hand, and no other person shall have any right, remedy, benefit or other interest under this Agreement.

Section 5.08. Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Debt Termination Date, in accordance with the terms of this Agreement.

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Section 5.09. Notices; Effectiveness; Electronic Communications.

(a) Except as otherwise provided in this Agreement, including in Section 5.09(b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail to the address, facsimile number or electronic mail address specified for the recipient in Schedule 5.09.

(b) Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 5.09(c) shall be effective as provided in such Section 5.09(c).

(c) Electronic Communications. Notices and other communications to each party hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Collateral Agent. Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Collateral Agent otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Change of Address, Etc. Each party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto.

Section 5.10. Continuing Agreement; Assignments Under the Loan Documents. Subject to Section 5.16 below, this Agreement is a continuing agreement and shall (a) be binding upon the Subordinated Affiliate Lender, the Borrower and their respective successors and assigns, and (b) inure to the benefit of, and be enforceable by, the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Documents to the extent permitted therein to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Secured Party. The Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent. The Collateral Agent shall not assign or transfer its rights or obligations hereunder other than in accordance with the Loan Documents to which it is party. Nothing in this Agreement, express or implied, shall give any Person, other than the parties hereto and their successors and permitted assigns hereunder, any benefit or any legal or equitable right or remedy under this Agreement.

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Section 5.11. Governing Law; Submission to Jurisdiction; Venue; Wavier of Jury Trial6.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Any legal action or proceeding with respect to this Agreement shall, except as provided in Section 5.11(d), be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

(c) Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(d) Nothing in this Section 5.11 shall limit the right of the Secured Parties to refer any claim against any Borrower Party to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

(e) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE.

Section 5.12. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the parties hereto and when each party hereto shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in this Agreement shall be deemed to be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signature in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

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Section 5.13. PATRIOT Act. To help the government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003, Section 326 of the USA PATRIOT Act requires all financial institutions to obtain, verify and record information that identifies each person establishing a relationship or opening an account. The parties to this Agreement agree that they will provide to the Collateral Agent such information as it may request, from time to time, in order for the Collateral Agent to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 5.14. Bankruptcy Code Waiver. The Subordinated Affiliate Lender hereby irrevocably waives, to the extent it may do so under applicable Law, any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code of the United States or equivalent provisions of the laws or regulations of any other jurisdiction with respect to any proceedings, or any successor provision of law of similar import, in the event of any Insolvency Proceeding in respect of the Borrower.  Specifically, in the event that the trustee (or similar official) in an Insolvency Proceeding in respect of the Borrower or the debtor-in-possession takes any action (including the institution of any action, suit or other proceeding for the purpose of enforcing the rights of the Borrower under this Agreement), the Subordinated Affiliate Lender shall not assert any defense, claim or counterclaim denying liability hereunder on the basis that this Agreement is an executory contract or a “financial accommodation” that cannot be assumed, assigned or enforced or on any other theory directly or indirectly based on Section 365(c)(1), 365(c)(2) or 365(e)(2) of the Bankruptcy Code of the United States, or equivalent provisions of the laws or regulations of any other jurisdiction with respect to any proceedings or any successor provision of law of similar import.  If an Insolvency Proceeding in respect of the Borrower shall occur, the Subordinated Affiliate Lender agrees, to the extent it may do so under applicable Law, that it will not, directly or indirectly, oppose, file any objection to, support any objection to, or otherwise contest on any basis, and hereby consents to the assumption and enforcement of each provision of this Agreement by the debtor-in-possession or the Borrower’s trustee in bankruptcy, as the case may be.

Section 5.15. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to be construed to confer upon, or to give to, any Person other than the parties hereto and their respective successors and assigns and Persons for whom the parties hereto are acting as agents or representatives, any right, remedy or claim under this Agreement or any covenant, agreement or stipulation hereof; and the covenants, stipulations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Persons for whom the parties hereto are acting as agents or representatives.

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Section 5.16. Termination. Subject to Section 5.03, this Agreement shall remain in full force and effect until the earlier of (a) the Senior Debt Termination Date and (b) the repayment in full in cash of the Subordinated Debt and all other amounts under the Subordinated Loan Agreement and the termination of the Subordinated Loan Agreement. Upon such termination, all rights and the Liens of the Collateral Agent in and to the Collateral shall automatically terminate and all rights to the Collateral and all assets held therein or credited thereto shall immediately revert to the Borrower and the Subordinated Affiliate Lender, as the case may be. Upon such termination, the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Borrower or the Subordinated Affiliate Lender. The Collateral Agent, at the expense of the Borrower, shall also execute and deliver to the Borrower and the Subordinated Affiliate Lender upon such termination such UCC termination statements and such other documentation as shall be reasonably requested by the Borrower and the Subordinated Affiliate Lender to effect the termination and release of the Liens on the Collateral, and at the reasonable request of the Pledgor, the Borrower or the Subordinated Affiliate Lender, take whatever action is necessary to release the Collateral from the security created pursuant to this Agreement.

Section 5.17. Collateral Agent Article VI. In acting under this Agreement, the Collateral Agent shall have all of the rights, protections, immunities and powers (including, without limitation, the right to indemnification) applicable to Sumitomo Mitsui Banking Corporation as Collateral Agent under the CASDA. It is understood that any reference to the Collateral Agent taking any action, making any determinations, requests, directions, consents or elections, deeming any action or document reasonable, appropriate or satisfactory, exercising discretion, or exercising any rights or duties under this Agreement shall be pursuant to written direction from the Required Lenders.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[•],
as Subordinated Affiliate Lender and Pledgor

By:
Name:
Title:

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APLD HPC HOLDINGS LLC,
as Borrower

By:
Name:
Title:

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SUMITOMO MITSUI BANKING CORPORATION,
as Collateral Agent

By:
Name:
Title:

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Schedule I
to Subordination and Pledge Agreement

CORPORATE INFORMATION

Name	Location	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.	Trade Names

Schedule I

Schedule II
to Subordination and Pledge Agreement

INITIAL PLEDGED DEBT

Pledgor	Description of Debt	Debt Certificate No(s).	Final Maturity	Outstanding Principal Amount

Schedule II

Schedule 5.09
to Subordination and Pledge Agreement

[•], as Subordinated Affiliate Lender and Pledgor

Notice Address:

Address:	[•]
Attention:	[•]
Fax:	[•]
Phone:	[•]
Email:	[•]

APLD HPC Holdings LLC, as Borrower

Notice Address:

Address:	3811 Turtle Creek Boulevard
Suite 2100
Dallas, Texas 75219
Email:	[***]

Sumitomo Mitsui Banking Corporation, as Collateral Agent

Notice Address:

Address:	277 Park Avenue
New York, NY 10172
Attention:	Gregory Miller, James Briggs, Wunda Pangu
Email:	[***]
Phone:	[***]

Schedule 5.09